Exhibit 10.7

TA ASSOCIATES REALTY MEMORANDUM

To:	Rick Foreman

Ion America

From:	Eva St. Clair
Date:	April 8, 2005
Re:	Orleans—Ion America Corporation

1252 Orleans Drive

Enclosed please find one copy of the Lease for the above referenced property.

If I can be of any further assistance, please contact me at (949) 852-2030.

STANDARD INDUSTRIAL LEASE

(Multiple Tenant – Tenant Pays its Percentage Share of Operating Expenses,

Real Property Taxes and Insurance Costs – NO Base Year)

1. BASIC LEASE PROVISIONS.

1.1 DATE:	April 5, 2005

1.2 LANDLORD:	The Realty Associates Fund III, L.P., a Delaware limited partnership

1.3 TENANT:	Ion America Corporation, a Delaware corporation

1.4 PREMISES ADDRESSES:	1252 Orleans Drive, Sunnyvale, California

1.5 APPROXIMATE LEASABLE AREA OF PREMISES: (in square feet)	50,000

1.6 USE:	General office, research and development, manufacturing and any other use permitted by applicable laws and regulations

1.7 TERM:	Five (5) years and seven (7) months

1.8 COMMENCEMENT DATE:	June 1, 2005

1.9 MONTHLY BASE RENT:

June 1, 2005 through December 31, 2005;           $0;

January 1, 2006 through December 31, 2006:      $60,000.00;

January 1, 2007 through December 31, 2007:      $61,200.00;

January 1, 2008 through December 31, 2008:      $62,424.00;

January 1, 2009 through December 31, 2009:      $63,672.48; and

January 1, 2010 through December 31, 2010:      $64,945.93;

1.10 BASE RENT PAID UPON EXECUTION:	$60,000.00

APPLIED TO: (insert month(s))	January 2006 Base Rent

1.11 TENANT’S PERCENTAGE SHARE:	Percentage of Project: 50% Percentage of Premises: 100% See also section 6.4.

1.12 SECURITY DEPOSIT:	None. (See letter of credit provisions in Addendum to Lease)

1.13 NUMBER OF PARKING SPACES:	175
1.14 REAL ESTATE BROKER:

LANDLORD:	CB Richard Ellis Real Estate Services, Inc.

TENANT:	Tory Corporate Real Estate Advisors, Inc. (dba The Staubach Company)

1.15 EXHIBITS ATTACHED TO LEASE:	Exhibit A – “Premises;” Exhibit B – “Verification Letter;” Exhibit C – “Rules and Regulations;” Exhibit D – “Form of HazMat Certificate”; Exhibit E – “Work Letter Agreement”; Exhibit F – “Addendum to Lease”

1.16 ADDRESSES FOR NOTICES:

LANDLORD:	The Realty Associates Fund III, L.P. c/o TA Associates Realty 1301 Dove Street, Suite 860 Newport Beach, California 92660 Attn: Asset Manager/Orleans

WITH A COPY TO:	CB Richard Ellis, Inc. 225 West Santa Clara Street, Suite 1050 San Jose, California 95113 Attention: Property Manager/Orleans

TENANT:	Prior to the Commencement Date: Ion America NASA Research Park PO Box 97 Moffett Field, CA 94035

Following the Commencement Date: at the Premises

2. PREMISES.

2.1 ACCEPTANCE. Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, to have and to hold for the term of this Lease, subject to the terms, covenants and conditions of this Lease. The Premises is depicted on Exhibit “A” attached hereto. The Premises depicted on Exhibit “A” contains a building (the “Building”). The number of square feet set forth in section 1.5 is an approximation, and the Base Rent shall not be changed if the actual number of square feet in the Premises is different than the number of square feet set forth in section 1.5.

2.2 CONDITION.

(a) Except as otherwise expressly provided in this Lease, Tenant accepts the Premises in its condition on the date Landlord delivers possession of the Premises to Tenant (the “Delivery Date”), subject to all applicable laws, ordinances, regulations, covenants, conditions, restrictions and easements, and except as may be otherwise expressly provided in this Lease, Landlord shall not be obligated to make any repairs or alterations to the Premises.

(b) Landlord represents and warrants to Tenant that on the Delivery Date the following parts of the Premises shall be in working order and in good repair, (a) plumbing systems, (b) electrical systems, (c) the roof, (d) all HVAC units, (e) the structural components of the Building, and (f) site parking areas (collectively, the “Building Systems”).

(c) Landlord warrants that on the Delivery Date the Building will comply with the requirements of the Americans With Disabilities Act and Title 24 of the California Code of Regulation (collectively, “ADA Requirements”) that are in effect as of the Delivery Date. In determining whether or not the Building complies with the ADA Requirements in effect on the Delivery Date, Landlord and Tenant shall assume that Tenant will occupy the Premises in its “as is” condition and without respect to any modification of the Premises to be made by Tenant (e.g., prior to the construction of the Tenant Improvements (as defined in the Work Letter Agreement) and prior to the construction of any Alternations (as defined below)).

(d) In the event that it is determined that a warranty set forth in (b) or (c) above is untrue, Landlord shall not be in default under the Lease if after Landlord receives written notice of the representation or warranty that is untrue, Landlord promptly takes the actions, at Landlord’s sole expense, necessary to put the applicable Building System in working order or to comply with the applicable ADA Requirement. The representations and warranties set forth in (b) and (c) above shall apply only to the condition of the Building Systems and compliance with the ADA Requirements as of the Delivery Date, and shall not apply to any point in time thereafter. Tenant shall notify Landlord in writing (the “Warranty Notice”) within ninety (90) days after the Commencement Date, time being of the essence. (the “Notice Date”) of each way, if any, that the forgoing representations and warranties were untrue on the Delivery Date (an “Untrue Warranty”). The Warranty Notice shall state the specific way in which one or more Building System was not in working order on the Delivery Date or in which the Building did not comply with ADA Requirements on the Delivery Date. Landlord shall have no responsibility to repair any Building System or to comply with any ADA Requirement unless Tenant notifies Landlord on or before the Notice Date in a Warranty Notice of the Untrue Warranty, and if Tenant notifies Landlord that a Building System was not in working order or that the Building did not comply with an ADA Requirement after the Notice Date. Landlord shall have no obligation pursuant to this section to repair the Building System that is not in working order or to comply with the ADA Requirement.

2.3 COMMON AREAS. Landlord hereby grants to Tenant for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees during the term of this Lease, the nonexclusive right to use. In common with others entitled to such use (including Landlord), the Common Areas (as hereinafter defined) as they exist from time to time, subject to all rights reserved by Landlord hereunder and under the terms of all rules and regulations promulgated by Landlord from time to time with respect thereto. Landlord reserves the right from time to time to (a) make changes in the Common Areas, including, without limitation, changes in location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways; (b) close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (c) construct additional buildings, parking areas, loading dock facilities and other improvements within the Common Areas; and (d) do and perform such other acts and make such other changes in, to or with respect to the Common Areas as Landlord may deem appropriate, provided, however that the foregoing actions by Landlord in subsections (a)-(d) of this Section 2.3 do not materially decrease Tenant’s rights under the Lease (including parking rights) and do not materially increase the obligations of Tenant under the Lease. As used herein, the term “Common Areas” means all areas and facilities outside the Premises and other buildings on the land owned by Landlord adjacent to the Premises and within the exterior boundary lines of such land, including, parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, the amphitheatre, volleyball court and landscaped areas. The Premises, the Building, the Common Areas, the land upon which the same are located, along with all other buildings and improvements thereon, are herein collectively referred to as the “Project” Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas, including, without limitation, the storage of trucks or other vehicles. Any such storage shall be permitted only by the prior written consent of Landlord, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

3. TERM.

3.1 TERM AND COMMENCEMENT DATE. The term and Commencement Date of this Lease are as specified in sections 1.7 and 1.8.

3.2 TENDER OF POSSESSION. Possession of the Premises shall be deemed tendered to Tenant when Landlord has offered Tenant possession of the Premises.

3.3 EARLY POSSESSION. Within one (1) business day following the mutual execution of this Lease, Landlord shall provide Tenant with possession of the Premises. If Landlord provides Tenant with possession of the Premises prior to the Commencement Date, the Commencement Date of this Lease shall not be changed as a result thereof., Tenant shall have no obligation between the date that Landlord provides Tenant with possession of the Premises and the Commencement Date (the “Pre-Commencement Date Period”), (a) to pay Base Rent, Operating Expenses or Real Property Taxes or (b) to pay the cost of electricity, gas and other utilities consumed at the Premises. On or before the last day of the Pre-Commencement Date Period, Tenant shall contact the applicable public utilities and place all utilities in Tenant’s name, and after the last day of the Pre-Commencement Date Period Tenant shall be obligated to pay for all utilities consumed at the Premises. Except as otherwise provided in this Section 3.3. Tenant’s use of the Premises during the Pre-Commencement Date Occupancy Period shall be subject to all provisions of this Lease including, but not limited to, section 10.

4. USE.

4.1 PERMITTED USE. The Premises shall be used only for the purpose described in section 1.6 and for no other purpose. Landlord makes no representation or warranty that Tenant’s use is permitted by applicable zoning laws or other laws and regulations. In no event shall any portion of the Premises be used for retail sales. Tenant shall not initiate, submit an application for, or otherwise request, any land use approvals or entitlements with respect to the Premises or any other portion of the Project, including, without limitation, any variance, conditional use permit or rezoning, without first obtaining Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion, provided that with respect to any variances requested for Tenant’s particular use of the Premises. Landlord agrees that its consent shall not be unreasonably withheld or delayed. Tenant shall not (a) permit any animals or pets to be brought to or kept in the Premises, (b) make any penetrations into the roof of the Building except as otherwise permitted in this Lease, (c) place loads upon floors, walls or ceilings in excess of the load such items were designed to carry, (d) place or store, nor permit any other person or entity to place or store, any property, equipment, materials, supplies or other items outside of the Building in which the Premises is located, other than a pad for above ground storage tank for the Generator (as defined in the Addendum to this Lease) and the Generator itself, as well as for temporary use of the parking area adjacent to the Premises for equipment and materials required for the installation of Tenant Improvements (as defined in Exhibit “E” attached hereto) or (d) change the exterior of the Premises or the Building in which the Premises is located. Tenant acknowledges that Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises are suitable for Tenant’s intended purposes.

4.2 COMPLIANCE WITH LAWS.

(a) Except as otherwise expressly provided to the contrary in this Lease. Tenant shall, at Tenant’s sole expense, promptly comply with all applicable laws, ordinances, rules, regulations, orders, certificates of occupancy, conditional use or other permits, variances, covenants, conditions, restrictions, easements, the reasonable recommendations of Landlord’s engineers or other consultants, and requirements of any fire insurance underwriters, rating bureaus or government agencies, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the term or any part of the term hereof, relating in any manner to the Premises or the occupation and use by Tenant of the Premises, provided that with respect to such compliance, in no event shall Tenant be responsible for performing or paying for the cost (whether as Operating Expenses or otherwise) of any Capital Modification (as defined below) to (i) any Structural Elements (as defined in Section 11.1 below) unless caused by Tenant’s alterations or improvements to the Premises, (ii) except as provided in 4.2(b) below, any exterior portion of the Building or Premises, and (iii) any items for which Landlord is responsible pursuant to Sections 2.2(b) and (c) above. Except as otherwise expressly provided to the contrary in this Lease. Tenant shall, at Tenant’s sole expense, comply with all requirements of the Americans With Disabilities Act that relate to the Premises, and all federal, state and local laws and regulations governing occupational safety and health. Notwithstanding anything to the contrary contained in this Lease, in no event shall Landlord be obligated to modify any improvement to the Project made by Tenant in order to cause such an improvement to comply with any law or regulation, and Tenant shall be obligated to modify such improvements to comply with laws and regulations at Tenant’s sole cost and expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with or endanger Landlord or any other tenants of the Project. Tenant shall obtain, at its sole expense, any permit or other governmental authorization required to operate its business from the Premises. Landlord shall not be liable for the failure of any other tenant or person to abide by the requirements of this section or to otherwise comply with applicable laws and regulations, and Tenant shall not be excused from the performance of its obligations under this Lease due to such a failure. For the purposes of this section 4.2(a), a “Capital Modification” shall mean an improvement or modification that meets all of the following conditions: (a) it is an improvement or modification that has not been installed or modified by Tenant (e.g., modifications to the Tenant Improvements (as defined in the Work Letter Agreement) shall not constitute a Capital Modification), (b) the cost of the improvement or modification cannot be deducted in the year incurred in accordance with generally accepted accounting principals, (c) the improvement or modification is not triggered by a change in use by Tenant and (d) the improvement or modification is not triggered by an improvement or modification Tenant desires to make to the Premises.

(b) Notwithstanding the foregoing, if there is a new requirement applicable to the exterior of the Building (e.g., the parking area) contained in a law or regulation which was not adopted or enacted until after the delivery to Tenant of possession of the Premises, or which is a change in an existing law or regulation to the extent such change is first adopted or enacted after the delivery of the Premises to Tenant (collectively, a “New Law”), and a Exterior Capital Modification (as defined below) to the portion of the Premises outside the Building is required by the New Law then Landlord shall make such improvements and modifications so required to be made during the term of this Lease under such New Law, at Landlord’s sole cost and expense and such cost shall not be included in Operating Expenses. For purposes of this section, an “Exterior Capital Modification” shall mean an improvement or modification to the portion of the Premises outside the Building that meets all of the following conditions: (a) it is an improvement or modification to an improvement or alteration that has not been installed by Tenant (e.g., modifications to the Tenant Improvements (as defined in the Work Letter Agreement) shall not constitute an Exterior Capital Modification) and (b) the cost of the improvement or modification cannot be deducted in the year incurred in accordance with generally accepted accounting principals. If a New Law requires an improvement or modification of the Premises, but the improvement or modification does not constitute an Exterior Capital Modification, the cost of the improvement or modification shall be paid by Tenant, at Tenant’s sole cost and expense.

5. BASE RENT. Tenant shall pay Base Rent in the amount set forth on the first page of this Lease. The first month’s Base Rent shall be due and payable on the date this Lease is executed by Tenant, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant shall have no right at any time to abate, reduce, or set off any rent due hereunder except where expressly provided in this Lease.

6. OPERATING EXPENSE PAYMENTS.

6.1 OPERATING EXPENSES. Tenant shall pay Tenant’s Percentage Share (as defined below) of the Operating Expenses for the Project. For the purposes of this Lease, and subject to the exclusions described in section 6.2, the term “Operating Expenses” shall mean all expenses and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, operation, and maintenance of the Project (including the associated Common Areas), including, but not limited to, the following:

(a) wages and salaries (including management fees) of all employees, agents, consultants and other individuals or entities engaged in the operation, repair, replacement, maintenance, and security of the Project, including taxes, insurance and benefits relating thereto:

(b) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Project;

(c) annual cost of all Capital Improvements (as defined below) made to the Project which although capital in nature can reasonably be expected to reduce the normal operating costs of the Project, as well as all Capital Improvements made in order to comply with any law now or hereafter promulgated by any governmental authority, as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion (without regard to the period over which such improvements may be depreciated or amortized for federal income tax purposes). Capital Improvements shall not include any expenditure incurred by Landlord to maintain the structural elements of the roof of the Building (excluding the roof membrane), the structural soundness of the foundation of the Building, the structural elements of the exterior walls of the Building and the structural elements of existing interior load bearing walls of the Building (excluding any load bearing walls constructed by Tenant, which Tenant shall maintain and repair at Tenant’s sole expense), and the cost of such items shall be paid by Landlord, at Landlord’s sole cost and expense;

(d) cost of all utilities paid by Landlord;

(e) cost of any insurance or insurance related expense applicable to the Project and Landlord’s personal property used in connection therewith, including, but not limited to, the insurance costs described in section 10.2;

(f) cost of repairs, replacements and general maintenance of the Project (including all truck court areas, paving and parking areas, Common Area lighting facilities, fences, gates, water lines, sewer lines, rail spur areas and any other item Landlord is obligated to repair or maintain), other than costs necessary to assure the structural soundness of the roof, foundation and exterior walls of the Project which are payable solely by Landlord under section 11;

(g) cost of service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement or security of the Project (including, without limitation, alarm service, exterior painting, trash collection, snow, ice, debris and waste removal and landscape maintenance);

(h) the cost of all accounting fees, management fees, legal fees and consulting fees attributable to the operation, ownership, management, maintenance or repair of the Project;

(i) payments made by Landlord under any easement, license, operating agreement, declaration, restrictive covenant or other agreement relating to the sharing of costs among property owners;

(j) the cost of all business licenses, permits or similar fees relating to the operation, ownership, repair or maintenance of the Project;

(k) the cost of any other item the cost of which is stated in this Lease to be an Operating Expense;

(I) Real Property Taxes; and

(m) subject the limitation described in section 6.6 below, the cost of resurfacing asphalt and concrete driveways and parking areas.

For purposes of this Lease, a “Capital Improvement” shall be an improvement to the Project that Landlord is obligated or permitted to make pursuant to this Lease, the cost of which is not fully deductible in the year incurred in accordance with generally accepted accounting principles; provided, however, that, at Landlord’s option, the following items shall be treated as expenses and not Capital Improvements: (i) the cost of painting all or part of the Project and (ii) the cost of any items Tenant is obligated to pay for pursuant to section 12.1 that Landlord elects, in its sole discretion, to include in Operating Expenses. References to facilities, services, utilities or other items in this section shall not impose an obligation on Landlord to have said facilities or to provide said services unless such facilities and services already exist at the Project.

6.2 OPERATING EXPENSE EXCLUSIONS. Notwithstanding anything to the contrary contained herein, for purposes of this Lease, the term “Operating Expenses” shall not include the following: (i) costs (including permit, license and inspection fees) incurred for tenant improvements for other tenants within the Project; (ii) legal and auditing fees (other than those fees reasonably incurred in connection with the maintenance and operation of all or any portion of the Project), leasing commissions, advertising expenses and similar costs incurred in connection with the leasing of the Project; (iii) depreciation of the Building or any other improvements situated within the Project; (iv) any items for which Landlord is actually reimbursed by insurance or by direct reimbursement by any other tenant of the Project; (v) costs of repairs or other work necessitated by fire, windstorm or other casualty (excluding any deductibles) and/or costs of repair or other work necessitated by the exercise of the right of eminent domain to the extent insurance proceeds or a condemnation award, as applicable, is actually received by Landlord for such purposes; provided, such costs of repairs or other work shall be paid by the parties in accordance with the provisions of sections 11 and 12, below; (vi) other than any interest charges for Capital Improvements referred to in section 6.1(c) hereinabove, any interest or payments on any financing for the Building or the Project and interest and penalties incurred as a result of Landlord’s late payment of any invoice; (vii) costs associated with the investigation and/or remediation of Hazardous Materials (hereafter defined) present in, on or about any portion of the Project, unless such costs and expenses are the responsibility of Tenant as provided in section 27 hereof, in which event such costs and expenses shall be paid solely by Tenant in accordance with the provisions of section 27 hereof; (viii) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extent the same exceeds the costs of such by unaffiliated third parties on a competitive basis; provided, however, in no event shall the property management fee exceed two percent (2%) of the Base Rent collected by Landlord; (ix) any payments under a ground lease or master lease; (x) costs for Capital Improvements, except as specifically permitted in this Lease; (xi) increases in insurance costs caused by the unique activities of another occupant of the Project and insurance deductibles in excess of Twenty-Five Thousand Dollars per occurrence; (xii) advertising and promotional costs; (xiii) costs for which Landlord is responsible pursuant to Sections 2.2(b) and (c) above, and (xiv) Real Property Taxes, assessments, all other governmental levies, and any increases in the foregoing occasioned by or relating to: (A) land and improvements not reserved for Tenant’s exclusive or nonexclusive use. (B) construction of improvements for other occupants of the Project or (C) a voluntary or involuntary change of ownership or other conveyance of the real property of which the Premises is a part (i) to any person or entity owned or controlled by Landlord or the partners, officers or directors of Landlord or (ii) in connection with estate planning of Landlord or the partners, officers or directors of Landlord or (iii) which is not a bona fide, arm’s length sale to an unrelated third party. There shall be no limitation on increases in Real Property Taxes resulting from one or more bona fide, arms length sales of the Property to unrelated third parties, and increases in Real Property Taxes resulting from such sales shall be payable by Tenant to Landlord as provided in this Lease.

6.3 PAYMENT. Tenant’s Percentage Share of Operating Expenses shall be payable by Tenant within thirty (30) days after a reasonably detailed statement of actual expenses is presented to Tenant by Landlord. At Landlord’s option, however, Landlord may, from time to time, reasonably estimate what Tenant’s Percentage Share of Operating Expenses will be, and the same shall be payable by Tenant monthly during each calendar year of the Lease term, on the same day as the Base Rent is due hereunder. In the event that Tenant pays Landlord’s estimate of Tenant’s Percentage Share of Operating Expenses, Landlord shall use its best efforts to deliver to Tenant within one hundred eighty (180) days after the expiration of each calendar year a reasonably detailed statement (the “Statement”) showing Tenant’s Percentage Share of the actual Operating Expenses incurred during such year. If Landlord has not delivered a Statement to Tenant within one hundred fifty (150) days after the expiration of the preceding calendar year, Tenant shall have the right to give Landlord written notice of such failure (a “Tenant Notice”), and Landlord’s failure to provide the Statement to Tenant within thirty (30) days after Landlord receives the Tenant Notice shall be a breach by Landlord of its obligations under this Lease. To be effective, the Tenant Notice must specifically state that Landlord’s failure to provide the Statement to Tenant within thirty (30) days after Landlord’s receipt of the Notice will constitute a breach of the Lease by Landlord and the Tenant Notice must refer specifically to this section of the Lease. Landlord’s failure to deliver the Statement to Tenant within said period shall not constitute Landlord’s waiver of its right to collect said amounts or otherwise prejudice Landlord’s rights hereunder. If Tenant’s payments under this section during said calendar year exceed Tenant’s Percentage Share as indicated on the Statement. Tenant shall be entitled to credit the amount of such overpayment against Base Rent and Tenant’s Percentage Share of Operating Expenses next falling due. If Tenant’s payments under this section during said calendar year ware less than Tenant’s Percentage Share as indicated on the Statement, Tenant shall pay to Landlord the amount of the deficiency within thirty (30)

days after delivery by Landlord to Tenant of the Statement. Landlord and Tenant shall forthwith adjust between them by cash payment any balance determined to exist with respect to that portion of the last calendar year for which Tenant is responsible for Operating Expenses, notwithstanding that the Lease term may have terminated before the end of such calendar year; and this provision shall survive the expiration or earlier termination of the Lease.

6.4 TENANT’S PERCENTAGE SHARE.

(a) Landlord shall allocate one hundred percent (100%) of an Operating Expense to Tenant if the Operating Expense relates solely to the Premises. If an Operating Expense does not relate solely to the Premises, Tenant’s Percentage Share of such expense shall be Fifty Percent (50%) reflecting a fraction, the numerator of which is the number of square feet of leasable space in the Premises and the denominator of which is the number of square feet of leasable space in all buildings in the Project. In the event that additional square footage is added to the Project, Tenant’s Percentage Share shall be adjusted accordingly. Landlord shall allocate Operating Expenses that do not relate solely to the Premises in a commercially reasonable and good faith manner.

(b) Except as provided in (c) below, Tenant acknowledges that the legal parcel upon which the Premises is located separately assessed for Real Property Taxes, and that Tenant shall pay one hundred percent (100%) of the Real Property Taxes assessed against the legal parcel upon which the Premises is located.

(c) Notwithstanding the forgoing, between June 1, 2005 and December 31, 2005, Tenant’s Percentage Share of the of the Operating Expenses relating solely to the Premises and Real Property Taxes shall be sixty percent (60%), and Tenant’s Percentage Share of the of the Operating Expenses that do not relate solely to the Premises shall be thirty percent (30%). From and after January 1, 2005. Tenant’s Percentage Share of the Operating Expenses and Real Property Taxes shall be determined in accordance with (a) and (b) above.

6.5 AUDITS. If Tenant disputes the amount set forth in the Statement, Tenant shall have the right, at Tenant’s sole expense, not later than sixty (60) days following receipt of such Statement, to review Landlord’s books and records with respect to the calendar year which is the subject of the Statement. In addition, if Tenant disputes the amount set forth in the Statement, Tenant shall have the right, at Tenant’s sole expense, not later than ninety (90) days following receipt of such Statement, to cause Landlord’s books and records with respect to the calendar year which is the subject of the Statement to be audited by a certified public accountant mutually acceptable to Landlord and Tenant, provided that for the purposes of this Lease, any of Price-Waterhouse-Coopers, Ernst and Young, Deloitte and Touche and KPMG shall be deemed acceptable. The audit shall take place at the offices of Landlord where its books and records are located at a mutually convenient time during Landlord’s regular business hours. If the audit is performed by a mutually acceptable certified public accountant. Tenant’s Percentage Share of Operating Expenses shall be appropriately adjusted based upon the results of such audit, and the results of such audit shall be final and binding upon Landlord and Tenant. Tenant shall have no right to conduct an audit or to give Landlord notice that it desires to conduct an audit at any time Tenant is in default under the Lease beyond any applicable cure period. The accountant conducting the audit shall be compensated on an hourly basis and shall not be compensated based upon a percentage of overcharges it discovers. No subtenant shall have any right to conduct an audit, and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises. Tenant’s right to undertake an audit with respect to any calendar year shall expire ninety (90) days after Tenant’s receipt of the Statement for such calendar year, and such Statement shall be final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct, at the end of such ninety (90) day period, unless prior thereto Tenant shall have given Landlord written notice of its intention to audit Operating Expenses for the calendar year which is the subject of the Statement. If Tenant gives Landlord notice of its intention to audit Operating Expenses. It must commence such audit within sixty (60) days after such notice is delivered to Landlord, and the audit must be completed within one hundred twenty (120) days after such notice is delivered to Landlord. If Tenant does not commence and complete the audit within such periods, the Statement which Tenant elected to audit shall be deemed final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct. Tenant agrees that the results of any Operating Expense audit shall be kept strictly confidential by Tenant and shall not be disclosed to any other person or entity. If as a result of an audit, it is determined that Landlord has overstated the Operating Expenses owed by Tenant on a Statement by more than five percent (5%) of the actual Operating Expenses owed by Tenant. Landlord shall reimburse Tenant for the reasonable out of pocket costs Tenant paid to unrelated third parties for the performance of the audit.

6.6 AMORTIZATION OF CERTAIN IMPROVEMENTS. Pursuant to sections 6.1 and 12 of this Lease, Landlord has the right to require Tenant to pay for certain costs related to the replacement of the roof membrane and HVAC units at the Building and the resurfacing of the asphalt and concrete driveways and parking areas of the Project (collectively, the “Major Items”). Notwithstanding anything to the contrary contained in sections 6.1 and 12, if Landlord replaces a Major Item, and in accordance with GAAP, the cost of the replacement is not deductible as an expense in the year incurred. Landlord shall amortize the cost of the replacement of the Major Item over its useful life, as reasonably determined by Landlord, and Tenant shall only be obligated to reimburse Landlord each year for its Percentage Share of such amortized cost. Landlord shall have no obligation to amortize repairs or maintenance items relating to the Major Items that are deductible in the year incurred in accordance with GAAP, and all such repair and maintenance costs shall be payable by Tenant to Landlord as Operating Expenses in the year incurred. Notwithstanding anything to the contrary in this Lease, in no event shall Tenant be obligated to pay more than Fifty Thousand Dollars ($50,000) in the aggregate in any one year for such amortized costs.

7.	Intentionally deleted.

8.	UTILITIES.

8.1 PAYMENT. From and after the last day of the Pre-Commencement Date Period, Tenant shall pay for all water, gas, electricity, telephone, sewer, sprinkler services, refuse and trash collection and other utilities and services used on the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto. Tenant shall contract directly with the applicable public utility for such services.

8.2 INTERRUPTIONS. Subject to Tenant’s rights under section 8.5 below, Tenant agrees that Landlord shall not be liable to Tenant for its failure to furnish water, gas, electricity, telephone, sewer, refuse and trash collection or any other utility services or building services when such failure is occasioned, in whole or in part, by repairs, replacements or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, telephone service or other utility at the Project, by any accident, casualty or event arising from any cause whatsoever, by act, negligence or default of Tenant or any other person or entity, or by any other cause, and such failures shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from the obligation of paying rent or performing any of its obligations under this Lease; provided, however, the forgoing shall not release Landlord from liability arising out of the gross negligence or willful misconduct of Landlord and Landlord’s agents. Furthermore, subject to Tenant’s rights under section 8.5 below, Landlord shall not be liable under any circumstances for loss of property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any such services or utilities. Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease, so long as such compliance does not interfere with Tenant’s use of the Premises or increase Tenant’s costs hereunder.

8.3 RAILROAD SPURS. If the Premises is served by a railroad spur, Tenant shall execute any agreement required by the railroad company serving the railroad spur, and such agreement shall be satisfactory to Landlord, in Landlord’s sole discretion. Tenant shall pay the cost of maintaining the railroad spur, at Tenant’s sole cost and expense.

8.4. ALTERNATIVE UTILITY PROVIDERS. If permitted by applicable laws, Landlord shall have the right at any time and from time to time during the term of this Lease to either contract for service from a different company or companies (each such company referred to as an “Alternate Service Provider”) other than the company or companies presently providing electrical service for the Project (the “Electric Service Provider”) or continue to contract for service from the Electric Service Provider, at Landlord’s sole discretion, but only so long as such Tenant’s utility costs do not increase, or Tenant’s utility availability change as a result of such change. Tenant agrees to cooperate with Landlord, the Electric Service Provider, and an Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, the Electric Service Provider, and any Alternate Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring and any other machinery within the Premises. Notwithstanding anything to the contrary contained herein. Landlord agrees and acknowledges that Tenant is in the business of stationary power generation, and that so long as there is no increased cost to Landlord (or so long as Tenant adequately secures the payment of any increased costs to Landlord as reasonably determined by Landlord), Tenant shall have the right to provide its own alternative energy sources subject to the other terms and conditions of this Lease (including, without limitation, Section 13 below).

8.5 ABATEMENT OF RENT. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for five (5) consecutive business days or ten (10) days in any twelve (12) month period (the “Eligibility Period”) as a result of any damage or destruction to the Premises or any repair, maintenance or alteration performed by Landlord to the Premises after the Commencement Date and required by the Lease, which substantially interferes with Tenant’s use of the Premises, or any failure to provide services or access to the Premises due to Landlord’s negligence or default, then Tenant’s rent shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises. However, in the event that Tenant is prevented from conducting, and does not conduct, its business in any portion of the Premises for a period of time in excess of the Eligibility Period, and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the rent for the entire Premises shall be abated; provided, however, if Tenant reoccupies and conducts its business from any portion of the Premises during such period, the rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date such business operations commence.

9. REAL AND PERSONAL PROPERTY TAXES.

9.1 PAYMENT OF TAXES. Tenant shall pay to Landlord during the term of this Lease, in addition to Base Rent and Tenant’s Percentage Share of Operating Expenses, Tenant’s Percentage Share of all Real Property Taxes. Tenant’s Percentage Share of Real Property Taxes shall be payable by Tenant at the same time, in the same manner and under the same terms and conditions as Tenant pays Tenant’s Percentage Share of Operating Expenses.

9.2 DEFINITION OF REAL PROPERTY TAX. As used herein, the term “Real Property Taxes” shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, improvement bond or bonds imposed on the Project or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Project or in any portion thereof. Real Property Taxes shall not include income, inheritance and gift taxes. In the future a general or special assessment of real property taxes may be levied and assessed against the Project, and in this event Landlord may have the right to either elect to pay the new assessment in full or to pay the new assessment in installments over time. If Landlord elects to pay the new assessment in full, each year the Real Property Taxes shall include the amount of the assessment that would have come due each year if Landlord had elected to pay the assessment in installments. To the actual knowledge of Scott Amling, without duty of investigation, as of the date set forth in section 1.1, Landlord represents and warrants to Tenant that the current amount of Real Property Taxes paid by Landlord is not reflective of a re-valuation received by Landlord pursuant to Proposition 8.

9.3 PERSONAL PROPERTY TAXES. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or related to Tenant’s use of the Premises. If any of Tenant’s personal property shall be assessed with Landlord’s real or personal property, Tenant shall pay to Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant’s property.

9.4 REASSESSMENTS. From time to time Landlord may challenge the assessed value of the Project as determined by applicable taxing authorities and/or Landlord may attempt to cause the Real Property Taxes to be reduced on other grounds. If Landlord is successful in causing the Real Property Taxes to be reduced or in obtaining a refund, rebate, credit or similar benefit (hereinafter collectively referred to as a “reduction”). Landlord shall to the extent possible, credit the reduction(s) to Real Property Taxes for the calendar year to which a reduction applies and recalculate the Real Property Taxes owed by Tenant for years in which the reduction applies based on the reduced Real Property Taxes. All reasonable costs incurred by Landlord in obtaining the Real Property Tax reductions shall be considered an Operating Expense, and Landlord shall determine, in its sole discretion, to which years any reductions will be applied. In addition, all reasonable accounting and related costs incurred by Landlord in making the adjustments shall be an Operating Expense. Landlord shall have the right to compensate a person or entity it employs to obtain a reduction in Real Property Taxes by giving such person or entity a percentage of any reduction or credit obtained, and in this event the reduction or credit obtained by Landlord shall be deemed to be the reduction or credit given by the taxing authority less the compensation paid to such person or entity.

9.5 APPEAL OF REAL PROPERTY TAXES AT TENANT’S REQUEST. If Tenant reasonably believes that the assessed value of the Project for purposes of calculating Real Property Taxes exceeds the fair market value of the Project, Tenant shall have the right to request that Landlord file an appeal seeking to reduce the assessed value of the Project (a “Tenant Reassessment Request”). If Landlord has not filed an appeal seeking to reduce the assessed value of the Project in the twelve (12) month period immediately preceding Landlord’s receipt of a Tenant Reassessment Request, and there is a commercially reasonable basis to believe that the fair market value of the Project is less than the assessed value of the Project, Landlord shall appeal the assessed value of the Project the next time it is legally permitted to do so. Tenant shall not have the right to provide a Tenant Reassessment Request to Landlord more often than once in any three (3) year period.

10. INSURANCE.

10.1 INSURANCE-TENANT.

(a) Tenant shall obtain and keep in force during the term of this Lease a commercial general liability policy of insurance in commercially reasonable form (and otherwise in accordance with the other terms and conditions of this Lease), which, by way of example and not limitation, protects Tenant and Landlord (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single-limit coverage in an amount not less than $2,000,000 per occurrence with an “Additional Insured-Managers and Landlords of Premises Endorsement” and contain the “Amendment of the Pollution Exclusion” for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Tenant’s indemnity obligations under this Lease.

(b) Tenant shall obtain and keep in force during the term of this Lease “special causes of loss” extended coverage property insurance with coverages acceptable to Landlord, in Landlord’s reasonable discretion. Said insurance shall be written on a one hundred percent (100%) replacement cost basis on Tenant’s personal property, all tenant improvements installed at the Premises by Landlord or Tenant. Tenant’s trade fixtures and other property. By way of example, and not limitation, such policies shall provide protection against any peril included within the classification “fire and extended coverage,” against vandalism and malicious mischief, theft and sprinkler leakage.

(c) Tenant shall, at all times during the term hereof, maintain in effect workers’ compensation insurance as required by applicable law and business interruption insurance in a commercially reasonable form.

10.2 INSURANCE-LANDLORD.

(a) Landlord shall obtain and keep in force a policy of general liability insurance with coverage against such risks and in such amounts as Landlord deems advisable insuring Landlord against liability arising out of the ownership, operation and management of the Project.

(b) Landlord shall also obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Project in the amount of not less than one hundred percent (100%) of the full replacement cost thereof, as determined by Landlord from time to time. The terms and conditions of said policies and the perils and risks covered thereby shall be determined by Landlord, from time to time, in Landlord’s sole discretion, provided that such policy shall, at a minimum, provide protection against any peril included within the classification “fire and extended coverage,” vandalism and malicious mischief, theft and sprinkler leakage. In addition, at Landlord’s option, Landlord shall obtain and keep in force, during the term of this Lease, a policy of rental interruption insurance, with loss payable to Landlord, which insurance shall, at Landlord’s option, also cover all Operating Expenses and Real Property Taxes. Tenant will not be named as an additional insured in any insurance policies carried by Landlord and shall have no right to any proceeds therefrom. The policies purchased by Landlord shall contain such deductibles as Landlord may determine. Tenant shall pay at Tenant’s sole expense any increase in the property insurance premiums for the Project over what was payable immediately prior to the increase to the extent the increase is specified by Landlord’s insurance carrier as being caused by the particular nature of Tenant’s occupancy or any act or omission of Tenant.

10.3 INSURANCE POLICIES. Tenant shall deliver to Landlord certificates of the insurance policies required under section 10.1 within fifteen (15) days prior to the Commencement Date of this Lease, and Landlord shall have the right to approve the terms and conditions of said certificates. Tenant’s insurance policies shall not be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord. Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with certificates of renewals thereof. Tenant’s insurance policies shall be issued by insurance companies authorized to do business in the state in which the Project is located, and said companies shall maintain during the policy term a “General Policyholder’s Rating” of at least A and a financial rating of at least “Class X” (or such other rating as may be required by any lender having a lien on the Project) as set forth in the most recent edition of “Best Insurance Reports.” All Insurance obtained by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only. Landlord and, at Landlord’s option, the holder of any mortgage or deed of trust encumbering the Project and any person or entity managing the Project on behalf of Landlord, shall be named as an additional insured on all insurance policies Tenant is obligated to obtain by section 10.1 above. Tenant’s insurance policies shall not include deductibles in excess of Five Thousand Dollars ($5,000); provided, however, if deductibles in this amount are not available at commercially reasonable rates and it becomes customary to permit tenant’s of similar industrial buildings to maintain a higher deductible. Landlord shall permit Tenant to maintain the higher customary deductible not to exceed One Hundred Thousand Dollars ($25,000).

10.4 WAIVER OF SUBROGATION. Notwithstanding anything to the contrary contained in this Lease: (i) Landlord waives any and all rights of recovery against Tenant and Tenant’s employees and agents for or arising out of damage to, or destruction of, the Project to the extent that Landlord’s insurance policies then in force insure against such damage or destruction (or to the extent of what would have been covered had Landlord maintained the insurance required to be carried under this Lease) and permit such waiver, regardless of the negligence of Tenant or its agents; and (ii) Tenant waives any and all rights of recovery against Landlord and Landlord’s employees and agents for or arising out of damage to, or destruction of, the Project to the extant that Tenant’s insurance policies then in force insure against such damage or destruction (or to the extent of what would have been covered had Tenant maintained the insurance required to be carried under this Lease) and permit such waiver, regardless of the negligence of Landlord or its agents. Tenant shall cause the insurance policies it obtains in accordance with section 10.1 relating to property damage to provide that the insurance company waives all right of recovery by subrogation against Landlord in connection with any liability or damage covered by Tenant’s insurance policies.

10.5 COVERAGE. Landlord makes no representation to Tenant that the limits or forms of coverage specified above or approved by Landlord are adequate to insure Tenant’s property or Tenant’s obligations under this Lease, and the limits of any insurance carried by Tenant shall not limit Tenant’s obligations or liability under any indemnity provision included in this Lease or under any other provision of this Lease.

11. LANDLORD’S REPAIRS.

11.1 OBLIGATIONS OF LANDLORD. Landlord shall maintain, at Landlord’s expense, only the structural elements of the roof of the Building (excluding the roof membrane), the structural soundness of the slab, structural soundness of the foundation of the Building and the structural elements of the exterior walls, and of any other load bearing walls, if any, of the Building (collectively, the “Structural Elements”). Subject to Section 10.4 above, Tenant shall reimburse Landlord for the cost of any maintenance, repair or replacement of the foregoing necessitated by Tenant’s misuse, negligence, alterations to the Premises or any breach of its obligations under this Lease. By way of example, and not limitation, the term “exterior walls” as used in this section shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries. Tenant shall immediately give Landlord written notice of any repair required by Landlord pursuant to this section, after which Landlord shall have a reasonable time in which to complete the repair, Nothing contained in this section shall be construed to obligate Landlord to seal or otherwise maintain the surface of any foundation, floor or slab. Subject to reimbursement by Tenant as Operating Expenses in accordance with the provisions of Section 6 above, Landlord shall also repair and maintain the roof membranes. HVAC units, sprinkler systems, fire alarm systems, fire detection systems and exterior walls of the Premises in good condition and repair, and replace such items as necessary, and in doing so Landlord shall employ contractors to perform all repairs, maintenance and replacements of the roof membranes. HVAC units, sprinkler systems, fire alarm systems, fire detection systems and exterior walls of the Premises. The items described in the previous sentence that Landlord will cause to be repaired, maintained and replaced are hereinafter referred to as the “Landlord Maintenance Items.” Notwithstanding anything to the contrary contained in this Lease, Landlord Maintenance Items shall not include any improvement or alteration made to the Premises by Tenant, and all such improvements and alterations shall be repaired, maintained and if necessary replaced by Tenant, at Tenant’s sole cost and expense. Landlord shall determine in its sole discretion the scope and timing of the performance of such Landlord Maintenance Items, and Tenant shall not perform such Landlord Maintenance Items except as otherwise permitted by this Lease. Landlord’s maintenance of the exterior walls of the Premises shall include the right, but not the obligation, of Landlord to paint from time to time all or some of the exterior walls, canopies, doors, windows, gutters, handrails and other exterior parts of the Premises with colors selected by Landlord and reasonably acceptable to Tenant, and Tenant shall reimburse Landlord as provided in Section 6 above. If the Premises contains landscaped areas (“Landscaped Areas”). Landlord shall maintain the Landscaped Areas, and Tenant shall reimburse Landlord for all costs incurred by Landlord in maintaining the Landscaped Areas in accordance with Section 6 above. Tenant shall immediately give Landlord written notice of any repair or maintenance required by Landlord pursuant to this section, after which Landlord shall have a reasonable time in which to complete such repair or maintenance. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Premises in good order, condition and repair.

11.2 MAINTENANCE CONTRACTS. Landlord may enter into regularly scheduled preventative maintenance/service contracts for some or all of the following: the HVAC units servicing the Premises, the sprinkler, fire alarm and fire detection systems servicing the Premises, backflow testing for the plumbing servicing the Premises and for the roof membrane of the Premises (the “Maintenance Contracts”). The Maintenance Contracts shall include maintenance services satisfactory to Landlord, in Landlord’s sole discretion. Tenant shall reimburse Landlord for the cost of the Maintenance Contracts as part of Operating Expenses. Landlord shall obtain Maintenance Contracts at commercially reasonable costs.

11.3 FAILURE OF LANDLORD TO MAKE REPAIR.

(a) Notwithstanding anything to the contrary contained in the Lease, if Tenant provides written notice to Landlord that an event or circumstance has occurred which requires Landlord to complete a repair at the Premises, and Landlord fails to begin taking the actions necessary to complete such repair within thirty (30) days after the receipt of such notice and to thereafter diligently proceed to complete such repair, then, Tenant shall have the right to give to Landlord a second written notice (the “Second Notice”). The Second Notice shall (a) describe the repair Landlord is obligated to complete and (b) state that Landlord’s failure to complete such repair within thirty (30) days after Landlord’s receipt of the Second Notice shall entitle Tenant to make the repair pursuant to this section of the Lease. If Landlord does not begin taking the actions necessary to complete such repair within ten (10) days after the receipt of the Second Notice, subject to the terms and conditions set forth below, Tenant may proceed to make the repair, and if such repair was required under the terms of the Lease to be made by Landlord, then Tenant shall be entitled to reimbursement by Landlord of Tenant’s reasonable costs and expenses in making such repair. If Landlord was obligated to perform such repair, Landlord shall reimburse Tenant for the reasonable cost of the repair within thirty (30) days after receiving reasonable evidence of the repair made, its cost and mechanics lien releases from all contractors making the repair. If Tenant makes a repair, and such repair will effect the Building’s life/safety system, HVAC system, electrical system, plumbing system, or the structural integrity of the Building, Tenant shall utilize the services of a qualified, experienced and solvent contractor that regularly performs similar work in similar buildings in the area in which the Building is located. Nothing contained herein shall be deemed to give Tenant the right to take any action or to make any repair in any Common Area or the right to modify the structure, layout or design of the Building. In addition, Tenant shall not have the right to make any repair pursuant to this section, unless such repair is necessary to remedy a problem which adversely effects Tenant’s use of the Premises. All repairs made by Tenant shall be made in accordance with all applicable laws, and Landlord shall not be responsible for any defective work performed by Tenant or contractors hired by Tenant. Tenant shall pay all costs incurred with respect to any actions or repairs made by Tenant and shall pay all claims for labor and materials furnished to Tenant as and when due.

(b) ARBITRATION. In the event Landlord disputes whether Tenant is entitled to reimbursement under section 11.2(a), Landlord or Tenant shall have the right to commence a reference proceeding as provided below. If it is determined pursuant to such proceeding that Tenant is entitled to reimbursement under section 11.2(a), then Landlord shall within ten (10) days following such determination, reimburse Tenant for the reasonable cost of such repair as determined pursuant to such action, plus interest thereon at ten percent (10%) per annum from the date of Tenant’s expenditure until Landlord’s reimbursement. The reference shall take place before a referee pursuant to the provisions of California Code of Civil Procedure Section 638 et seq., and the determination to be made shall be binding upon the parties as if tried before a court or jury. The parties agree specifically as to the following:

(i) Within five (5) business days after service of a demand by a party hereto, the parties shall agree upon a single referee who shall determine if Tenant is entitled to reimbursement under section 11.2(a) for a repair, and then report a finding or judgment thereon. If the parties are unable to agree upon a referee either party may seek to have one appointed, pursuant to California Code of Civil Procedure Section 640, by the presiding judge of the Santa Clara County Superior Court.

(ii) The compensation of the referee shall be such charge as is customarily charged by the referee for like services. The cost of such proceedings shall initially be borne equally by the parties. However, the prevailing party in such proceedings shall be entitled, In addition to all other costs, to recover its contribution for the cost of the reference as an item of damages and/or recoverable costs.

(iii) If a reporter is requested by either party, then a reporter shall be present at all proceedings, and the fees of such reporter shall be borne by the party requesting such reporter. Such fees shall be an item of recoverable costs. Only a party shall be authorized to request a reporter.

(iv) The referee shall apply all California Rules of Procedure and Evidence and shall apply the substantive law of California in deciding the issues to be heard. Notice of any motions before the referee shall be given, and all matters shall be set at the convenience of the referee.

(v) The referee’s decision under California Code of Civil Procedure Section 644, shall stand as the judgment of the court, subject to appellate review as provided by the laws of the State of California.

(vi) The parties agree that they shall in good faith endeavor to cause any such dispute to be decided within four (4) months. The date of hearing for any proceeding shall be determined by agreement of the parties and the referee, or if the parties cannot agree, then by the referee.

(vii) This section 11.2(b) shall only apply to the resolution of a dispute concerning Tenant’s right to reimbursement under section 11.2(a), and shall not apply to any other dispute between Landlord and Tenant.

12. TENANT’S REPAIRS. Tenant shall, at its sole cost and expense, keep and maintain all parts of the Premises (except those listed as Landlord’s responsibility in section 11 above) in good and sanitary condition, promptly making all necessary repairs and replacements, including but not limited to, windows, glass and plate glass, doors, skylights, any special store front or office entry, walls and finish work, floors and floor coverings, heating and air conditioning systems installed by Tenant, dock boards, bumpers, plates, seals, levelers and lights, plumbing work and fixtures (including periodic backflow testing), electrical systems, lighting facilities and bulbs, sprinkler systems installed by Tenant, alarm systems installed by Tenant, fire detection systems installed by Tenant, termite and pest extermination, sidewalks, tenants signage and regular removal of trash and debris. Tenant shall not paint or otherwise change the exterior appearance of the Premises without Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion. The cost of maintenance and repair of any common party wall (any wall, divider, partition or any other structure separating the Premises from any adjacent premises occupied by other tenants) shall be shared equally by Tenant and the tenant occupying the adjacent premises; provided, however, if Tenant damages a party wall the entire cost of the repair shall be paid by Tenant, at Tenant’s sole expense. Tenant shall not damage any party wall or disturb the integrity and support provided by any party wall. If Tenant fails to keep the Premises in good condition and repair, Landlord may, but shall not be obligated to, make any necessary repairs. If Landlord makes such repairs, Landlord may bill Tenant for the cost of the repairs as additional rent, and said additional rent shall be payable by Tenant within ten (10) days after demand by Landlord.

13.	ALTERATIONS AND SURRENDER.

13.1 CONSENT OF LANDLORD. Tenant shall have the right. subject to Landlord’s reasonable requirements relating to construction at the Project, upon ten (10) days prior written notice to Landlord, to make alterations (“Permitted Alterations”) to the inside of the Premises that do not (i) involve the expenditure of more than $50,000.00 per project; (ii) affect the exterior appearance of the Building or the roof, (iii) materially affect the Building’s electrical, plumbing, HVAC, life, fire safety or similar Building systems or the structural elements of the Building, or (iv) materially adversely affect any other tenant of the Project Except with respect to Permitted Alterations, Tenant shall not, without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed, make any alterations, improvements, additions, utility installations or repairs (hereinafter collectively referred to as “Non-Permitted Alterations”) in, on or about the Premises or the Project. References in this Lease to “Alterations” shall mean both Permitted Alterations and Non-Permitted Alterations. At the expiration of the term, Landlord may require the removal of any Alterations installed by Tenant and the restoration of the Premises and the Project to their prior condition, at Tenant’s expense if, at the time of Landlord’s consent. Landlord did not agree in writing that Tenant would not be obligated to remove the Alterations. Notwithstanding the forgoing, Tenant shall not be obligated to remove the Tenant Improvements (as defined in the Work Letter Agreement) upon the termination of this Lease. If, as a result of any Alteration made by Tenant, Landlord is obligated to comply with the Americans With Disabilities Act or any other law or regulation, and such compliance requires Landlord to make any improvement or Alteration to any portion of the Project, as a condition to Landlord’s consent, Landlord shall have the right to require Tenant to pay to Landlord prior to the construction of any Alteration by Tenant the entire cost of any improvement or alteration Landlord is obligated to complete by such law or regulation. Tenant shall have the right to perform its Permitted Alterations. Should Landlord permit Tenant to make its own Non-Permitted Alterations, Tenant shall use only such architect and contractor as has been reasonably approved by Landlord. If the cost of the Alteration will exceed $50,000 for any particular project. Landlord may require Tenant to provide to Landlord, at Tenant’s sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alterations, to insure Landlord against any liability for mechanic’s and materialmen’s liens and to insure completion of the work; provided, however, no bond shall be required with respect to the construction of the Tenant Improvements. In addition, Tenant shall pay to Landlord a fee equal to the lesser of (i) the actual amount Landlord pays to its property manager to supervise any Non-Permitted Alterations, or (ii) three percent (3.0%) of the cost of the Non-Permitted Alterations to compensate Landlord for the overhead and other out-of-pocket costs it incurs in reviewing the plans for the Alterations and in monitoring the construction of the Alterations (the “Fee”), provided that with respect to the Tenant Improvements, such Fee shall not exceed Twelve Thousand Five Hundred Dollars ($12,500) in the aggregate, nor shall such Fee for any particular project of Non-Permitted Alterations by Tenant exceed Twelve Thousand Five Hundred Dollars ($12,500). Should Tenant make any Alterations without the prior approval of Landlord where required hereunder, or use a contractor not expressly approved by Landlord where required hereunder, Landlord may, at any time during the term of this Lease, require that Tenant remove all or part of the Alterations and return the Premises to the condition it was in prior to the making of the Alternations. In the event Tenant makes any Alterations, Tenant agrees to obtain or cause its contractor to obtain, prior to the commencement of any work, “builders all risk” insurance in a commercially reasonable amount and workers compensation insurance. Notwithstanding anything to the contrary in this Lease, including, without limitation, Section 13.5 below, in no event shall Tenant be required to remove the Tenant Improvements from the Premises at the end of the Term.

13.2 PERMITS. Any Alterations in or about the Premises that Tenant shall desire to make shall be presented to Landlord in written form, and if a building permit will be required, with plans and specifications which are sufficiently detailed to obtain a building permit. If Landlord consents to an Alteration, the consent shall be deemed conditioned upon Tenant acquiring a building permit from the applicable governmental agencies, furnishing a copy thereof to Landlord prior to the commencement of the work, and compliance by Tenant with all conditions of said permit in a prompt and expeditious manner. Tenant shall provide Landlord with as-built plans and specifications for any Alterations made to the Premises.

13.3 MECHANICS LIENS. Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or the Project, or any interest therein. If Tenant shall, in good faith, contest the validity of any such lien, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to not less than one and one-half times the amount of such contested lien claim indemnifying Landlord against liability arising out of such lien or claim. Such bond shall be sufficient in form and amount to free the Project from the effect of such lien. In addition, Landlord may require Tenant to pay Landlord’s reasonable attorneys’ fees and costs in participating in such action.

13.4 NOTICE. Tenant shall give Landlord not less than ten (10) days’ advance written notice prior to the commencement of any work in the Premises by Tenant, and Landlord shall have the right to post notices of non-responsibility in or on the Premises or the Project.

13.5 SURRENDER. Subject to Landlord’s right to require removal or to elect ownership as hereinafter provided, all Alterations made by Tenant to the Premises shall be the property of Tenant, but shall be considered to be a part of the Premises. Unless Landlord gives Tenant written notice of its election not to become the owner of the Alterations at the end of the term of this Lease, the Alterations shall become the property of Landlord at the end of the term of this Lease. Landlord may require, on notice to Tenant, that some or all Alterations (that Landlord has not previously agreed shall remain in the Premises at the end of the Term) be removed prior to the end of the term of this Lease and that any damages caused by such removal be repaired at Tenant’s sole expense. On the last day of the term hereof, or on any sooner termination. Tenant shall surrender the Premises (including, but not limited to, all doors, windows, floors and floor coverings, skylights, heating and air conditioning systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, electrical systems, lighting facilities, sprinkler systems, fire detection systems and nonstructural elements of the exterior walls, foundation and roof (collectively the “Elements of the Premises”)) to Landlord in the same condition as received, ordinary wear and tear and casualty damage excepted, clean and free of debris and Tenant’s personal property, trade fixtures and equipment. Tenant’s personal property shall include all computer wiring and cabling installed by Tenant, and all fixtures and equipment of Tenant in the Premises even if bracketed, braced or bolted in any manner to the Premises. Provided, however, if Landlord has not elected to have Tenant remove the Alterations. Tenant shall leave the Alterations at the Premises in good condition and repair, ordinary wear and tear excepted. Tenant shall repair any damage to the Premises occasioned by the installation or removal of Tenant’s trade fixtures, furnishings and equipment. Damage to or deterioration of any Element of the Premises or any other item Tenant is required to repair or maintain at the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all damages, expenses, costs, losses or liabilities arising from any delay by Tenant in so surrendering the Premises including, without limitation, any damages, expenses, costs, losses or liabilities arising from any claim against Landlord made by any succeeding tenant or prospective tenant founded on or resulting from such delay and losses and damages suffered by Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant, together with, in each case, actual attorneys’ fees and costs.

13.6 FAILURE OF TENANT TO REMOVE PROPERTY. If this Lease is terminated due to the expiration of its term or otherwise, and Tenant fails to remove its property, in addition to any other remedies available to Landlord under this Lease, and subject to any other right or remedy Landlord may have under applicable law, Landlord may remove any property of Tenant from the Premises and store the same elsewhere at the expense and risk of Tenant.

14. DAMAGE AND DESTRUCTION.

14.1 EFFECT OF DAMAGE OR DESTRUCTION. If all or part of the Project is damaged by fire, earthquake, flood, explosion, the elements, riot, the release or existence of Hazardous Materials (as defined below) or by any other cause whatsoever (hereinafter collectively referred to as “damages”), but the damages are not material (as defined in section 14.2 below), Landlord shall repair the damages to the Project as soon as is reasonably possible, and this Lease shall remain in full force and effect. If all or part of the Project is destroyed or materially damaged (as defined in section 14.2 below), Landlord shall have the right, in its sole and complete discretion, to repair or to rebuild the Project or to terminate this Lease. Landlord shall within sixty (60) days after the discovery of such material damage or destruction notify Tenant in writing of Landlord’s intention to repair or to rebuild or to terminate this Lease. Tenant shall in no event be entitled to compensation or damages on account of annoyance or inconvenience in making any repairs, or on account of construction, or on account of Landlord’s election to terminate this Lease. In the event Landlord shall elect to rebuild or repair the Project after material damage or destruction material damage. Landlord’s architect shall provide in writing to Tenant a reasonable estimate of the amount of time it will take to repair such damage within ninety (90) days following the date of such damage. If the architect in good faith determines that the Premises cannot be substantially repaired within two hundred forty days after the date of the discovery of the material damage or destruction, without payment of overtime or other premiums, and the damage to the Project will render the Premises (as reasonably determined by Tenant) unusable during said two hundred forty (240) day period. Tenant shall thereafter have a period of fifteen (15) days within which Tenant may elect to terminate this Lease, upon thirty (30) days’ advance written notice to Landlord. Tenant’s termination right described in the preceding sentence shall not apply if the damage was caused by the willful misconduct of Tenant or its employees, agents, contractors or invitees. Failure of Tenant to exercise said election within said fifteen (15) day period shall constitute Tenant’s agreement to accept delivery of the Premises under this Lease whenever tendered by Landlord, provided that in the event such restoration is not complete within such two hundred forty (240) day period, subject to delays of up to an additional sixty (60) days caused by Force Majeure Events (as defined below). Tenant shall again have the right to terminate this Lease within ten (10) days after the expiration of such two hundred forty (240) day period (as may be extended by Force Majeure Events as set forth above). Tenant shall also have the right to terminate this Lease if damage occurs to the Premises during the last twelve (12) months of the Lease term, such damage renders a substantial portion of the Premises unusable, and such damage cannot be substantially repaired within sixty (60) days. Tenant’s termination right described in the previous sentence shall be exercised by providing Landlord with written notice within fifteen (15) days after the occurrence of the damage. A “Force Majeure Event” shall mean fire, earthquake, weather delays or other acts of God, strikes, boycotts, war, riot, insurrection, embargoes, shortages of equipment, labor or materials, delays in issuance of governmental permits or approvals not caused by Landlord or its agents or contractors, or any other cause beyond the reasonable control of Landlord.

14.2 DEFINITION OF MATERIAL DAMAGE. Damage to the Project shall be deemed material if, in Landlord’s reasonable judgment, the uninsured cost of repairing the damage will exceed Two Hundred Fifty Thousand Dollars ($250,000) of the replacement cost of the Building. If insurance proceeds are available to Landlord in an amount which is sufficient to pay the entire cost of repairing all of the damage to the Project, the damage shall be deemed material if the cost of repairing the damage exceeds Seven Hundred Fifty Thousand Dollars ($750,000). Damage to the Project shall also be deemed material if (a) the Project cannot be rebuilt or repaired to substantially the same condition it was in prior to the damage due to laws or regulations in effect at the time the repairs will be made, or (b) the damage occurs during the last twelve (12) months of the Lease term.

14.3 ABATEMENT OF RENT. If Landlord elects to repair damage to the Project and all or part of the Premises will be unusable or inaccessible to Tenant in the ordinary conduct of its business until the damage is repaired, Tenant’s Base Rent and Tenant’s Percentage Share of Operating Expenses shall be abated until the repairs are completed in proportion to the amount of the Premises which is unusable or inaccessible to Tenant in the ordinary conduct of its business. Notwithstanding the foregoing, there shall be no abatement of Base Rent or Tenant’s Percentage Share of Operating Expenses by reason of any portion of the Premises being unusable or inaccessible for a period equal to five (5) consecutive business days or less.

14.4 TENANT’S ACTS. Subject to Section 10.4 above, if such damage or destruction occurs as a result of the negligence or the intentional acts of Tenant or Tenant’s employees, agents, contractors or invitees, and the proceeds of insurance which are actually received by Landlord are not sufficient to pay for the repair of all of the damage, Tenant shall pay, at Tenant’s sole cost and expense, to Landlord upon demand, the difference between the cost of repairing the damage and the insurance proceeds received by Landlord.

14.5 TENANT’S PROPERTY. Landlord shall not be liable to Tenant or its employees, agents, contractors, invitees or customers for loss or damage to merchandise, tenant improvements, fixtures, automobiles, furniture, equipment, computers, files or other property (hereinafter collectively “Tenant’s properly”) located at the Project. Tenant shall repair or replace all of Tenant’s property at Tenant’s sole cost and expense. Tenant acknowledges that it is Tenant’s sole responsibility to obtain adequate insurance coverage to compensate Tenant for damage to Tenant’s property.

14.6 WAIVER. Landlord and Tenant hereby waive the provisions of any present or future statutes which relate to the termination of leases when leased property is damaged or destroyed and agree that such event shall be governed by the terms of this Lease.

15. CONDEMNATION. If any portion of the Premises or the Project are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs; provided that if so much of the Premises or Project are taken by such condemnation as would substantially and adversely affect the operation of Tenant’s business conducted from the Premises, as reasonably determined by Tenant, and said taking lasts for ninety (90) days or more, Tenant shall have the option, to be exercised only in writing within thirty (30) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession), to terminate this Lease as of the date the condemning authority takes such possession. If a taking lasts for less than ninety (90) days. Tenant’s rent shall be abated during said period but Tenant shall not have the right to terminate this Lease. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent and Operating Expenses shall be reduced in the proportion that the usable floor area of the Premises taken bears to the total usable floor area of the Premises. Landlord shall have the option in its sole discretion to terminate this Lease as of the taking of possession by the condemning authority of twenty-five percent (25%) or more of the Premises or Project, by giving written notice to Tenant of such election within thirty (30) days after receipt of notice of a taking by condemnation of any such part of the Premises or the Project. Any award for the taking of all or any part of the Premises or the Project under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold, for the taking of the fee, as severance damages, or as damages for tenant improvements; provided, however, that Tenant shall be entitled to any separate award for loss of or damage to Tenant’s removable personal property, for moving expenses and for Tenant’s good will. In the event that this Lease is not terminated by reason of such condemnation, and subject to the requirements of any lender that has made a loan to Landlord encumbering the Project, Landlord shall to the extent of severance damages received by Landlord in connection with such condemnation, repair any damage to the Project caused by such condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority. This section, not general principles of law or California Code of Civil Procedure sections 1230.010 et seq., shall govern the rights and obligations of Landlord and Tenant with respect to the condemnation of all or any portion of the Project.

16. ASSIGNMENT AND SUBLETTING.

16.1 LANDLORD’S CONSENT REQUIRED. Except as provided in section 16.8. Tenant shall not voluntarily or by operation of law assign, transfer, hypothecate, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant’s interest in this Lease or in the Premises (hereinafter collectively a “Transfer”), without Landlord’s prior written consent, which shall not be unreasonably withheld. Landlord shall respond to Tenant’s written request for consent hereunder within fifteen (15) days after Landlord’s receipt of the written request from Tenant. Any attempted Transfer without such consent shall be void and shall constitute a default and breach of this Lease. Tenant’s written request for Landlord’s consent shall include, and Landlord’s fifteen (15) day response period referred to above shall not commence, unless and until Landlord has received from Tenant, all of the following information: (a) the most recent financial statement for the proposed assignee or subtenant, (b) a reasonably detailed description of the business the assignee or subtenant intends to operate at the Premises, (c) the proposed effective date of the assignment or sublease, (d) a copy of the proposed sublease or assignment agreement, (e) a reasonably detailed description of any Alterations the proposed assignee or subtenant desires to make to the Premises, and (f) a Hazardous Materials Disclosure Certificate substantially in the form of Exhibit D attached hereto completed by the assignee or subtenant (the “ Transferee HazMat Certificate”). If the obligations of the proposed assignee or subtenant will be guaranteed by any person or entity, Tenant’s written request shall not be considered complete until the information described in (a) of the previous sentence has been provided with respect to each proposed guarantor “Transfer” shall also include the transfer (a) if Tenant is a corporation, and Tenant’s stock is not publicly traded over a recognized securities exchange, of more than fifty percent (50%) of the voting stock of such corporation during the term of this Lease (whether or not in one or more transfers) or the dissolution, merger or liquidation of the corporation, or (b) the transfer if Tenant is a partnership, limited liability company, limited liability partnership or other entity, of more than fifty percent (50%) of the profit and loss participation in such partnership or entity during the term of this Lease (whether or not in one or more transfers) or the dissolution, merger or liquidation of the partnership, limited liability company, limited liability partnership or other entity. Tenant’s sole remedy in the event that Landlord shall wrongfully withhold consent to or disapprove any assignment or sublease shall be to obtain an order by a court of competent jurisdiction that Landlord grant such consent, in no event shall Landlord be liable for damages with respect to its granting or withholding consent to any proposed assignment or sublease. If Landlord shall properly exercise any option to recapture the Premises, or shall properly deny a request for consent to a proposed assignment or sublease. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, damages, costs and claims that may be made against Landlord by the proposed assignee or subtenant, or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease: provided, however, this indemnity shall not apply to the gross negligence, willful misconduct of, or breach of this Lease by Landlord.

16.2 LEVERAGED BUY-OUT. The involvement by Tenant or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise) whether or not a formal assignment or hypothecation of this Lease or Tenant’s assets occurs, which results or will result in a reduction of the “Net Worth” of Tenant as hereinafter defined, by an amount equal to or greater than fifty percent (50%) of such Net Worth of Tenant as it is represented to Landlord at the time of the execution by Landlord of this Lease, or as it exists immediately prior to said transaction or transactions constituting such reduction, at whichever time said Net Worth of Tenant was or is greater, shall be considered to be an assignment of this Lease by Tenant to which Landlord may reasonably withhold its consent “Net Worth” of Tenant for purposes of this section shall be the net worth of Tenant (excluding any guarantors) established under generally accepted accounting principles consistently applied immediately prior to the completion of the transaction in question.

16.3 STANDARD FOR APPROVAL. Landlord shall not unreasonably withhold its consent to a Transfer provided that Tenant has complied with each and every requirement, term and condition of this section 16. Tenant acknowledges and agrees that each requirement, term and condition in this section 16 is a reasonable requirement, term or condition. It shall be deemed reasonable for Landlord to withhold its consent to a Transfer if any requirement, term or condition of this section 16 is not complied with or; (a) in Landlord’s reasonable judgment, a proposed assignee or subtenant is not able financially to pay the rents due under this Lease as and when they are due and payable; (b) a proposed assignee’s or subtenant’s business will impose a burden on the Project’s Common Areas or utilities that is materially greater than the burden imposed by Tenant (assuming Tenant’s full occupancy of the Premises). In Landlord’s reasonable judgment; (c) the terms of a proposed assignment or subletting will allow the proposed assignee or subtenant (other than an Affiliate (as defined below) to exercise a right of renewal, right of expansion, right of first offer, right of first refusal or similar right held by Tenant; (d) the use of the Premises by the proposed assignee or subtenant will not be a use permitted by this Lease; (e) any guarantor of this Lease refuses to consent to the Transfer or to execute a written agreement reaffirming the guaranty: (f) Tenant is in default as defined in section 17 at the time of the request beyond any applicable cure period; (g) if requested by Landlord, the assignee or subtenant refuses to sign a non-disturbance and attornment agreement in favor of Landlord’s lender; (h) Landlord has sued or been sued by the proposed assignee or subtenant or has otherwise been involved in a legal dispute with the proposed assignee or subtenant; (i) the assignee or subtenant is involved in a business which is not in keeping with the then-current standards of the Project as reasonably determined by Landlord; (j) the proposed assignee or subtenant is a person or entity then negotiating with Landlord for the lease of space in the Project; (k) the assignee or subtenant is a governmental or quasi-governmental entity or an agency, department or instrumentality of a governmental or quasi-governmental agency; or (l) the assignee or subtenant will use, store or handle Hazardous Materials in or about the Premises that are materially more hazardous or are in substantially greater quantities than those used by Tenant.

16.4 ADDITIONAL TERMS AND CONDITIONS. The following terms and conditions shall be applicable to any Transfer:

(a) Regardless of Landlord’s consent, no Transfer shall release Tenant from Tenant’s obligations hereunder or alter the primary liability of Tenant to pay the rent and other sums due Landlord hereunder and to perform all other obligations to be performed by Tenant hereunder or release any guarantor from its obligations under its guaranty.

(b) Landlord may accept rent from any person other than Tenant pending approval or disapproval of an assignment or subletting.

(c) The acceptance of rent shall not constitute a waiver or estoppel of Landlord’s right to exercise its rights and remedies for the breach of any of the terms or conditions of this section 16.

(d) The consent by Landlord to any Transfer shall not constitute a consent to any subsequent Transfer by Tenant or to any subsequent or successive Transfer by an assignee or subtenant.

(e) In the event of any default under this Lease, Landlord may proceed directly against Tenant, any guarantors or anyone else responsible for the performance of this Lease, including any subtenant or assignee, without first exhausting Landlord’s remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord.

(f) Landlord’s written consent to any Transfer by Tenant shall not constitute an acknowledgment that no default then exists under this Lease nor shall such consent be deemed a waiver of any then-existing default.

(g) The discovery of the fact that any financial statement relied upon by Landlord in giving its consent to an assignment or subletting was materially false shall, at Landlord’s election, render Landlord’s consent null and void.

(h) Landlord shall not be liable under this Lease or under any sublease to any subtenant.

(i) No assignment or sublease may be materially modified or amended without Landlord’s prior written consent.

(j) Any assignee of, or subtenant under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Tenant during the term of said assignment or sublease, other than such obligations as are contrary or inconsistent with provisions of an assignment or sublease to which Landlord has consented in writing.

16.5 ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SUBLETTING. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Tenant hereby absolutely and unconditionally assigns and transfers to Landlord all of Tenant’s interest in all rentals and income arising from any sublease entered into by Tenant, and Landlord may collect such rent and income and apply same toward Tenant’s obligations under this Lease: provided, however, that until a default shall occur in the performance of Tenant’s obligations under this Lease beyond any applicable cure period, Tenant may receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such rents to Landlord nor by reason of the collection of the rents from a subtenant, be deemed to have assumed or recognized any sublease or to be liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant’s obligations to such subtenant under such sublease, including, but not limited to, Tenant’s obligation to return any security deposit. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a default exists in the performance of Tenant’s obligations under this Lease, to pay to Landlord the rents due as they become due under the sublease. Tenant agrees that such subtenant shall have the right to rely upon any such statement and request from Landlord, and that such subtenant shall pay such rents to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice or claim from Tenant to the contrary.

(b) In the event Tenant shall default in the performance of its obligations under this Lease beyond any applicable cure period. Landlord, at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant under such sublease from the lime of the exercise of said option to the termination of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to Tenant or for any other prior defaults of Tenant under such sublease.

16.6 TRANSFER PREMIUM FROM ASSIGNMENT OR SUBLETTING. Landlord shall be entitled to receive from Tenant (as and when received by Tenant) as an item of additional rent one-half of all amounts received by Tenant from the assignee or subtenant in excess of the amounts payable by Tenant to Landlord hereunder (the “Transfer Premium”). The Transfer Premium shall be reduced by the reasonable brokerage commissions, tenant improvement costs and legal fees actually paid by Tenant in order to assign the Lease or to sublet a portion of the Premises. The Transfer Premium shall include all Base Rent, additional rent or other consideration of any type whatsoever payable by the assignee or subtenant in excess of the Base Rent and additional rent payable by Tenant under this Lease. If less than all of the Premises is transferred, the Base Rent and the additional rent shall be determined on a per-leasable-square-foot basis. The Transfer Premium shall also include any money paid to Tenant by the assignee or subtenant in order to avoid or reduce the Transfer Premium payable to Landlord. Notwithstanding anything to the contrary in this Section 16.6, the Transfer Premium shall not include amounts paid by any subtenant to Tenant for the purchase of any property owned by Tenant or for the fair value of services rendered by Tenant to such party, provided that in no event shall this include any amounts specifically intended to avoid paying a portion of the Transfer Premium to Landlord.

16.7 LANDLORD’S OPTION TO RECAPTURE SPACE. Notwithstanding anything to the contrary contained in this section 16, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any request by Tenant to assign this Lease, to terminate this Lease as of the date thirty (30) days after Landlord’s election. In the event Tenant has subleased to one or more subtenants substantially all of the space in the Premises for substantially all of the remaining Term (the “Maximum Sublease Amount”). Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any request by Tenant to sublease space in excess of the Maximum Sublease Amount, to terminate this Lease with respect to such additional space as of the date thirty (30) days after Landlord’s election. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Base Rent, Operating Expenses and the number of parking spaces Tenant may use shall be adjusted on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the original Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of same. If Landlord recaptures only a portion of the Premises, it shall construct and erect at its sole cost such partitions as may be required to sever the space to be retained by Tenant from the space recaptured by Landlord. Landlord may, at its option, lease any recaptured portion of the Premises to the proposed subtenant or assignee or to any other person or entity without liability to Tenant. Tenant shall not be entitled to any portion of the profit, if any, Landlord may realize on account of such termination and reletting. Notwithstanding the forgoing, in the event that Landlord exercises its right to recapture, Tenant may within ten (10) days after receipt of Landlord’s notice exercising such right, withdraw its request to assign this Lease or to sublease space in the Premises and, upon delivery of such withdrawal notice to Landlord. Landlord’s election to recapture shall automatically terminate and be of no force or effect.

16.8 AFFILIATED ENTITY. Notwithstanding anything to the contrary in this Section 16, an assignment of the Lease or sublease of all or any portion of the Premises to any entity which (a) controls or is controlled by Tenant, (b) which acquires all or substantially all of the assets of Tenant, (c) which is the surviving entity resulting from a merger or consolidation of Tenant or (d) which acquires all or part of Tenant’s stock as part of a recapitalization or financing transaction (in each such case, an “Affiliate”), shall not require Landlord’s consent under section 16.1 of the Lease, provided that at least fifteen (15) days prior to such assignment or sublease (i) Tenant notifies Landlord in writing of any such assignment or sublease and provides Landlord with evidence that such assignment or sublease is a Transfer permitted by this section; (ii) provided the entity resulting from any of the foregoing transactions in this section 16.8 is a different entity from Tenant, prior to the date an assignment or sublease will take effect, the assignee or sublessee and Tenant shall enter into Landlord’s reasonable form of standard consent to sublease agreement or consent to assignment agreement (the “Transfer Agreements”), and (iii) subject to the limitation set forth in section 16.9 of the Lease. Tenant shall pay the reasonable costs and expenses (including legal fees) incurred by Landlord in confirming that the assignment or sublease meets the requirements of this section and in preparing any Transfer Agreement. Whether or not an assignment or sublease to an Affiliate is made pursuant to the terms of section, Tenant shall not be relieved of its obligations under this Lease. Sections 16.6 and 16.7 of the Lease shall not apply to assignments or subleases to Affiliates.

16.9 LANDLORD’S EXPENSES. In the event Tenant shall assign this Lease or sublet the Premises or request the consent of Landlord to any Transfer, then Tenant shall pay Landlord’s attorneys’ fees in reviewing such consent, provided, however, Landlord shall not be entitled to recover more than Two Thousand Five Hundred Dollars ($2,500.00) of attorneys’ fees with respect to any one Transfer.

17. DEFAULT; REMEDIES.

17.1 DEFAULT BY TENANT. Landlord and Tenant hereby agree that the occurrence of any one or more of the following events is a default by Tenant under this Lease and that said default shall give Landlord the rights described in section 17.2. Landlord or Landlord’s authorized agent shall have the right to execute and to deliver any notice of default, notice to pay rent or quit or any other notice Landlord gives Tenant.

(a) Tenant’s failure to make any payment of Base Rent, Tenant’s Percentage Share of Operating Expenses, Tenant’s Percentage Share of Real Property Taxes or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) business days after written notice thereof from Landlord to Tenant. In the event that Landlord serves Tenant with a notice to pay rent or quit pursuant to applicable unlawful detainer statutes, such notice shall also constitute the notice required by this section 17.1(a).

(b) The abandonment of the Premises by Tenant coupled with the non-payment of rent, in which event Landlord shall not be obligated to give any notice of default to Tenant.

(c) The failure of Tenant to comply with any of its obligations under sections 13.3, 25, 26 and 28 where Tenant falls to comply with its obligations or fails to cure any earlier breach of such obligation within ten (10) days following written notice from Landlord to Tenant. In the event Landlord serves Tenant with a notice to quit or any other notice pursuant to applicable unlawful detainer statutes, said notice shall also constitute the notice required by this section 17.1(c).

(d) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant (other than those referenced in sections 17.1(a), (b) and (c), above), where such failure shall continue for a period of fifteen (15) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s nonperformance is such that more than fifteen (15) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said fifteen (15) day period and thereafter diligently pursues such cure to completion. In the event that Landlord serves Tenant with a notice to quit or any other notice pursuant to applicable unlawful detainer statutes, said notice shall also constitute the notice required by this section 17.1(d).

(e) (i) The making by Tenant or any guarantor of Tenant’s obligations hereunder of any general arrangement or general assignment for the benefit of creditors; (ii) Tenant or any guarantor becoming a “debtor” as defined in 11 U.S.C. 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant or guarantor, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days; or (v) the insolvency of Tenant. In the event that any provision of this section 17.1(e) is unenforceable under applicable law, such provision shall be of no force or effect.

(f) The discovery by Landlord that any financial statement, representation or warranty given to Landlord by Tenant, or by any guarantor of Tenant’s obligations hereunder, was materially false at the time given. Tenant acknowledges that Landlord has entered into this Lease in material reliance on such information.

(g) If Tenant is a corporation, partnership, limited liability company or similar entity, the dissolution or liquidation of Tenant.

(h) If Tenant’s obligations under this Lease are guaranteed; (i) the death of a guarantor, (ii) the termination of a guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a guarantor’s refusal to honor the guaranty, or (v) a guarantor’s breach of its guaranty obligation on an anticipatory breach basis.

17.2 REMEDIES.

(a) In the event of any default or breach of this Lease by Tenant, Landlord may, at any time thereafter, with or without notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default:

(i) terminate Tenant’s right to possession of the Premises by any lawful means, In which case this Lease and the term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. If Landlord terminates this Lease, Landlord may recover from Tenant (A) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (B) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (C) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (D) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of releasing, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, any real estate commissions actually paid by Landlord and the unamortized value of any free rent, reduced rent, tenant improvement allowance or other economic concessions provided by Landlord. The “worth at time of award” of the amounts referred to in section 17.2(a)(i)(A) and (B) shall be computed by allowing interest at the lesser of ten percent (10%) per annum or the maximum interest rate permitted by applicable law. The worth at the time of award of the amount referred to in section 17.2(a)(i)(C) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For purposes of this section 17.2(a)(i), “rent” shall be deemed to be all monetary obligations required to be paid by Tenant pursuant to the terms of this Lease.

(ii) maintain Tenant’s right of possession, in which event Landlord shall have the remedy described in California Civil Code section 1951.4 which permits Landlord to continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due. In the event Landlord elects to continue this Lease in effect, Tenant shall have the right to sublet the Premises or assign Tenant’s interest in the Lease subject to the reasonable requirements contained in section 16 of this Lease and provided further that Landlord shall not require compliance with any standard or condition contained in section 16 that has become unreasonable at the time Tenant seeks to sublet or assign the Premises pursuant to this section 17.2(a)(ii).

(iii) collect sublease rents (or appoint a receiver to collect such rent) and otherwise perform Tenant’s obligations at the Premises, it being agreed, however, that the appointment of a receiver for Tenant shall not constitute an election by Landlord to terminate this Lease.

(iv) pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises are located.

(b) No remedy or election hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies at law or in equity. The expiration or termination of this Lease and/or the termination of Tenant’s right to possession of the Premises shall not relieve Tenant of liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term of the Lease or by reason of Tenant’s occupancy of the Premises.

(c) If Tenant is in default of this Lease beyond any applicable cure period and Tenant abandons or vacates the Premises, Landlord may re-enter the Premises, and such re-entry shall not be deemed to constitute Landlord’s election to accept a surrender of the Premises or to otherwise relieve Tenant from liability for its breach of this Lease. No surrender of the Premises shall be effective against Landlord unless Landlord has entered into a written agreement with Tenant in which Landlord expressly agrees to (i) accept a surrender of the Premises and (ii) relieve Tenant of liability under the Lease. The delivery by Tenant to Landlord of possession of the Premises shall not constitute the termination of the Lease or the surrender of the Premises.

17.3 DEFAULT BY LANDLORD. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust encumbering the Project whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its cure, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion in no event shall Tenant have the right to terminate this Lease as a result of Landlord’s default, and Tenant’s remedies shall be limited to damages and/or an injunction and as otherwise provided in Section 11 above. Tenant hereby waives its right to recover consequential damages (including, but not limited to, lost profits) or punitive damages arising out of a Landlord default. This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of a Force Majeure Event, and the time for Landlord’s performance shall be extended for the period of any such delay.

17.4 LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent, Tenant’s Percentage Share of Operating Expenses or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed encumbering the Project. Accordingly, if any installment of Base Rent, Tenant’s Percentage Share of Operating Expenses or any other sum due from Tenant shall not be received by Landlord when such amount shall be due, then, without any requirement for notice or demand to Tenant, Tenant shall immediately pay to Landlord a late charge equal to six percent (6%) of such overdue amount; provided, however, that Landlord shall waive the late charge one (1) time during each calendar year of the term of this Lease if Tenant pays all overdue sums within five (5) days after receipt of written notice by Landlord to Tenant advising Tenant that such payment is overdue. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder, including the assessment of interest under section 17.5.

17.5 INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided, any amount due to Landlord that is not paid when due shall bear interest at the lesser of ten percent (10%) per annum or the maximum rate permitted by applicable law. Payment of such interest shall not excuse or cure any default by Tenant under this Lease; provided, however, that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant.

17.6 PAYMENT OF RENT AND SECURITY DEPOSIT AFTER DEFAULT. If Tenant fails to pay Base Rent, Tenant’s Percentage Share of Operating Expenses, parking charges or any other monetary obligation due hereunder on the date it is due. after Tenant’s third failure in any twelve (12) month period to pay any monetary obligation on the date it is due, at Landlord’s option, all monetary obligations of Tenant hereunder shall thereafter be paid by cashier’s check, and Tenant shall, upon demand, provide Landlord with an additional security deposit equal to three (3) months’ Base Rent, if Landlord has required Tenant to make said payments by cashier’s check or to provide an additional security deposit, Tenant’s failure to make a payment by cashier’s check or to provide the additional security deposit shall be a default hereunder.

18. LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of rent. If Tenant shall fail to perform any of its obligations under this Lease beyond any applicable notice and cure period, Landlord may, but shall not be obligated to, after three business (3) days’ prior written notice to Tenant, make any such payment or perform any such act on Tenant’s behalf without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder. Tenant shall pay to Landlord, within ten (10) days after delivery by Landlord to Tenant of statements therefore, an amount equal to the expenditures reasonably made by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of this section.

19. INDEMNITY. Tenant shall indemnify, defend, protect, and hold harmless Landlord, its partners, subpartners, parent organization, affiliates, subsidiaries, and their respective officers, directors, legal representatives, successors, assigns, agents, servants, employees and independent contractors and each of them (collectively. “Landlord Parties”) from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) (collectively, “Claims”) incurred in connection with or arising from (a) any cause in or on the Premises during the Term or (b) any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, its partners, subpartners, parent organization, affiliates, subsidiaries and their respective officers, directors, contractors, agents, servants, employees, invitees, guests or licensees and each of them (collectively, “Tenant Parties”) at the Project; provided, however, that Tenant shall not be required to indemnify and hold Landlord harmless from any Claims for death or personal injury by any person, company or entity resulting from the negligence or willful misconduct of the Landlord Parties. Landlord_shall indemnify, defend, protect, and hold harmless Tenant from any Claim resulting from injuries to persons caused by the negligence of willful misconduct of Landlord or its partners, subpartners, parent organization, affiliates, subsidiaries and their respective officers, directors, agents, servants, employees and each of them. Tenant’s agreement to indemnify and hold Landlord harmless, and Landlord’s agreement to indemnify and hold Tenant harmless are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Landlord or Tenant, respectively, pursuant to this Lease to the extent such policies cover the results of such acts, omissions or willful misconduct. The provisions of this section shall survive the expiration or sooner termination of this Lease. The Indemnified Parties need not first pay any Damages to be indemnified hereunder. This indemnity is intended to apply to the fullest extent permitted by applicable law. Notwithstanding the foregoing. Landlord shall have no obligation to compensate Tenant for consequential damages (including lost profits).

20. EXEMPTION OF LANDLORD FROM LIABILITY. Except as may be otherwise provided in section 19, Tenant hereby agrees that Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom or for loss of or damage to the merchandise, tenant improvements, fixtures, furniture, equipment, computers, files, automobiles, or other property of Tenant, Tenant’s employees, agents, contractors or invitees, or any other person in or about the Project, nor shall Landlord be liable for injury to the person of Tenant. Tenant’s employees, agents, contractors or invitees, whether such damage or injury is caused by or results from any cause whatsoever including, but not limited to, theft, criminal activity at the Project, negligent security measures, bombings or bomb scares, Hazardous Materials, fire, steam, electricity, gas, water or rain, flooding, breakage of pipes, sprinklers, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Project, or from other sources or places, or from new construction or the repair, alteration or improvement of any part of the Project. Landlord shall not be liable for any damages arising from any act or neglect of any employees, agents, contractors or invitees of any other tenant, occupant or user of the Project, nor from the failure of Landlord to enforce the provisions of the lease of any other tenant of the Project. Except as may be otherwise provided in section 19, Tenant, as a material part of the consideration to Landlord hereunder, hereby assumes all risk of damage to Tenant’s property or business or injury to persons in, upon or about the Project arising from any cause, including Landlord’s negligence or the negligence of its employees, agents or contractors, and Tenant hereby waives all claims in respect thereof against Landlord, its employees, agents and contractors.

21. LANDLORD’S LIABILITY. Tenant acknowledges that Landlord shall have the right to transfer all or any portion of its interest in the Project and to assign this Lease to the transferee. Tenant agrees that in the event of such a transfer Landlord shall automatically be released from all liability under this Lease to the extent the same arises after the date of such transfer, and Tenant hereby agrees to look solely to Landlord’s transferee for the performance of Landlord’s obligations hereunder after the date of the transfer including, but not limited to, all indemnity obligations. Upon such a transfer, Landlord shall, at its option, return Tenant’s security deposit to Tenant or transfer Tenant’s security deposit to Landlord’s transferee and, in either event, Landlord shall have no further liability to Tenant for the return of its security deposit. Subject to the rights of any lender holding a mortgage or deed of trust encumbering all or part of the Project, Tenant agrees to look solely to Landlord’s equity interest in the Project for the collection of any judgment requiring the payment of money by Landlord arising out of (a) Landlord’s failure to perform its obligations under this Lease or (b) the negligence or willful misconduct of Landlord, its partners, employees and agents. No other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of any judgment or writ obtained by Tenant against Landlord. No partner, employee or agent of Landlord shall be personally liable for the performance of Landlord’s obligations hereunder or be named as a party in any lawsuit arising out of or related to, directly or indirectly, this Lease and the obligations of Landlord hereunder. The obligations under this Lease do not constitute personal obligations of the individual partners of Landlord, if any, and Tenant shall not seek recourse against the individual partners of Landlord or their assets.

22. SIGNS. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners or painting, or erect or install any signs, windows or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord’s prior written consent, which approval shall not be unreasonably withheld or delayed. Upon vacation of the Premises, Tenant shall remove all signs and repair, paint and/or replace the building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for signs and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord’s approval and conform in all respects to Landlord’s requirements.

23. PARKING. During the term and subject to the rules and regulations attached hereto as Exhibit “C,” as reasonably modified by Landlord from time to time (the “Rules”), Tenant shall be entitled to use the number of parking spaces set forth in section 1.13 in the Common Area parking lot of the Project. Tenant’s parking rights are in common with the parking rights of any other tenants of the Project, and all of Tenant’s parking spaces are unreserved parking spaces. Landlord reserves the right at any time to designate areas in the Common Areas where Tenant may or may not park (e.g. Landlord shall have the right to require Tenant to park solely in the parking spaces that are within the Premises). If Tenant commits or allows in the parking lot any of the activities prohibited by the Lease or the Rules, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable by Tenant upon demand by Landlord. Tenant’s parking rights are the personal rights of Tenant, and Tenant shall not transfer, assign or otherwise convey its parking rights separate and apart from this Lease. All parking spaces may only be used for parking vehicles no larger than full-size passenger automobiles or pickup trucks. Landlord, in addition to its other remedies, shall have the right to remove or tow away any other vehicles. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties provided, however, if another tenant is interfering with Tenant’s parking rights, Landlord shall either use good faith efforts to enforce Tenant’s parking rights against the interfering tenant or shall create an exclusive parking area adjacent to the Building for Tenant’s benefit. Landlord shall likewise have the right to create exclusive parking areas for the benefit of other tenants of the Project so long as Tenant’s parking rights are not violated. Landlord shall have no obligation to bring a legal action against the non-complying tenant. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities.

24. BROKER’S FEE. Tenant and Landlord each represent and warrant to the other that neither has had any dealings or entered into any agreements with any person, entity, broker or finder other than the persons, if any, listed in section 1.14, in connection with the negotiation of this Lease, and no other broker, person, or entity is entitled to any commission or finder’s fee in connection with the negotiation of this Lease, and Tenant and Landlord each agree to indemnify, defend and hold the other harmless from and against any claims, damages, costs, expenses, attorneys’ fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings, actions or agreements of the indemnifying party. The commission payable to the Brokers listed in Section 1.14 shall be paid by Landlord.

25. ESTOPPEL CERTIFICATE.

25.1 DELIVERY OF CERTIFICATE. Tenant shall from time to time, upon not less than ten (10) days’ prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying such information as Landlord may reasonably request including, but not limited to, the following: (a) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (b) the date to which the Base Rent and other charges are paid in advance and the amounts so payable, (c) that there are not, to Tenant’s knowledge, any uncured defaults or unfulfilled obligations on the part of Landlord, or specifying such defaults or unfulfilled obligations, if any are claimed, (d) that all tenant improvements to be constructed by Landlord, if any, have been completed in accordance with Landlord’s obligations, and (e) that Tenant has taken possession of the Premises. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Project. Landlord also agrees to complete, on the same basis as Tenant above, a similar estoppel certificate requested by Tenant (with appropriate modifications to reflect a certificate being provided by Landlord).

25.2 FAILURE TO DELIVER CERTIFICATE. At Landlord’s option, the failure of Tenant to deliver such statement within such time shall constitute a default of Tenant hereunder, or it shall be conclusive upon Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) there are no uncured defaults in Landlord’s performance, (c) not more than one month’s Base Rent has been paid in advance, (d) all tenant improvements to be constructed by Landlord, if any, have been completed in accordance with Landlord’s obligations, and (e) Tenant has taken possession of the Premises.

26. FINANCIAL INFORMATION. From time to time, at Landlord’s request, but not more often than once in any twelve month period, Tenant shall cause the following financial information to be delivered to Landlord, at Tenant’s sole cost and expense, upon not less than ten (10) days’ advance written notice from Landlord: (a) a current financial statement for Tenant and Tenant’s financial statements for the previous two accounting years, (b) a current financial statement for any guarantor(s) of this Lease and the guarantor’(s) financial statements for the previous two accounting years and (c) such other financial information pertaining to Tenant or any guarantor as Landlord or any lender or purchaser of Landlord may reasonably request. All financial statements shall be prepared in accordance with generally accepted accounting principals consistently applied and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Tenant hereby authorizes Landlord, from time to time, without notice to Tenant, to obtain a credit report or credit history on Tenant from any credit reporting company.

27. ENVIRONMENTAL MATTERS/HAZARDOUS MATERIALS.

27.1 HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE. Prior to executing this Lease, Tenant has delivered to Landlord Tenant’s executed initial Hazardous Materials Disclosure Certificate (the “Initial HazMat Certificate”), a copy of which is attached hereto as Exhibit D. Tenant covenants, represents and warrants to Landlord that the information in the Initial HazMat Certificate is true and correct and accurately describes the use(s) of Hazardous Materials which will be made and/or used on the Premises by Tenant. Tenant shall, commencing with the date which is one year from the Commencement Date and continuing every year thereafter, deliver to Landlord an executed Hazardous Materials Disclosure Certificate (the “HazMat Certificate”) describing Tenant’s then-present use of Hazardous Materials on the Premises, and any other reasonably necessary documents and information as requested by Landlord. The HazMat Certificates required hereunder shall be in substantially the form attached hereto as Exhibit D.

27.2 DEFINITION OF HAZARDOUS MATERIALS. As used in this Lease, the term Hazardous Materials shall mean and include (a) any hazardous or toxic wastes, materials or substances, and other pollutants or contaminants, which are or become regulated by any Environmental Laws (defined below); (b) petroleum, petroleum by-products, gasoline, diesel fuel, crude oil or any fraction thereof; (c) asbestos and asbestos-containing material, in any form, whether friable or non-fraible; (d) polychlorinated biphenyls; (e) radioactive materials; (f) lead and lead-containing materials; (g) any other material, waste or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined or become defined by any Environmental Law; or (h) any materials which cause or threatens to cause a nuisance upon or waste to any portion of the Project or any surrounding property; or poses or threatens to pose a hazard to the health and safety of persons on the Premises, any other portion of the Project or any surrounding property. For purposes of this Lease, the term “Hazardous Materials” shall not include nominal amounts of ordinary household cleaners, office supplies and janitorial supplies which are not actionable under any Environmental Laws.

27.3 PROHIBITION; ENVIRONMENTAL LAWS. Subject to all of the terms and conditions of this section 27.3, Tenant shall be entitled to use in the Premises the Hazardous Materials disclosed on the HazMat Certificate attached to this Lease in the manner and in the amounts specified on the HazMat Certificate. Tenant shall not be entitled to use or store any Hazardous Materials on, in, or about any portion of the Premises and the Project that are not disclosed on the Hazmat Certificate without, in each instance, obtaining Landlord’s prior written consent thereto, which may be given or withheld in Landlord’s reasonable discretion. Any such usage and storage may only be to the extent of the quantities of Hazardous Materials as specified in the then-applicable HazMat Certificate as expressly approved by Landlord. In all events such usage and storage must at all times be in full compliance with any and all local, state and federal environmental, health and/or safely-related laws, statutes, orders, standards, courts’ decisions, ordinances, rules and regulations (as interpreted by judicial and administrative decisions), decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant or all or any portion of the Premises (collectively, the “Environmental Laws”) and in compliance with the recommendations of Landlord’s consultants Tenant agrees that any changes to the type and/or quantities of Hazardous Materials specified in the most recent HazMat Certificate may be implemented only with the prior written consent of Landlord, which consent may be given or withheld in Landlord’s reasonable discretion. Tenant shall not be entitled not permitted to install any tanks under, on or about the Premises for the storage of Hazardous Materials without the express written consent of Landlord, which may be given or withheld in Landlord’s sole discretion. Landlord shall have the right, in Landlord’s sole discretion, at all times during the Term of this Lease to (i) inspect the Premises, (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this section 27 or to determine if Hazardous Materials are present in, on or about the Project, (iii) request lists of all Hazardous

Materials used, stored or otherwise located on, under or about any portion of the Premises and/or the Common Areas, and (iv) to require Tenant to complete a survey of its use, storage and handling of Hazardous Materials in the Premises, using a form and following procedures designated by Landlord, in Landlord’s sole discretion (the “Survey”). Tenant shall reimburse Landlord for the cost of all such inspections, tests and investigations, and all costs associated with any Survey if it is determined that Tenant is not in compliance with its obligations under this section 27 and such non-compliance either has, or threatens to cause material contamination of the Premises. If as a result of an inspection, test or Survey Landlord determines, in Landlord’s sole discretion, that Tenant should implement or perform safety, security or compliance measures, Tenant shall within thirty (30) days after written request by Landlord perform such measures, at Tenant’s sole cost and expense. The aforementioned rights granted herein to Landlord and its representatives shall not create (a) a duty on Landlord’s part to inspect, test, investigate, monitor or otherwise observe the Premises or the activities of Tenant and Tenant Parties with respect to Hazardous Materials, including without limitation, Tenant’s operation, use and any remediation relating thereto, or (b) liability on the part of Landlord and its representatives for Tenant’s use, storage, disposal or remediation of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

27. 4 TENANT’S ENVIRONMENTAL OBLIGATIONS. Tenant shall give to Landlord immediate verbal and follow-up written notice of any spills, releases, discharges, disposals, emissions, migrations, removals or transportation of Hazardous Materials on, under or about any portion of the Premises or in any Common Areas that might materially contaminate the Project or are required to be reported to any governmental authority; provided that Tenant has actual, implied or constructive knowledge of such event(s). Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any spill, release, discharge, disposal, emission, migration or transportation of Hazardous Materials caused by Tenant or Tenant Parties such that the affected portions of the Project and any adjacent property are returned to the condition existing prior to the appearance of such Hazardous Materials. Any such investigation, clean up, removal, restoration and other remediation shall only be performed after Tenant has obtained Landlord’s prior written consent, which consent shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on any portion of the Project. Notwithstanding the foregoing, Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord’s prior written consent. Tenant, at its sole cost and expense, shall conduct and perform, or cause to be conducted and performed, all closures with respect to Tenant’s or Tenant Parties’ operations at the Premises as required by any Environmental Laws or any agencies or other governmental authorities having jurisdiction thereof. If Tenant fails to so promptly investigate, clean up, remove, restore, provide closure or otherwise so remediate, Landlord may, but without obligation to do so, take any and all steps necessary to rectify the same, and Tenant shall promptly reimburse Landlord, upon demand, for all costs and expenses to Landlord of performing investigation, cleanup, removal, restoration, closure and remediation work. All such work undertaken by Tenant, as required herein, shall be performed in such a manner so as to enable Landlord to make full economic use of the Premises and other portions of the Project after the satisfactory completion of such work.

27.5 ENVIRONMENTAL INDEMNITY - TENANT. In addition to Tenant’s other indemnity obligations under this Lease, Tenant agrees to, and shall, protect, indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord and the other Indemnities harmless from and against any and all loss, cost, damage, liability or expense (including, without limitation, diminution in value of any portion of the Premises or the Project, damages for the loss of or restriction on the use of rentable or usable space, and from any adverse impact of Landlord’s marketing, selling, leasing or subleasing of any space within the Project) arising at any time during or after the term of this Lease in connection with or related to, directly or indirectly, the use, presence, transportation, storage, disposal, migration, removal, spill, release or discharge of Hazardous Materials on, in or about any portion of the Project caused by Tenant or Tenant Parties. Neither the written consent of Landlord to the presence, use or storage of Hazardous Materials in, on, under or about any portion of the Project nor the strict compliance by Tenant with all Environmental Laws shall excuse Tenant from its obligations of indemnification pursuant hereto. Tenant shall not be relieved of its indemnification obligations under the provisions of this section 27.5 due to Landlord’s status as either an “owner” or “operator” under any Environmental Laws.

27.6 SURVIVAL. Tenant’s obligations and liabilities pursuant to the provisions of this section 27 shall survive the expiration or earlier termination of this Lease. The burden of proof hereunder shall be upon Tenant. For purposes hereof, the term “reasonable wear and tear” shall not include any deterioration in the condition or diminution of the value of any portion of the Project in any manner whatsoever related to, directly or indirectly, Hazardous Materials. Any such holdover by Tenant will be with Landlord’s consent, will not be terminable by Tenant in any event or circumstance and will otherwise be subject to the provisions of section 33 of this Lease.

27.7 No LIABILITY FOR ACTS OF OTHERS. Notwithstanding anything to the contrary contained in this Lease, Tenant shall only be liable pursuant to this section 27 for the acts of Tenant and Tenant Parties, and Tenant shall not be liable for the acts of persons or entities other than Tenant and Tenant Parties nor shall Tenant be responsible or liable for contamination that existed at the Premises on the Commencement Date or for contamination emanating from neighboring land.

27.8 REPRESENTATION BY LANDLORD. As of the date set forth in section 1.1, Landlord represents and warrants to Tenant that to Landlord’s actual knowledge it does not know of the existence at the Project of any Hazardous Material that (a) exists in material violation of any law or regulation and (b) poses a material and present danger to the health, life or safely of tenants. For purposes of this section, Landlord’s actual knowledge shall mean the actual knowledge of Scott Amling without duly of investigation. The foregoing representation and warranty shall apply only as of the date set forth in section 1.1, and shall not apply to any point in time thereafter.

27.9 ENVIRONMENTAL INDEMNITY – LANDLORD. For purposes of this section, “Non-Tenant Environmental Damages” shall mean damages for environmental contamination relating to Hazardous Materials in, on, under or about the Premises or Project that existed on the Premises prior to the Delivery Date or which are caused by Landlord, its agents or employees. In addition to Landlord’s other indemnity obligations under this Lease, if Tenant becomes legally obligated to pay Non-Tenant Environmental Damages, Landlord agrees to, and shall, protect, indemnify, defend (with counsel reasonably acceptable to Tenant) and hold Tenant harmless from and against any Non-Tenant Environmental Damages.

28. SUBORDINATION.

28.1 EFFECT OF SUBORDINATION. This Lease, and any Option (as defined below) granted hereby, upon Landlord’s written election, shall be subject and subordinate to any ground lease, mortgage, deed of trust or any other hypothecation or security now or hereafter placed upon the Project and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof, provided that the third party seeking such subordination execute a commercially reasonable form of subordination and non-disturbance agreement under the terms of which such party agrees not to disturb Tenant’s possession of the Premises and agrees to recognize all of Tenant’s rights under the Lease so long as Tenant is not in default thereunder beyond any applicable notice and cure period. Notwithstanding such subordination, Tenant’s right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. At the request of any mortgagee, trustee or ground lessor, Tenant shall attorn to such person or entity. If any mortgagee, trustee or ground lessor shall elect to have this Lease and any Options granted hereby prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease and such Options shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease or such Options are dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. In the event of the foreclosure of a security device, the new owner shall not (a) be liable for any act or omission of any prior landlord or with respect to events occurring prior to its acquisition of title, (b) be liable for the breach of this Lease by any prior landlord, (c) be subject to any offsets or defenses which Tenant may have against the prior Landlord or (d) be liable to Tenant for the return of its security deposit unless such security deposit was received by the new owner; provided, however, the forgoing shall not limit the new owner’s obligation to perform the ongoing obligations of the landlord under the lease including, but not limited to, the Landlord’s obligations with respect to the repair and maintenance of the Project.

28.2 EXECUTION OF DOCUMENTS. Tenant agrees to execute and acknowledge any documents Landlord reasonably requests Tenant execute to effectuate an attornment, a subordination, or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Tenant’s failure to execute such documents within ten (10) days after written demand shall constitute a default by Tenant hereunder.

28.3 No EXISTING DEEDS OF TRUST. NO mortgages or deeds of trust presently encumber Landlord’s interest in the Project. Notwithstanding anything to the contrary contained in the Lease, Tenant shall not be obligated to subordinate its interest in the Lease to a mortgage or deed of trust obtained by Landlord after the date of this Lease unless the lender provides Tenant with a commercially reasonable nondisturbance agreement.

29. OPTIONS.

29.1 DEFINITION. As used in this Lease, the word “Option” has the following meaning: (1) the right or option to extend the term of this Lease or to renew this Lease, (2) the option or right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other space within the Project or the right of first offer to lease other space within the Project, and (3) the right or option to terminate this Lease prior to its expiration date or to reduce the size of the Premises. Any Option granted to Tenant by Landlord must be evidenced by a written option agreement attached to this Lease as a rider or addendum or said option shall be of no force or effect.

29.2 OPTIONS PERSONAL. Each Option granted to Tenant in this Lease, if any, is personal to the original Tenant and any Affiliate (as defined in 16.8) to whom Tenant assigns its interest in this Lease (an “Assuming Affiliate”) and may be exercised only by the original Tenant or an Assuming Affiliate while occupying the entire Premises and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant or an Assuming Affiliate, including, without limitation, any permitted transferee as defined in section 16. The Options, if any, herein granted to Tenant are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise. If at any time an Option is exercisable by Tenant or an Assuming Affiliate, the Lease has been assigned to a person or entity other than an Affiliate or a sublease exists as to any portion of the Premises to a person or entity other than an Affiliate, the Option shall be deemed null and void and neither Tenant nor any assignee or subtenant shall have the right to exercise the Option.

29.3 MULTIPLE OPTIONS. In the event that Tenant has multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Option to extend or renew this Lease has been so exercised.

29.4 EFFECT OF DEFAULT ON OPTIONS. Tenant shall have no right to exercise an Option during the time commencing from the date Landlord gives to Tenant a notice of default pursuant to section 17.1 and continuing until the noncompliance alleged in said notice of default is cured, or if Tenant is in default of any of the terms, covenants or conditions of this Lease beyond any applicable cure period and Landlord has proceeded to effect its remedies pursuant to Section 17.2 above. The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise an Option because of the provisions of this section.

30. LANDLORD RESERVATIONS. Landlord shall have the right: (a) to change the name and address of the Project or Building upon not less than ninety (90) days prior written notice; provided, however, in such event Landlord shall reimburse Tenant for all reasonable costs Tenant pays to third parties for the replacement of pre-printed stationary, address labels and other packaging in an amount not to exceed $5000; (b) to permit any tenant the exclusive right to conduct any business as long as such exclusive right does not conflict with any rights expressly given herein; and (c) to place signs, notices or displays upon the roof, interior or exterior of the Building or Common Areas of the Project. Landlord reserves the right to use the exterior walls of the Premises, and the area beneath, adjacent to and above the Premises together with the right to install, use, maintain and replace equipment, machinery, pipes, conduits and wiring through the Premises, which serve other parts of the Project provided that Landlord’s use does not unreasonably interfere with Tenant’s use of the Premises.

31. CHANGES TO PROJECT. Landlord shall have the right, in Landlord’s sole discretion, from time to time, to make changes to the size, shape, location, number and extent of the improvements comprising the Project (hereinafter referred to as “Changes”) including, but not limited to, the interior and exterior of buildings, the Common Areas, HVAC, electrical systems, communication systems, fire protection and detection systems, plumbing systems, security systems, parking control systems, driveways, entrances, parking spaces, parking areas and landscaped areas; provided, however, that Landlord shall not materially change the location of the exterior walls of the Building or materially change the location of the Common Areas within the Building in a way that would materially and adversely effect Tenant’s use of the Premises without the prior written consent of Tenant, which consent shall not be unreasonably withheld, conditioned or delayed, and shall not make any other changes if the effect of such changes would be to materially decrease Tenant’s rights or materially increase Tenant’s obligations under this Lease. In connection with the Changes, Landlord may, among other things, erect scaffolding or other necessary structures at the Project, limit or eliminate access to portions of the Project, including portions of the Common Areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building so long as Landlord uses commercially reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises. Also so long as Landlord uses commercially reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises, Tenant hereby agrees that such Changes and Landlord’s actions in connection with such Changes shall in no way constitute a constructive eviction of Tenant or entitle Tenant to any abatement of rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Changes, nor shall Tenant be entitled to any compensation or damages from Landlord for any inconvenience or annoyance occasioned by such Changes or Landlord’s actions in connection with such Changes. If a Change will materially interfere with Tenant’s use of the Premises, Landlord shall use commercially reasonable efforts to provide Tenant with advance notice of such Change Landlord shall use commercially reasonable efforts to minimize disruption to Tenant’s business operations caused by Changes.

32. Intentionally deleted.

33. HOLDING OVER. If Tenant remains in possession of the Premises or any part thereof after the expiration or earlier termination of the term hereof with Landlord’s consent. such occupancy shall be a tenancy from month to month upon all the terms and conditions of this Lease pertaining to the obligations of Tenant, except that the Base Rent payable shall be the one hundred fifty percent (150%) of the Base Rent payable immediately preceding the termination date of this Lease, and all Options, if any, shall be deemed terminated and be of no further effect. If Tenant remains in possession of the Premises or any part thereof, after the expiration of the term hereof without Landlord’s consent. Tenant shall, at Landlord’s option, be treated as a tenant at sufferance or a trespasser. Nothing contained herein shall be construed to constitute Landlord’s consent to Tenant holding over at the expiration or earlier termination of the Lease term or to give Tenant the right to hold over after the expiration or earlier termination of the Lease term. Tenant hereby agrees to indemnify, hold harmless and defend Landlord from any cost, loss, claim or liability (including attorneys’ fees) Landlord may incur as a result of Tenant’s failure to surrender possession of the Premises to Landlord upon the termination of this Lease.

34. LANDLORD’S ACCESS.

34.1 ACCESS. Landlord and Landlord’s agents, contractors and employees shall have the right to enter the Premises at reasonable times upon reasonable advance notice to Tenant (except in the case of any emergency, where no advance notice shall be required) for the purpose of inspecting the Premises, performing any services required of Landlord, showing the Premises to prospective purchasers, lenders or tenants, undertaking safety measures and making alterations, repairs, improvements or additions to the Premises or to the Project; provided, however, that Landlord shall only have the right to show the Premises to prospective tenants during the last one hundred eighty (180) days of the term of this Lease. In the event of an emergency. Landlord may gain access to the Premises by any reasonable means, and Landlord shall not be liable to Tenant for damage to the Premises or to Tenant’s property resulting from such access. Landlord may at any time place on or about the Building “for sale” or “for lease” signs and Landlord may at any time during the last one hundred twenty (120) days of the term hereof place on or about the Premises “for lease” signs. During any such access. Landlord and its agents shall abide by Tenant’s reasonable safety, security and confidentiality measures.

34.2 KEYS. Landlord shall have the right to retain keys to the locks on the entry doors to the Premises and all interior doors at the Premises.

35. SECURITY MEASURES. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Project, and Landlord shall have no liability to Tenant due to its failure to provide such services. Tenant assumes all responsibility for the protection of Tenant, its agents, employees, contractors and invitees and the property of Tenant and of Tenant’s agents, employees, contractors and invitees from acts of third parties. Nothing herein contained shall prevent Landlord, at Landlord’s sole option, from implementing security measures for the Project or any part thereof, in which event Tenant shall participate in such security measures and the cost thereof shall be included within the definition of Operating Expenses, and Landlord shall have no liability to Tenant and its agents, employees, contractors and invitees arising out of Landlord’s negligent provision of security measures, Landlord shall have the right, but not the obligation, to require all persons entering or leaving the Project to identify themselves to a security guard and to reasonably establish that such person should be permitted access to the Project.

36. EASEMENTS. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents within ten (10) days after Landlord’s request, and Tenant’s failure to do so shall constitute a default by Tenant. The obstruction of Tenant’s view, air or light by any structure erected in the vicinity of the Project, whether by Landlord or third parties, shall in no way affect this Lease or impose any liability upon Landlord.

37. TRANSPORTATION MANAGEMENT. Tenant shall fully comply at its sole expense with all present or future programs implemented or required by any governmental or quasi-governmental entity or Landlord to manage parking, transportation, air pollution or traffic in and around the Project or the metropolitan area in which the Project is located.

38. SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

39. TIME OF ESSENCE. Time is of the essence with respect to each of the obligations to be performed by Tenant and Landlord under this Lease.

40. DEFINITION OF ADDITIONAL RENT. All monetary obligations of Tenant to Landlord under the terms of this Lease, including, but not limited to, Base Rent, Tenant’s Percentage Share of Operating Expenses and late charges shall be deemed to be rent.

41. INCORPORATION OF PRIOR AGREEMENTS. This Lease and the attachments listed in section 1.15 contain all agreements of the parties with respect to the lease of the Premises and any other matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. Except as otherwise stated in this Lease, Tenant hereby acknowledges that no real estate broker nor Landlord nor any employee or agents of any of said persons has made any oral or written warranties or representations to Tenant concerning the condition or use by Tenant of the Premises or the Project or concerning any other matter addressed by this Lease.

42. AMENDMENTS. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

43. NOTICES. All notices required or permitted by this Lease shall be in writing and may be delivered (a) in person (by hand, by messenger or by courier service), (b) by U.S. Postal Service regular mail, (c) by U.S. Postal Service certified mall, return receipt requested, (d) by U.S. Postal Service Express Mail, Federal Express or other overnight courier, or (e) by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this section. The addresses set forth in section 1.16 of this Lease shall be the address of each party for notice purposes. Landlord or Tenant may by written notice to the other specify a different address for notice purposes, except that upon Tenant’s taking possession of the Premises, the Premises shall constitute Tenant’s address for the purpose of mailing or delivering notices to Tenant. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereinafter designate by written notice to Tenant. Any notice sent by regular mail or by certified mail, return receipt requested, shall be deemed given three (3) days after deposited with the U.S. Postal Service. Notices delivered by U.S. Express Mail, Federal Express or other courier shall be deemed given on the date delivered by the carrier to the appropriate party’s address for notice purposes. If any notice is transmitted by facsimile transmission, the notice shall be deemed delivered upon telephone confirmation of receipt of the transmission thereof at the appropriate party’s address for notice purposes. A copy of all notices delivered to a party by facsimile transmission shall also be mailed to the party on the date the facsimile transmission is completed. If notice is received on Saturday, Sunday or a legal holiday, it shall be deemed received on the next business day. Nothing contained herein shall be construed to limit Landlord’s right to serve any notice to pay rent or quit or similar notice by any method permitted by applicable law, and any such notice shall be effective if served in accordance with any method permitted by applicable law whether or not the requirements of this section have been met.

44. WAIVERS. NO waiver by Landlord or Tenant of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Landlord or Tenant of the same or any other provision. Landlord’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No acceptance by Landlord of partial payment of any sum due from Tenant shall be deemed a waiver by Landlord of its right to receive the full amount due, nor shall any endorsement or statement on any check or accompanying letter from Tenant be deemed an accord and satisfaction. Tenant hereby waives California Code of Civil Procedure section 1179 and Civil Code section 3275 which allow tenants to obtain relief from the forfeiture of a lease. Tenant hereby waives for Tenant and all those claiming under Tenant all rights now or hereafter existing to redeem by order or judgment of any court or by legal process or writ Tenant’s right of occupancy of the Premises after any termination of this Lease.

45. COVENANTS. This Lease shall be construed as though Landlord’s covenants contained herein are independent and not dependent and Tenant hereby walves the benefit of any statute to the contrary. All provisions of this Lease to be observed or performed by Tenant are covenants.

46. BINDING EFFECT; CHOICE OF LAW. Subject to any provision hereof restricting assignment or subletting by Tenant, this Lease shall bind the parties, their heirs, personal representatives, successors and assigns. This Lease shall be governed by the laws of the state in which the Project is located, and any litigation concerning this Lease between the parties hereto shall be initiated in the county in which the Project is located.

47. ATTORNEYS’ FEES. If Landlord or Tenant brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, or appeal thereon, shall be entitled to its reasonable attorneys’ fees and court costs to be paid by the losing party as fixed by the court in the same or separate suit, and whether or not such action is pursued to decision or judgment. The attorneys’ fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees and court costs reasonably incurred in good faith. Landlord shall be entitled to reasonable attorneys’ fees and all other costs and expenses incurred in the preparation and service of valid notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default. Landlord and Tenant agree that attorneys’ fees incurred with respect to defaults and bankruptcy are actual pecuniary losses within the meaning of section 365(b)(1)(B) of the Bankruptcy Code or any successor statute.

48. AUCTIONS. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction or going-out-of-business sale upon the Premises or the Common Areas.

49. MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not result in the merger of Landlord’s and Tenant’s estates and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

50. QUIET POSSESSION. Subject to the other terms and conditions of this Lease, and provided Tenant is not in default hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

51. AUTHORITY. If Tenant is a corporation, trust, limited liability company, limited liability partnership or general or limited partnership, Tenant, and each individual executing this Lease on behalf of such entity, represents and warrants that such individual is duly authorized to execute and deliver this Lease on behalf of said entity, that said entity is duly authorized to enter into this Lease, and that this Lease is enforceable against said entity in accordance with its terms. If Tenant is a corporation, trust, limited liability company, limited liability partnership or other partnership, Tenant shall deliver to Landlord upon demand evidence of such authority satisfactory to Landlord.

52. CONFLICT. Except as otherwise provided herein to the contrary, any conflict between the printed provisions, exhibits, addenda or riders of this Lease and the typewritten or handwritten provisions, if any, shall be controlled by the typewritten or handwritten provisions.

53. MULTIPLE PARTIES. If more than one person or entity is named as Tenant herein, the obligations of Tenant shall be the joint and several responsibility of all persons or entities named herein as Tenant. Service of a notice in accordance with section 43 on one Tenant shall be deemed service of notice on all Tenants.

54. INTERPRETATION. This Lease shall be interpreted as if it was prepared by both parties, and ambiguities shall not be resolved in favor of Tenant because all or a portion of this Lease was prepared by Landlord. The captions contained in this Lease are for convenience only and shall not be deemed to limit or alter the meaning of this Lease. As used in this Lease, the words tenant and landlord include the plural as well as the singular. Words used in the neuter gender include the masculine and feminine gender. For the purposes of this agreement, “Lease” shall collectively mean this document and all Exhibits, riders and addenda to this document.

55. PROHIBITION AGAINST RECORDING. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant. Landlord shall have the right to record a memorandum of this Lease, and Tenant shall execute, acknowledge and deliver to Landlord for recording any memorandum prepared by Landlord.

56. RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venture or any association between Landlord and Tenant.

57. RULES AND REGULATIONS. Tenant agrees to abide by and conform to the Rules and to cause its employees, suppliers, customers and invitees to so abide and conform. Landlord shall have the right, from time to time, to modify, amend and enforce the Rules in a reasonable and nondiscriminatory manner. Landlord shall not be responsible to Tenant for the failure of other persons, including, but not limited to, other tenants, their agents, employees and invitees, to comply with the Rules except as specifically set forth in this Lease. Modifications or amendments to the Rules shall be binding upon Tenant provided that Tenant has received written notice thereof.

58. RIGHT TO LEASE. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in its sole discretion shall determine, and Tenant is not relying on any representation that any specific tenant or number of tenants will occupy the Project.

59. CONFIDENTIALITY. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respect to the Project and may impair Landlord’s relationship with other tenants of the Project. Tenant agrees that it and its partners, officers, directors, employees shall use commercially reasonable efforts not disclose the terms of this Lease to any person or entity except (a) the brokers, attorneys and accountants employed by Tenant who are involved in this transaction; (b) as may be required by the SEC or other governmental agency; (c) as may be required in connection with any financing, merger and acquisition transaction or stock sale by Tenant, and (d) as required in any legal proceeding or in connection with any other mandatory disclosure obligation of Tenant, without the prior written consent of Landlord, which may be given or withheld by Landlord, in Landlord’s sole discretion. Tenant shall instruct its brokers, attorneys and accountants to maintain the confidentiality of the terms of this Lease. It is understood and agreed that damages alone would be an inadequate remedy for the breach of this provision by Tenant, and Landlord shall also have the right to seek specific performance of this provision and to seek injunctive relief to prevent its breach or continued breach.

60. WAIVER OF JURY TRIAL. LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING AND/OR HEARING BROUGHT BY EITHER LANDLORD AGAINST TENANT OR TENANT AGAINST LANDLORD ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN EFFECT.

LANDLORD AND TENANT ACKNOWLEDGE THAT THEY HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES. TENANT ACKNOWLEDGES THAT IT HAS BEEN GIVEN THE OPPORTUNITY TO HAVE THIS LEASE REVIEWED BY ITS LEGAL COUNSEL PRIOR TO ITS EXECUTION PREPARATION OF THIS LEASE BY LANDLORD OR LANDLORD’S AGENT AND SUBMISSION OF SAME TO TENANT SHALL NOT BE DEEMED AN OFFER BY LANDLORD TO LEASE THE PREMISES TO TENANT OR THE GRANT OF AN OPTION TO TENANT TO LEASE THE PREMISES. THIS LEASE SHALL BECOME BINDING UPON LANDLORD ONLY WHEN FULLY EXECUTED BY BOTH PARTIES AND WHEN LANDLORD HAS DELIVERED A FULLY EXECUTED ORIGINAL OF THIS LEASE TO TENANT.

LANDLORD:

The Realty Associates Fund III, L.P., a Delaware limited partnership

By:	Realty Associates Fund III GP Limited Partnership, a Delaware limited partnership, its general partner

	By:	Realty Associates Fund III LLC, a Delaware limited liability company, its sole general partner

		By:	Realty Associates Fund III Trust, a Massachusetts business trust, sole Member

			By:	/s/ Scott W. Amling
(Officer) Scott W. Amling
Regional Director

By:	Realty Associates Fund III Texas Corporation, a Texas corporation, general partner

	By:	/s/ Scott W. Amling
(Officer) Scott W. Amling Regional Director

TENANT*:

Ion America Corporation, a Delaware corporation

By:	/s/ Rick Foreman

Rick Foreman
(print name)

Its:	Vice President, Finance & Admin
(print title)

By:	/s/ KR Sridhar

KR Sridhar
(print name)

Its:	President & CEO
(print title)

*	If Tenant is a corporation, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

EXHIBIT A

PREMISES

Exhibit A is intended only to show the general layout of the Premises, and shall not be interpreted to increase the size of the Premises beyond the number of leasable square feet set forth in Section 1.5. Exhibit A is not to be scaled and any measurements or distances shown on Exhibit A are approximates only.

[to be attached]

EXHIBIT A

EXHIBIT B

Intentionally deleted

EXHIBIT C

RULES AND REGULATIONS

GENERAL RULES

Tenant shall faithfully observe and comply with the following Rules and Regulations:

1. Tenant shall not alter any locks or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent, Tenant shall bear the cost of any lock changes or repairs required by Tenant.

2. Access to the Project may be refused unless the person seeking access has proper identification or has a previously received authorization for access to the Project. Landlord and its agents shall in no case be liable for damages for any error with regarding to the admission to or exclusion from the Project of any person. In case of invasion, mob, riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

3. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ Laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors of Tenant, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations; and provided further that such cooking does not result in odors escaping from the Premises.

4. No boring or cutting for wires shall be allowed without the consent of Landlord which consent shall not be unreasonably withheld or delayed. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other similar device on the roof or exterior walls of the Building. Tenant shall not interfere with broadcasting or reception from or in the Project or elsewhere.

5. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

6. Tenant shall store all its trash and garbage within the interior of the Premises or in other locations approved by Landlord, in Landlord’s sole discretion. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Project without violation of any law or ordinance governing such disposal.

7. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

PARKING RULES

1. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities and at times approved by Landlord. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking. Tenant and its customers, employees, shippers and invitees shall comply with all rules and regulations adopted by Landlord from time to time relating to truck parking and/or truck loading and unloading.

2. Landlord reserves the right to relocate all or a part of parking spaces within the parking area.

3. Landlord will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

4. The maintenance, washing, waxing or cleaning of vehicles in the parking area or Common Areas is prohibited.

5. Tenant shall be responsible for seeing that all of its employees, agents, contractors and invitees comply with the applicable parking rules, regulations, laws and agreements.

6. At Landlord’s request, Tenant shall provide Landlord with a list which includes the name of each person using the parking facilities based on Tenant’s parking rights under this Lease and the license plate number of the vehicle being used by that person. Tenant shall provide Landlord with an updated list within five (5) days after any part of the list becomes inaccurate.

In accordance with the terms of Section 57 of the Lease, Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein; provided, however, any new rule that will materially and adversely interfere with Tenant’s business operations (as they exist on the Commencement Date) shall require Tenant’s prior written consent (such consent not to be unreasonably withheld). Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT D

Form of HazMat Certificate

General Information

Name of Responding Company:	Ion America

Mailing Address:	PO Box 97, 543 NASA Research Park, Moffett Field, CA 94035

Signature:

Title:	VP Technology Development	Phone:	650-964-6444 x202

Date:	3/31/05	Age of Facility:	unknown	Length of Occupancy:	new tenant

Major products manufactured and/or activities conducted on the property: Development and pilot manufacture of fuel cell electrical power generators.

Type of Business Activity(ies):	Hazardous Materials Activities:
(check all that apply)	(check all that apply)

x          machine shop

x          light assembly

x          research and development

           product service or repair

           photo processing

           automotive service and repair

           manufacturing

           warehouse

           integrated/printed circuit

x         chemical/pharmaceutical product

           degreasing

x         chemical/etching/milling

           wastewater treatment

           painting

           striping

           cleaning

x         printing

x         analytical lab

           plating

           chemical/missing/synthesis

           silkscreen

x         lathe/mill machining

           deionizer water product

           photo masking

           wave solder

           metal finishing

HAZARDOUS MATERIALS/WASTE HANDLING AND STORAGE

A.         Are hazardous materials handled on any of your shipping and receiving docks in container quantities greater than one gallon? x             Yes              No

B.         If Hazardous materials or waste are stored on the premises, please check off the nature of the storage and type(s) of materials below:

Types of Storage Container	Type of Hazardous Materials and/or Waste Stored
(list above-ground storage only)
x 1 gallon or 3 liter bottles/cans 5 to 30 gallon carboys x 55 gallon drums tanks	acid phenol caustic/alkaline cleaner cyanide photo resist stripper paint x flammable solvent gasoline/diesel fuel nonflammable/chlorinated solvent x oil/cutting fluid

C. Do you accumulate hazardous waste onsite? x Yes No

If yes, how is it being handled?

on-site treatment or recovery discharged to sewer x hauled offsite If hauled offsite, by whom VENDOR NOT YET SELECTED incineration

D. Indicate your hazardous waste storage status with Department of Health Services:

generator interim status facility x permitted TSDF none of the above

WASTEWATER TREATMENT/DISCHARGE

A. Do you discharge industrial wastewater to:

sewer

           storm drain

           surface water

x         no industrial discharge

B.	Is your industrial wastewater treated before discharge? Yes No

If yes, what type of treatment is being conducted?

           neutralization

           metal hydroxide formation

           closed-loop treatment

           cyanide destruct

           HF treatment

           other

SUBSURFACE CONTAINMENT OF HAZARDOUS MATERIALS/WASTES

A.	Are buried tanks/sumps being used for any of the following:

           hazardous waste storage

           chemical storage

           gasoline/diesel fuel storage

           waste treatment

           wastewater neutralization

           industrial wastewater treatment

x         none of the above

B.	If buried tanks are located onsite, indicate their construction:

           steel                                 fiberglass                                 concrete

           inside open vault                     double walled

C.	Are hazardous materials or untreated industrial wastewater transported via buried piping to tanks, process areas or treatment areas? Yes No

D.	Do you have wet floors in your process areas? Yes x No

If yes, name processes:

E.	Are abandoned underground tanks or sumps located on the property? Yes No NOT TO OUR KNOWLEDGE

HAZARDOUS MATERIALS SPILLS

A.	Have hazardous materials ever spilled to:

           the sewer

           the storm drain

           onto the property

x         no spills have occurred

B.	Have you experienced any leaking underground tanks or sumps? Yes x No

C.	If spills have occurred, were they reported? Yes No

Check which the government agencies that you contacted regarding the spill(s):

           Department of Health Services

           Department of Fish and Game

           Environmental Protection Agency

           Regional Water Quality Control Board

           Fire Department

D.	Have you been contacted by a government agency regarding soil of groundwater contamination on your site? Yes x No

Do you have exploratory wells onsite?              Yes x             No

If yes, indicate the following:

Number of wells:                               Approximate depth of wells:                              Well diameters:

PLEASE ATTACH ENVIRONMENTAL REGULATORY PERMITS, AGENCY REPORTS THAT APPLY TO YOUR OPERATION AND HAZARDOUS WASTE MANIFESTS.

Check off those enclosed:

           Hazardous Materials Inventory Statement, HMIS

           Hazardous Materials Management Plan, HMMP

           Department of Health Services, Generatory/ Inspection Report

           Underground Tank Registrations

           Industrial Wastewater Discharge Permit

           Hazardous Waste Manifest

EXHIBIT E

WORK LETTER AGREEMENT

This Work Letter Agreement is attached to a Standard Industrial Lease (the “Lease”) entered into between The Realty Associates Fund III, L.P. (“Landlord”), and Ion America Corporation (“Tenant”) covering certain premises (the “Premises”) more particularly described in the Lease, and is incorporated into the Lease by this reference.

1. Tenant Improvements. For purposes of this Lease, the “Tenant Improvements” shall mean the improvements to the Premises described on the Final Construction Drawings (as defined below). All Tenant Improvements made to the Premises shall be performed by Tenant. Subject to the reimbursement limitations set forth in section 2.2 below, the Tenant Improvements shall be paid for from the Tenant Improvement Allowance (as defined below) or shall be paid for by Tenant, at Tenant’s sole cost and expense. The Tenant Improvements to be constructed by Tenant shall include, but shall not be limited to, demolition, concrete work, iron work, rough and finish carpentry, insulation, sheet metal, glass and glazing, doors, door frames and hardware, dry wall, acoustical ceiling, flooring, painting and wall coverings, accessories and partitions, kitchen equipment, fire extinguishers and cabinets, window coverings, plumbing. HVAC equipment, relocation of existing and installation of new fire sprinkler heads, electrical, prefabricated partitions, telephone systems, cabling systems, final clean-up and labor, miscellaneous specialties, planning, engineering, plan checking, permitting, architectural and other design costs, general contractor and subcontractor general conditions, overhead and profit, moving and insurance costs, signage, consulting, relocation, furniture, cabling and landlord oversight fees. Subject to Landlord’s obligations under section 2.2 of the Lease, compliance with the Americans with Disabilities Act and all other handicap regulations relating to the construction of the Tenant Improvements or the use or occupancy of the Premises shall be paid for by Tenant from the Tenant Improvement Allowance or Tenant’s own funds.

2. Tenant Improvement Allowance.

2.1 Tenant Improvement Allowance.

(a) Allowance. Tenant shall be entitled to a Tenant Improvement Allowance (the “Tenant Improvement Allowance”) in a total amount equal to Two Million Two Hundred Fifty Thousand Dollars ($2,250,000.00).

(b) Unused Allowance. If Tenant does not use the entire Tenant Improvement Allowance, any unused portion of the Tenant Improvement Allowance shall be allocated to payment of the first Base Rent payments due under the Lease after the January 2006 Base Rent (which Tenant has prepaid). Tenant shall notify Landlord on or before December 31, 2005 of what portion of the Tenant Improvement Allowance, if any, it has elected to apply to the payment of Base Rent.

(c) Limitation. In no event shall Landlord be obligated to make disbursements pursuant to this Work Letter Agreement in a total amount which exceeds the Tenant Improvement Allowance.

(d) Final Distribution. Prior to December 31, 2005, Tenant shall have requested disbursement of the entire Tenant Improvement Allowance for one or more Tenant Improvement Allowance Items (as defined below) or for the payment of Base Rent, all in accordance with the requirements of this Work Letter Agreement. It being the intention of Landlord and Tenant that prior to December 31, 2005 the entire Tenant Improvement Allowance be (i) disbursed in accordance with the requirements of this Work Letter Agreement or (ii) be allocated by Tenant to the payment of Base Rent as provided in (b) above.

2.2 Disbursement of the Tenant Improvement Allowance.

(a) Tenant Improvement Allowance Items. The Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Tenant Improvement Allowance Items”):

(i) Payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in section 3.1 of this Work Letter Agreement;

(ii) The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

(iii) The cost of the construction of the Tenant Improvements, including, without limitation, testing and inspection costs, trash removal costs, and contractors’ fees and general conditions;

(iv) The cost of any changes to the Final Construction Drawings (as that term is defined in section 3.3 of this Work Letter Agreement) or Tenant Improvements required by any governmental agency;

(v) Sales and use taxes and Title 24 fees.;

(vi) the cost of any oversight fees owed to Landlord (which fees shall not exceed $12,500 in the aggregate);

(vii) signage costs, exterior improvement costs and any other items identified in Section 1 above; and

(vi) The cost of relocating to the Premises (e.g., moving costs), consulting fees relating to Tenant’s move to the Premises and the cost of furniture, fixtures, cabling and equipment (including the Generator (as defined in the Addendum)) Tenant desires to install in the Premises (collectively, “FF&E and Moving Costs”).

(b) Disbursement. During the construction of the Tenant Improvements, Landlord shall make disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items and shall release monies as follows:

(i) Disbursements. Not more often than once in any thirty (30) day period, Landlord shall disburse to Tenant, or upon written request from Tenant, Tenant’s general contractor, monies from the Tenant Improvement Allowance. Prior to Landlord making a disbursement, Tenant shall deliver to Landlord: (A) a request for payment, approved by Tenant, in a form which is reasonably acceptable to Landlord which shows the percentage of completion by trade of the Tenant Improvements; (B) invoices from all of Tenant’s Agents (as defined below), for labor rendered and materials delivered with respect to such payment request in an amount not less than the amount of the Tenant Improvement Allowance Tenant has requested be reimbursed; (C) copies of executed mechanic’s lien releases from all of Tenant’s Agents which shall comply with the appropriate provisions of California Civil Code Section 3262(d); and (D) all other information reasonably requested by Landlord. Within fifteen (15) days after Landlord has received all of this information, Landlord shall deliver a check to Tenant or, at Tenant’s request, to Tenant’s general contractor, in an amount equal to the actual monies paid by Tenant to Tenant’s Agents with respect to such payment request.

(ii) FF&E and Moving Cost Disbursement. Tenant shall have the right at any time to request the disbursement of up to $500,000 of the Tenant Improvement Allowance to compensate Tenant for FF&E and Moving Costs that Tenant may incur (the “Initial Payment”). Tenant shall not be obligated to have incurred any FF&E and Moving Costs in order to receive the Initial Payment. If Tenant requests that it be reimbursed for FF&E and Moving Costs in excess of the Initial Payment. Tenant shall provide Landlord with bills from the vendors who sold the FF&E to Tenant or provided moving assistance and any other back-up documentation reasonably requested by Landlord prior to Landlord being obligated to disburse to Tenant from the Tenant Improvement Allowance additional FF&E and Moving Costs.

(iii) Final Completion. Within thirty (30) days after the Tenant Improvements have been completed, Tenant shall deliver to Landlord (A) properly executed mechanics lien releases in compliance with California Civil Code Section 3262(d)(3) or Section 3262(d)(4); and (B) a certificate from the Architect, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed. Within fifteen (15) days after receiving the foregoing information, Landlord shall reimburse to Tenant any additional costs of constructing the Tenant Improvements to the extent not previously paid for in accordance with (i) above.

3. Space Plan and Construction Drawings.

3.1 Space Plan. Attached hereto as Exhibit 1 is a space plan describing the improvements Tenant will make to the Premises (the “Space Plan”).

3.2 Construction Drawings. Tenant shall use AP+1, or another architect reasonably acceptable to Landlord, to prepare construction drawings for the improvements described on the Space Plan (the “Architect”). In addition, Tenant shall retain engineering consultants (the “Engineers”) that are reasonably acceptable to Landlord to prepare all plans and engineering drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work in the Premises. The plans and specifications to be prepared by Architect and the Engineers hereunder shall reflect only the improvements described on the Space Plan and shall be known collectively as the “Construction Drawings.” Tenant and Architect shall verify, in the field, the dimensions of the Premises and the conditions at the Premises, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings are for its sole benefit and Landlord shall have no liability to Tenant or Tenant’s Agents arising out of or based on Landlord’s review. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant or Tenant’s Agents by Landlord or Landlord’s space planner, architect, engineers and consultants. Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors arising therefrom.

3.3 Preparation of Construction Drawings. Tenant shall promptly cause the Architect and the Engineers to complete the Construction Drawings which shall be comprised of a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which will allow Tenant to obtain all applicable permits (collectively, the “Final Construction Drawings”) and shall submit three (3) copies of the Final Construction Drawings to Landlord for Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Construction Drawings for the Premises if the same are unsatisfactory or incomplete in any respect, as reasonably determined by Landlord. If Tenant is so advised, Tenant shall immediately revise the Final Construction Drawings to reflect any reasonable comments of Landlord.

3.4 Permits and Changes. The Final Construction Drawings shall be approved by Landlord prior to the commencement of construction of the Tenant Improvements. After approval by Landlord of the Final Construction Drawings. Tenant may submit the same to the City of Sunnyvale in order to obtain all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permits or a certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s sole responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permits or certificate of occupancy. Tenant may, from time to time make changes to the Final Construction Drawings, provided that no material changes, modifications or alterations in the Final Construction Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

3.5 Compliance with Laws. Tenant shall be solely responsible for constructing the Tenant Improvements in compliance with all laws.

4. Construction of Tenant Improvements.

4.1 Tenant’s Selection of Contractors.

(a) The Contractor. The general contractor for the construction of the Tenant Improvements shall be McLarney Construction (the “Contractor”).

(b) Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) must be licensed by the State of California. All of Tenant’s Agents shall be experienced in performing the work they have agreed to perform in similar buildings.

4.2 Construction of Tenant Improvements by Tenant’s Agents.

(a) Construction Contract. Tenant shall enter into a construction contract (the “Contract”) for the construction of the Tenant Improvements.

(b) Tenant’s Agents.

(i) Indemnity. Subject to the terms and conditions of the Lease, Tenant’s indemnification set forth in the Lease shall also apply with respect to any and all damages, cost, loss or expense (including attorneys fees) related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements. By way of example, and not limitation, Tenant shall indemnify and defend Landlord from any Damages to the Premises caused by the actions of the persons constructing the Tenant Improvements.

(ii) Warranty. Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the Commencement Date of the Lease, if such warranty is available on commercially reasonable terms. The correction of any defective work shall include, without additional charge, all additional expenses and damages incurred in connection with the removal or replacement of all or any part of the Tenant Improvements, and/or any other Building improvements that may be damaged or disturbed thereby. All such warranties or guarantees shall be contained in the Contract or applicable subcontract and shall inure to the benefit of both Landlord and Tenant. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

(iii) Insurance Requirements.

(A) General Coverages. All of Tenant’s Agents (or the Contractor on behalf of such parties) shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant pursuant to section 10.1 of the Lease. Tenant’s Agents shall not be entitled to satisfy their insurance obligations through self-insurance.

(B) Special Coverages. Tenant shall carry “Builder’s All Risk” insurance in a commercially reasonable amount covering the construction of the Tenant Improvements, and such other insurance as Landlord may reasonably require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant during the construction period and throughout the term of the Lease.

(C) General Terms. Certificates for all insurance carried pursuant to this section shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before any equipment is moved onto the site. All such policies of insurance shall name Landlord as an additional insured and must contain a provision that the company writing the policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof. Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until all of the Tenant Improvements are fully completed. All insurance, except Worker’s Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against Landlord or Tenant. Such insurance shall provide that it is primary insurance as respects Landlord and that any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not limit Tenant’s indemnification obligations under this Work Letter Agreement.

(c) Compliance With Laws and Other Landlord Requirements. The Tenant Improvements shall comply in all respects with the following: (i) all applicable building codes, laws and regulations; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters); and (iii) building material manufacturer’s specifications. In addition, Tenant’s Agents shall comply with all of Landlord’s reasonable rules, regulations and procedures concerning the construction of improvements in the Building and access to the Building (collectively, the “Construction Procedures”).

(d) Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord’s inspection of the Tenant Improvements shall not constitute Landlord’s approval of the Tenant Improvements. Should Landlord reasonably disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such reasonable disapproval and shall specify the items disapproved. Any defects in the Tenant Improvements shall be rectified by Tenant at no expense to Landlord. Landlord shall have the right to receive a fee to reimburse it for its costs in providing approvals hereunder and in monitoring the construction of the Tenant Improvements in an amount of Twelve Thousand Five Hundred Dollars ($12,500.00) (the “Landlord Fee”). Landlord shall deduct the Landlord Fee from the Improvement Allowance.

(e) Notice of Non-Responsibility. Not less than ten (10) days prior to the date Tenant intends to first commence construction of the Tenant Improvements, Tenant shall provide Landlord with written notice of its intention to commence construction. Landlord shall have the right from time to time to post notices of non-responsibility at the Premises.

4.3 Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after completion of construction of the Tenant Improvements, and as a condition to Landlord’s final reimbursement of the Tenant Improvement Allowance, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of Santa Clara County in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction, and as a condition to Landlord’s final reimbursement of the Tenant Improvement Allowance, (a) Tenant shall cause the Architect and Contractor (i) to update the Final Construction Drawings as necessary to reflect all changes made to the Final Construction Drawings during the course of construction, (ii) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct and (iii) to deliver to Landlord two (2) sets of copies of such record set of drawings, and (b) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

5. Completion. Tenant hereby covenants and agrees to cause the Tenant Improvements to be completed as soon as reasonably possible following the Commencement Date. Subject to the performance by Landlord of its obligations with respect to the funding of the Tenant Improvement Allowance. Tenant agrees to cause the Tenant Improvements to be paid for, at Tenant’s sole cost and expense. Tenant shall be primarily obligated to complete the construction of the Tenant Improvements, and the failure of Tenant’s Agents to perform their obligations with respect to the construction of the Tenant Improvements shall not relieve Tenant of its obligation to complete the construction of the Tenant Improvements. Tenant acknowledges and agrees that its obligation to pay Base Rent and other amounts due under the Lease as of the Commencement Date is not conditioned on Tenant’s completion of the Tenant Improvements prior to the Commencement Date or at any other time.

6. Miscellaneous.

6.1 Tenant’s Representative. Tenant has designated Rick Foreman, VP of Finance and Administration as its sole representative with respect to the matters set forth in this Work Letter Agreement, and, until further notice to Landlord, Tenant’s representative shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter Agreement.

6.2 Landlord’s Representative. Landlord has designated Kevin Morris as its sole representative with respect to the matters set forth in this Work Letter Agreement, and until further notice to Tenant, Landlord’s representative shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter Agreement.

6.3 Time of the Essence. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

6.4 Tenant’s Default. Notwithstanding any provision to the contrary contained in the Lease, if Tenant commits a default as defined in section 17.1 of the Lease, and fails to cure such default during any applicable cure period, then, in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance until such default is cured. The failure of Tenant or Landlord to perform any of its obligations under this Work Letter Agreement shall constitute a default under the Lease, subject to the applicable cure periods set forth therein.

Exhibit 1 to Work Letter Agreement

(Space Plan)

Exhibit F

Addendum to Standard Industrial Lease (the “Lease”)

dated the          day of April, 2005 Between

The Realty Associates Fund III, L.P. (“Landlord”) and

Ion America Corporation (“Tenant”)

It is hereby agreed by Landlord and Tenant that the provisions of this Addendum are a part of the Lease. If there is a conflict between the terms and conditions of this Addendum and the terms and conditions of the Lease, the terms and conditions of this Addendum shall control. Capitalized terms in this Addendum shall have the same meaning as capitalized terms in the Lease, and, if a Work Letter Agreement is attached to this Lease, as those terms have been defined in the Work Letter Agreement.

1. Option to Extend. Landlord hereby grants to Tenant the option to extend the term of the Lease for one (1) five (5)-year period (the “Extension Option”) commencing when the initial lease term expires upon each and all of the following terms and conditions:

(a) On a date which is prior to the date that the option period would commence (if exercised) by at least one hundred eighty (180) days and not more than two hundred seventy (270) days, Landlord shall have received from Tenant a written notice of the exercise of the option to extend the Lease for said additional term (an “Exercise Notice”), time being of the essence. If the Exercise Notice is not so given and received, the Extension Option shall automatically expire, Tenant shall no longer have the right to give an Extension Notice and this section shall be of no further force or effect. Tenant shall give the Exercise Notice using certified mail return receipt requested or some other method where the person delivering the package containing the Exercise Notice obtains a signature of the person accepting the package containing the Exercise Notice (e.g., by FedEx with the requirement that the FedEx delivery person obtain a signature from the person accepting the package).

(b) All of the terms and conditions of the Lease except where specifically modified by this section shall apply.

(c) The monthly Base Rent payable during the option term shall be the Market Rate on the date the option term commences.

(d) The term “Market Rate” shall mean the annual amount per rentable square foot that a willing, comparable renewal tenant would pay and a willing, comparable landlord of a similar building would accept at arm’s length for similar space, giving appropriate consideration to the following matters: (i) annual rental rates per rentable square foot; (ii) the type of escalation clauses; (iii) rent abatement provisions reflecting free rent and/or no rent during the lease term; (iv) length of lease term; (v) size and location of premises being leased; and (vi) other generally applicable terms and conditions of tenancy for similar space; provided, however, Tenant shall not be entitled to any tenant improvement or refurbishment allowance. Tenant shall not be entitled to any tenant improvement or refurbishment allowance, but such fact shall be taken into account in reducing the effective rent payable by Tenant if such allowances are otherwise available in the market. In addition, in determining the Market Rate, the existence of any specialized improvements paid for by Tenant, (including, without limitation, clean rooms) shall not be taken into consideration. The Market Rate may also designate periodic rental increases, a new Base Year and similar economic adjustments.

(e) If Tenant exercises the Extension Option, Landlord shall determine the Market Rate by using its good faith judgment. Landlord shall provide Tenant with written notice of such amount on or before the date that is ninety (90) days prior to the date that the term of the Extension Option will commence. Tenant shall have fifteen (15) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the new rental within which to accept such rental. In the event Tenant fails to accept in writing such rental proposal by Landlord, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt to agree upon such Market Rate, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant’s Review Period (“Outside Agreement Date”), then each party shall place in a separate sealed envelope their final proposal as to the Market Rate, and such determination shall be submitted to arbitration in accordance with subsections (i) through (v) below.

(i) Landlord and Tenant shall meet with each other within five (5) business days after the Outside Agreement Date and exchange their sealed envelopes and then open such envelopes in each other’s presence. If Landlord and Tenant do not mutually agree upon the Market Rate within one (1) business day of the exchange and opening of envelopes, then, within ten (10) business days of the exchange and opening of envelopes. Landlord and Tenant shall agree upon and jointly appoint a single arbitrator who shall by profession be a real estate broker or agent who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of buildings similar to the Premises in the geographical area of the Premises. Neither Landlord nor Tenant shall consult with such broker or agent as to his or her opinion as to the Market Rate prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Market Rate for the Premises is the closest to the actual Market Rate for the Premises as determined by the arbitrator, taking into account the requirements for determining Market Rate set forth herein. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within five (5) business days after the appointment of the arbitrator any market data and additional information such party deems relevant to the determination of the Market Rate (“MR Data”), and the other party may submit a reply in writing within five (5) business days after receipt of such MR Data.

(ii) The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Market Rate and shall notify Landlord and Tenant of such determination.

(iii) The decision of the arbitrator shall be final and binding upon Landlord and Tenant.

(iv) If Landlord and Tenant fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by the presiding judge of the Superior Court for the county in which the Premises is located, or, if he or she refuses to act, by any judge having jurisdiction over the parties.

(v) The cost of the arbitration shall be paid by Landlord and Tenant equally.

2. Access to Premises. Subject to the other terms and conditions of the Lease, Landlord shall use reasonable efforts to provide Tenant with access to the Premises twenty-four (24) hours a day, three hundred sixty-five (365) days per year. Notwithstanding the foregoing, Tenant acknowledges and agrees that repairs, hazardous conditions and circumstances beyond Landlord’s control may prevent access to the Premises from time to time.

3. Building Signage. Subject to the following terms and conditions, Landlord shall permit Tenant to install, at Tenant’s sole cost and expense, a building sign (the “Building Sign”) containing Tenant’s name above the entrance to the Building:

(a) The size, location, design and color of the Building Sign shall be approved by Landlord prior to the installation of the Building Sign, and Landlord shall not unreasonably withhold, condition or delay such approval;

(b) The cost of designing, fabricating, installing and obtaining governmental approvals for the Building Sign shall be paid by Tenant, at Tenant’s sole cost and expense. The contractor performing such work shall comply with all of Landlord’s policies and procedures relating to construction performed at the Building (e.g., insurance, safety etc.);

(c) Tenant shall maintain the Building Sign in good order and repair, at Tenant’s sole cost and expense;

(d) Tenant’s right to install the Building Sign is subject to the issuance by the City of Sunnyvale (the “City”) of any required approvals and permits for the installation of the Building Sign, and Landlord shall cooperate with Tenant in obtaining such approvals, at no material cost or expense to Landlord. Landlord makes no representation or warranty that the City will permit the installation of the Building Sign, and Tenant’s obligations under this Lease are not conditioned upon the City permitting the installation of the Building Sign or any other sign;

(e) Any modification of the Building Sign shall be considered to be an “Alteration” within the meaning of section 13.1 of the Lease, and shall be governed by the provisions thereof;

(f) Tenant shall remove the Building Sign and repair any damage to the Building, at Tenant’s sole cost and expense, upon the termination or expiration of the Lease term;

(g) Subject to Landlord’s right to place signs on the exterior of the Building to comply with applicable laws, Tenant shall have the exclusive right to place exterior building signage on the Building; and

(h) If Tenant assigns the Lease or subleases the entire Premises, Landlord shall not unreasonably withhold its consent to the modification of the Building Sign to state the name of the person or entity to whom the Lease is assigned or to whom the Premises is subleased provided that the assignee or subtenant obtains from the City all required approvals and permits.

4. Monument Sign. Tenant shall have the non-exclusive right to place its name in the top position on the monument sign located on the corner of Orleans Drive and Moffett Park Drive (the “Monument Sign”). Landlord shall have the right to approve the size, design, location and color of Tenant’s name on the Monument Sign, in Landlord’s reasonable discretion. Tenant shall maintain its name in good condition. The Monument Sign will include spaces for the names of multiple tenants, and Tenant acknowledges that Landlord may elect to add additional names to the Monument Sign. If Tenant assigns the Lease or subleases the entire Premises, Landlord shall not unreasonably withhold its consent to the modification of the Monument Sign to state the name of the person or entity to whom the Lease is assigned or to whom the Premises is subleased provided that the assignee or subtenant obtains from the City all required approvals and permits.

5. Letter of Credit.

(a) Delivery of Letter of Credit. Within thirty (30) days after Landlord’s and Tenant’s execution and delivery of this Lease, Tenant covenants and agrees to deliver to Landlord an irrevocable standby letter of credit (the “L/C”) in the form of, and upon all of the terms and conditions contained in, Exhibit “A” attached hereto and incorporated herein by reference. The L/C shall be issued by an institutional lender of good financial standing (which lender shall, in any event, have assets equal to or exceeding $500,000,000 as of the date of issuance of the L/C), having a place of business where the L/C can be presented for payment in San Francisco, California. The lender shall be subject to Landlord’s prior written approval, not to be unreasonably withheld or delayed. The L/C shall provide for one (1) or more draws by Landlord or its transferee up to the aggregate amount of US $45,000 (the “L/C Amount”) on the terms and conditions of Exhibit “1”.

(b) Renewal of L/C. Tenant shall maintain the L/C in effect from the date of Tenant’s execution of this Lease until the date which is thirty (30) days after Tenant shall have performed all of its obligations under the Lease (said period is hereinafter referred to as the “L/C Term”). If the expiration date of the L/C (or any renewal or replacement L/C provided pursuant to this Addendum section) occurs prior to the end of the L/C Term, then Tenant shall deliver to Landlord a renewal of the L/C or a replacement L/C meeting all of the terms and conditions of this Addendum section, not later than sixty (60) days prior to the then-applicable expiration date. Each L/C provided pursuant to this Addendum section shall have an expiration date which is at least one (1) year from such L/C’s date of issue except where the then-applicable expiration date of the L/C is less than one (1) year from the end of the L/C Term, in which case the renewal or replacement L/C shall be for such lesser period. The issuing bank’s agreement to place an automatic renewal provision in the L/C, as required pursuant to said Exhibit “1”, shall not relieve or release Tenant from its obligation to provide a renewal or replacement L/C on the terms hereinabove stated, it being understood that any such automatic renewal is an independent obligation of the issuing bank which is intended for Landlord’s sole benefit. If Tenant fails to provide the renewal or replacement L/C not later than thirty (30) days prior to the then-applicable, stated expiration date (excluding automatic renewal provisions), such failure shall be a default by Tenant, and Landlord shall have the right, without notice or demand, on one or more occasions, to draw upon all or any part of the remaining proceeds of the L/C.

(c) Draw on Letter of Credit. Landlord may elect from time to time, in Landlord’s sole discretion, without notice or demand to Tenant, to draw upon all or any part of the remaining proceeds of the L/C upon the occurrence of one or more of the following events: (i) Tenant fails to perform any of its obligations under the Lease (including, but not limited to, its obligations under this Addendum section) or (ii) Tenant makes any assignment for the benefit of creditors. Tenant declares bankruptcy or is the subject of an involuntary bankruptcy proceeding, a trustee or receiver is appointed to take possession of some or all of Tenant’s assets or, in Landlord’s reasonable judgment, Tenant is insolvent. Any draw on the letter of credit by Landlord shall be accompanied by a signed certification of Landlord that one of the conditions of this subsection (c) has occurred, and Landlord is entitled to draw on the L/C.

(d) Application of L/C Proceeds. Landlord may elect, from time to time, upon written notice to Tenant, in Landlord’s sole discretion, to apply the proceeds it receives from a draw on the L/C in one or more of the following manners: (i) as payment for some or all of the Base Rent, Operating Expenses, Real Property Taxes or other amounts owed by Tenant under the Lease but unpaid on the date of such draw, (ii) as payment for some or all of the future amounts of Base Rent, Operating Expenses, Real Property Taxes or other amounts that Landlord estimates will be due and payable under the Lease after the date of the draw, (iii) as payment for some or all of the damage Landlord has suffered as a result of Tenant’s failure to perform its obligations under the Lease, and (iv) in any other manner permitted by the Lease or applicable law. Landlord may make one or more partial draws under the L/C and shall have the right, upon written notice to Tenant, to treat each draw or a portion thereof in one or more of the ways described in the previous sentence. Tenant hereby waives section 1950.7 of the California Civil Code and any other law or regulation that may be inconsistent with the terms and conditions of this Addendum section.

(e) Enforcement. Tenant’s obligation to furnish the L/C shall not be released, modified or affected by any failure or delay on the part of Landlord to enforce or assert any of its rights or remedies under the Lease or this Addendum section, whether pursuant to the terms thereof or at law or in equity. Landlord’s right to draw upon the L/C shall be without prejudice or limitation to Landlord’s right to draw upon any security deposit provided by Tenant to Landlord or to avail itself of any other rights or remedies available to Landlord under the Lease or at law or equity.

(f) Event of Default. Tenant’s failure to perform its obligations under this Addendum section (time being of the essence) shall constitute an event of default under the Lease, and shall entitle Landlord to immediately exercise all of its rights and remedies under the Lease (including, but not limited to rights and remedies under this Addendum section) or at law or in equity without notice or demand to Tenant.

(g) Conflict. If there is any conflict between the terms and conditions of this Addendum section and the terms and conditions of the Lease, the terms of this Addendum section shall control.

6. Personal Property. Certain personal property is presently located in the Building (e.g. chairs, tables, cubicles, cabinets, telephone system, security system, data wiring etc.) (collectively, the “Personal Property”). A previous tenant of the Premises conveyed to Landlord title to the Personal Property. Landlord hereby conveys to Tenant, effective upon full execution of this Lease, title to the Personal Property in consideration of this Lease and for a purchase price of One Dollar ($1.00) receipt of which is hereby acknowledged. Landlord represents and warrants to Tenant that Landlord possesses title to the Personal Property free and clear of any liens or encumbrances. Tenant hereby accepts the Personal Property in its “as is” condition. Except as set forth above in this section 6, Landlord does hereby disclaim any representations or warranties of any kind or nature whatsoever, whether oral or written, express, implied, statutory or otherwise, relating to the Personal Property, including, without limitation, any covenant, representation or warranty regarding or relating to (a) the operation of the Personal Property or the merchantability or fitness of any portion of the Personal Property for a particular purpose; or (b) the physical condition of the Personal Property. By its execution of the Lease, Tenant hereby waives and releases, any implied or statutory warranties or guaranties of fitness, merchantability or any other statutory or implied warranty or guaranty of any kind or nature regarding or relating to the Personal Property. Tenant shall be responsible for any sales tax due with respect to the conveyance of the Personal Property to Tenant. At Tenant’s request. Landlord agrees to acknowledge the sale of the Personal Property by executing a bill of sale, in form acceptable to Landlord, attaching an inventory of the Personal Property prepared by Tenant at Tenant’s sole cost and expense.

7. Right of Offer.

(a) At any time between the Commencement Date and the last day of the initial term of this Lease (but not during the term of the Extension Option), Tenant shall have the right of offer to lease any vacant space in the building located at 1306 and 1310 Orleans Drive, Sunnyvale, California that Landlord desires to Lease (the “Additional Premises”). Prior to leasing all or part of the Additional Premises, Landlord shall give Tenant written notice of its intent to lease all or part of the Additional Premises (a “Landlord Notice”). Tenant shall have ten (10) days after Landlord has given written notice in which to provide Landlord with written notice of its election to exercise its right to lease all of the Additional Premises Landlord desires to Lease (Tenant shall not have the right to elect to lease part of the Additional Premises Landlord desires to Lease). Tenant shall pay Base Rent for the Additional Premises at the “Market Rate” (as defined below). All of the other terms and conditions pertaining to the lease of the Additional Premises shall be mutually agreed by Landlord and Tenant within ten (10) days after Landlord receives Tenant’s written notice, time being of the essence. If Landlord and Tenant are unable to agree on such terms and conditions within the ten (10) day period. Tenant’s right to lease the Additional Premises shall automatically expire and Tenant shall have no further right to lease the Additional Premises. Except for the Market Rate which will be determined as provided in (b) below, all of the terms and conditions for the lease of the Additional Premises shall be satisfactory to Landlord and Tenant, in each of their sole and absolute discretion’s. If Tenant does not give Landlord written notice of its election to lease such Additional Premises within ten (10) days after Landlord gives Tenant its written notice of the availability of the Additional Premises, time being of the essence, Landlord shall thereafter be free to lease such Additional Premises to a third party on any terms and conditions that Landlord shall select, with no further obligation to Tenant unless and until Landlord has leased such Additional Premises to a third party, and after such third party occupies such Additional Premises, it once again becomes available for lease. After Landlord has leased the Additional Premises and it has once again become available to lease, this Addendum section shall once again apply to the lease of such Additional Premises. Landlord shall not be obligated to provide Tenant with notice pursuant to this Addendum section, and Tenant shall not have the right to exercise the right of offer granted in this Addendum section, at any time that Tenant has subleased all or any portion of the Premises or at any time Tenant is in default as defined in the Lease. Tenant’s right of offer in this Addendum section shall be of no force or effect during the term of the Extension Option.

(b) The term “Market Rate” shall mean the annual amount per rentable square foot that a willing, comparable tenant would pay and a willing, comparable landlord of a similar building would accept and the amount of tenant improvement allowance that such landlord would pay and such tenant would accept at arm’s length for similar space, giving appropriate consideration to the following matters: (i) annual rental rates per rentable square foot; (ii) the type of escalation clauses (including, but without limitation, operating expense, real estate taxes, and CPI) and the extent of liability under the escalation clauses; (iii) rent abatement provisions reflecting free rent and/or no rent during the lease term; (iv) length of lease term; (v) size and location of premises being leased; (vi) the amount of any tenant improvement allowance; and (vii) other generally applicable terms and conditions of tenancy for similar space. If Tenant exercises its right to lease the Additional Premises, Landlord shall determine the Market Rate by using its good faith judgment. Landlord shall provide Tenant with written notice of such amount within ten (10) days after Tenant gives a Landlord Notice. Tenant shall have five (5) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the new rental within which to accept such rental. In the event Tenant fails to accept in writing such rental proposal by Landlord , then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt to agree upon such Market Rate, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within five (5) days following Tenant’s Review Period (“Outside Agreement Date”), then each party shall place in a separate sealed envelope their final proposal as to the Market Rate, and such determination shall be submitted to arbitration in accordance with subsections (i) through (v) below.

(i) Landlord and Tenant shall meet with each other within three (3) business days after the Outside Agreement Date and exchange their sealed envelopes and then open such envelopes in each other’s presence. If Landlord and Tenant do not mutually agree upon the Market Rate within one (1) business day of the exchange and opening of envelopes. then, within three (3) business days of the exchange and opening of envelopes, Landlord and Tenant shall agree upon and jointly appoint a single arbitrator who shall by profession be a real estate broker or agent who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial buildings similar to the Premises in the geographical area of the Premises. Neither Landlord nor Tenant shall consult with such broker or agent as to his or her opinion as to the Market Rata prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Market Rate for the Premises is the closest to the actual Market Rate for the Premises as determined by the arbitrator, taking into account the requirements for determining

Market Rate set forth herein. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within three (3) business days after the appointment of the arbitrator any market data and additional information such party deems relevant to the determination of the Market Rate (“RR Data”), and the other party may submit a reply in writing within two (2) business days after receipt of such RR Data.

(ii) The arbitrator shall, within six (6) business days of his or her appointment, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Market Rate and shall notify Landlord and Tenant of such determination.

(iii) The decision of the arbitrator shall be final and binding upon Landlord and Tenant.

(iv) If Landlord and Tenant fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by the presiding judge of the Superior Court for the County in which the Premises is located, or, if he or she refuses to act, by any judge having jurisdiction over the parties.

(v) The cost of the arbitration shall be paid by Landlord and Tenant equally.

(c) Landlord shall have no obligation to agree to a coterminous term for the lease of the Additional Premises and Premises. Except for the Market Rate which shall be decided in accordance with (b) above, all of the terms and conditions of Tenant’s lease of the Additional Premises shall be satisfactory to Landlord and Tenant in each of their sole and absolute discretion’s. The consequence of Landlord and Tenant not being able to agree on the terms and conditions of the lease of the Additional Premises shall be that Landlord shall have no further obligation to lease the Additional Premises to Tenant and Tenant shall have no further obligation to lease the Additional Premises from Landlord pursuant to this Addendum section.

(d) Sale of Right of Refusal Buildings. Landlord shall have the right to sell the building located at 1306 and 1310 Orleans Drive, Sunnyvale, California (the “1306 and 1310 Building”) at any time. If Landlord sells the 1306 and 1310 Building, this Addendum section shall be of no further force or effect and Tenant shall have no further right to lease space in the 1306 and 1310 Building.

8. Generator. Tenant shall have the right to install an electrical generator, with an associated above ground fuel storage tank (the “Generator Unit”) and an electrical line from the Generator to the Premises (the “Line”). The Generator Unit, the Line and any other improvements constructed in association with the Generator Unit and the Line are hereinafter collectively referred to as the “Generator”. The size and capacity of the Generator and all improvements constructed in association with the installation of the Generator shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld or delayed. The Generator shall be installed at a location approved by Landlord, in Landlord’s reasonable discretion. Tenant shall have no right to after the location of the Generator or to modify the Generator without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed by Landlord; provided, however, Tenant shall have the right to perform routine maintenance and repairs and testing without the consent of Landlord. Tenant shall be entitled to use the Generator for the sole purpose of providing electrical power to the Premises in the event of a power outage. Tenant shall be solely responsible for obtaining all governmental permits and authorizations required for the installation and operation of the Generator, and Landlord makes no representation or warranty to Tenant that it will be able to obtain such permits or authorizations. The installation of the Generator by Tenant shall be subject to Landlord’s customary construction requirements and Tenant shall repair any asphalt or concrete damage created by the installation of the Generator to the reasonable satisfaction of Landlord. If it is customary to obtain special insurance for the Generator, Landlord shall have the right to require Tenant to obtain such special insurance at Tenant’s sole expense and Tenant shall name Landlord as an additional insured on such insurance policy. Tenant shall maintain the Generator in good condition and repair and in compliance with all laws and regulations, at Tenant’s sole cost and expense. The Generator shall not create noise levels in excess of fifty (50) decibels at any location that is more than ten (10) feet from the Generator (the “Maximum Noise Level”). Tenant acknowledges and agrees that Tenant shall pay, at Tenant’s sole cost and expense, the cost of all natural gas or other fuel used at the Generator. If at any time Tenant stops using the Generator, Tenant shall promptly remove the Generator and return the real property the Generator is located on in the same condition it was in prior to Tenant’s installation of the Generator. When the Lease terminates, Tenant shall remove the Generator from the Premises and shall return the real property the Generator is located on to Landlord in the same condition it was in prior to Tenant’s installation of the Generator.

9. Equipment on Roof. Landlord hereby approves the installation of Tenant’s HVAC, telecommunications and satellite equipment in a mutually acceptable location on the roof of the Building. Prior to installation, Landlord shall consent to the location of such equipment; such consent not to be unreasonably withheld or delayed. Concurrently with Tenant’s request for Landlord’s approval, Tenant shall (a) provide to Landlord plans prepared by and stamped by a licensed structural engineer showing the location of the equipment on the roof and how it will be installed so as to not compromise the structural integrity of or damage the roof of the Building and (b) provide Landlord with elevations and specifications for the equipment. Tenant shall follow the reasonable recommendations of Landlord’s roofing consultant in connection with the installation of all equipment on the roof. Tenant shall be responsible for the repair and maintenance of all equipment it installs on the roof, at Tenant’s sole cost and expense. In addition, Tenant shall repair any damages to the Premises caused by its installation, use and repair of the equipment it installs on the roof, at Tenant’s sole expense. Tenant shall have unrestricted roof access to inspect and service its equipment on the roof. The right to the use of the roof of the Building shall be exclusive to Tenant and any and all Affiliates of Tenant that occupies all or part of the Premises; provided, however, that Landlord shall have access to the roof to perform its obligations under the Lease. Prior to installing any equipment on the roof, Tenant shall obtain all required governmental permits and shall comply with the other terms and conditions of this Lease applicable to Alterations to the Premises. If the repair or replacement of the roof requires the temporary removal of Tenant’s equipment, Tenant shall temporarily remove its equipment, at Tenant’s sole cost and expense.

[Signatures continued on next page]

IN WITNESS WHEREOF, the parties hereto have respectively executed this Addendum.

LANDLORD:

The Realty Associates Fund III, L.P., a Delaware limited partnership

By:	Realty Associates Fund III GP Limited Partnership, a Delaware limited partnership, Its general partner

	By:	Realty Associates Fund III LLC, a Delaware limited liability company, Its sole general partner

		By:	Realty Associates Fund III Trust, a Massachusetts business trust, sole Member

			By:	/s/ Scott W. Amling
(Officer) Scott W. Amling Regional Director

By:	Realty Associates Fund III Texas Corporation, a Texas corporation, general partner

	By:	/s/ Scott W. Amling
(Officer) Scott W. Amling Regional Director

TENANT:

Ion America Corporation, a Delaware corporation

By:	/s/ Rick Foreman

Rick Foreman
(print name)

Its:	Vice President, Finance & Admin
(print title)

By:	/s/ KR Sridhar

KR Sridhar
(print name)

Its:	President and CEO
(print title)

Exhibit 1 to Addendum

[NAME OF BANK]

IRREVOCABLE STANDBY LETTER OF CREDIT

Date of Issue:              No.

APPLICANT:	BENEFICIARY:

AMOUNT:         $

At the request and for the account of                                 , (the “Account Party”), we hereby establish in your favor our Irrevocable Letter of Credit no.              in the amount of                              ($            ).

This Letter of Credit is issued with respect to that certain lease agreement, by and between you, as Landlord, and the Account Party, as Tenant. Said lease agreement, and any amendments or modifications thereof, is hereinafter referred to as the “Lease.” Our obligations under this Letter of Credit are solely as set forth herein and are completely independent of the obligations of the Account Party under the Lease. We do not undertake any obligation under the Lease, nor do we undertake any responsibility to ascertain any facts, or to take any other action, with respect to the Lease, and we acknowledge that our obligations under this Letter of Credit shall not be affected by any circumstance, claim or defense of any party as to the enforceability of the Lease or any dispute as to the accuracy of the Statement (as defined below). The references to the Lease in this Letter of Credit are solely to describe the required contents of the Statement.

Funds under this Letter of Credit are available to you against presentation of the following documents at our office at                                                                                                                                                                     prior to close of business on the expiration date set forth below.

1. The original of this Letter of Credit.

2. Your sight draft on us in an amount not exceeding the amount of this Letter of Credit (less sums previously paid by us hereunder) executed by the person executing the Statement and bearing the number of this Letter of Credit; and

3. A statement (the “Statement”) executed by a natural person, (a) stating that such person is your duly authorized representative and (b) requesting a draw under this Letter of Credit. [Note: This section to be formatted consistent with Section 5(c) of Exhibit F [Addendum] to the Lease]

Facsimile demands are permitted by the delivery to us of facsimile copies of the documents described in 1 through 3 above. Facsimile demands shall be sent to us at the following facsimile number                         . If a demand is made by facsimile, the original letter of credit is not required.

The expiration date of this Letter of Credit is                         , provided, however, that the expiration date of this Letter of Credit shall be automatically extended, without notice of amendment, for successive one (1) year periods, unless we give you written notice of our election not to extend the expiration date (“Notice of Non-Renewal”) not later than sixty (60) days prior to the date this Letter of Credit is scheduled to expire. A Notice of Non-Renewal shall be effective when actually delivered by certified mail, return receipt requested, or courier service to your address set forth above or such other address and/or person as you shall specify to us for such purpose by written notice received by us prior to the time the Notice of Non-Renewal is sent.

This Letter of Credit is transferable in its entirety through us. Multiple transfers shall be permitted. There will be no charge to Beneficiary or any transferee for the transfer of this Letter of Credit. We will honor complying drafts presented hereunder by a transferee (and cease to honor drafts presented hereunder by you) upon our receipt of the fully executed transfer form attached hereto as Exhibit 1. We will not reduce or curtail any terms or conditions of this Letter of Credit upon a transfer. Transfers of this Letter of Credit shall be on the terms of this Letter of Credit as the same may be amendment.

This Letter of Credit may be drawn upon in one or more drafts not exceeding in the aggregate, the amount available hereunder. Partial draws shall be permitted.

We hereby issue this Letter of Credit in your favor, and we hereby undertake to honor all drafts drawn under and in compliance with the terms of this Letter of Credit.

This Letter of Credit shall be governed by and construed in accordance with the Uniform Customs and Practices for Documentary Credits (          Revision) International Chamber of Commerce Publication 590 and, to the extent not inconsistent therewith, the laws of the State of                     .

Authorized Signature

EXHIBIT 1 to Letter of Credit

[TRANSFER FORM – to be provided by Bank]

Client#: 71591 IONAMER

ACORD™ CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY) 04/01/05

COVERAGES

INSR LTR	ADD'L INSRD	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS	
A		GENERAL LIABILITY X COMMERCIAL GENERAL LIABILITY CLAIMS MADE X OCCUR GEN'L AGGREGATE LIMIT APPLIES PER: X POLICY PRO-JECT LOC	57UENTL6315	06/30/04	06/30/05	EACH OCCURRENCE	$1,000,000
						DAMAGE TO RENTED PREMISES (Ea occurence)	$300,000
						MED EXP (Any one person)	$10,000
						PERSONAL & ADV INJURY	$1,000,000
						GENERAL AGGREGATE	$2,000,000
						PRODUCTS - COMP/OP AGG	$Excluded
		AUTOMOBILE LIABILITY ANY AUTO ALL OWNED AUTOS SCHEDULED AUTOS HIRED AUTOS NON-OWNED AUTOS				COMBINED SINGLE LIMIT (Ea accident)	$
						BODILY INJURY (Per person)	$
						BODILY INJURY (Per accident)	$
						PROPERTY DAMAGE (Per accident)	$
		GARAGE LIABILITY ANY AUTO				AUTO ONLY - EA ACCIDENT	$
						OTHER THAN AUTO ONLY: EA ACC	$
						AGG	$
B		EXCESS/UMBRELLA LIABILITY X OCCUR CLAIMS MADE DEDUCTIBLE RETENTION $	57XHUTM4167	04/15/05	04/15/06	EACH OCCURRENCE	$1,000,000
						AGGREGATE	$1,000,000
							$
							$
							$
C		WORKERS COMPENSATION AND EMPLOYERS' LIABILITY ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? If yes, describe under SPECIAL PROVISIONS below	WC5400392	07/10/04	07/10/05	X WC STATU-TORY LIMITS OTH-ER	
						E.L. EACH ACCIDENT	$1,000,000
						E.L. DISEASE - EA EMPLOYEE	$1,000,000
						E.L. DISEASE - POLICY LIMIT	$1,000,000
A		OTHER Business Personal Property Business Income	57UUMUL6558	06/28/04	06/28/05	$1,785,000 lim/$1k ded Special Form, R/C $315,000 limit	

CERTIFICATE HOLDER

CANCELLATION Ten Day Notice for Non-Payment of Premium

AUTHORIZED REPRESENTATIVE
Samuel [signature]

Client#: 71591 IONAMER ACORDTM CERTIFICATE OF LIABILITY INSURANCE PRODUCER Technology (650) 839-6000 ABD Insurance & Financial Services 305 Walnut Street Redwood City, CA 94063 THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. INSURERS AFFORDING COVERAGE NAIC# INSURED Ion America NASA Research Park, Bldg. 543 PO Box 97 Moffett Field, CA 94035 insurer a: Hartford Fire Insurance insurer b: Marketing Company insurer c: Granite State Insurance Company insurer d: insurer e: COVERAGES POLICY NUMBER policy effective DATE [MM/DD/YY] LIMITS POLICY EXPIRATION DATE (MM/DD/YY) 06/30/05 THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS. EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS LTR INSRD 57UENTL6315 06/30/04 EACH OCCURRENCE $1,000,000 TYPE OF INSURANCE DAMAGE TO RENTED PREMISES (Ea occurrence) $300.000 GENERAL LIABILITY med exp (Any one person) $10.000 COMMERCIAL GENERAL LIABILITY J CLAIMS MADE occur PERSONAL & ADV INJURY $1,000,000 GENERAL AGGREGATE $2,000,000 GEN’L AGGREGATE LIMIT APPLIES PER: POLICY PROJECT LOC PRODUCTS - COMP/OP agg $ Excluded EA ACC AGG AUTOMOBILE LIABILITY ANY AUTO ALL OWNED AUTOS SCHEDULED AUTOS HIRED AUTOS NON-OWNED AUTOS garage liability any AUTO COMBINED SINGLE LIMIT (Ea accident) BODILY INJURY (Per person) BODILY INJURY (Per accident) property damage (Per accident) AUTO ONLY - EA ACCIDENT OTHER THAN AUTO ONLY: $ $ $ $ $ $ $ EXCESS/UMBRELLA LABILITY OCCUR CLAIMS MADE 57XHUTM4167 04/15/05 04/15/06 EACH OCCURRENCE AGGREGATE $1,000,000 $1,000,000 $1,000,000 $1,000,000 $1,000,000 I deductible retention WORKERS COMPENSATION AND EMPLOYERS’ LIABILITY ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? If yes, describe under SPECIAL PROVISIONS below other Business Personal Property Business Income WC5400392 57UUMUL6558 07/10/04 06/28/04 07/10/05 06/28/05 $ other $ $ wc statuTORY LMITS E.L. EACH ACCIDENT E.L. DISEASE - EA EMPLOYEE E.L. DISEASE - POLICY LIMIT $1,785,000 lim/$1k ded Special Form, R/C $315,000 limit DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES / EXCLUSIONS ADDED BY ENDORSEMENT / SPECIAL PROVISIONS Re: 1252 Orleans Drive, Sunnyvale, CA. The realty Associates Fund III, L.P. is included as Additional Insured-Landlord for General Liability as respects above referenced leased location. (See Attached Descriptions) CERTIFICATE HOLDER CANCELLATION Ten Day Notice for Non-Payment of Premium The Realty Associates Fund II, c/o TA Associates Realty Attn: Asset Manager/Orleans 1301 Dove Street, Suite 860 Newport Beach, CA 92660 L.P. SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO DO SO SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES. AUTHORIZED REPRESENTATIVE ACORD 25 (2001/08) 1 of 3 #S666790/M666786 IONAMER J2P © ACORD CORPORATION 1988

IMPORTANT

If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

DISCLAIMER

The Certificate of Insurance on the reverse side of this form does not constitute a contract between the issuing insurer(s), authorized representative or producer, and the certificate holder, nor does it affirmatively or negatively amend, extend or alter the coverage afforded by the policies listed thereon.

ACORD 25-S (2001/08) 2 of 3	#S666790/M666786

DESCRIPTIONS (Continued from Page 1)

This insurance is primary except when the Excess Insurance provision applies. If this insurance is primary, our obligations are not affected unless any of the other insurance is also primary. Then, we will share with all that other insurance by the method described in the Method of Sharing provision.

AMS 25.3 (2001/08) 3 of 3	#S666790/M666786

1
2
3
4
5
6
7
8
9
10
11
A
B
C
D
INVENTORY
WORKSHOP
CORRIDOR
SYSTEM TESTING/
SYSTEM ASSEMBLY
OPEN
OFFICE
SHOWER
WOMEN
MEN
HALLWAY
CONFERENCE
EXERCISE
STOR.
TELE.
OFFICE
COPY/MAIL
LOBBY
BOARD
ROOM
PARTIAL FIRST FLOOR SPACE PLAN SIX

DESIGN
APH DESIGN, INC.

PROJECT:

ION AMERICA
1252 ORLEANS DRIVE
SUNNYVALE, CA

CLIENT:

ION AMERICA
NASA RESEARCH PARK
BLDG. 848, MOFFETT FIELD

SHEET TITLE:

PARTIAL FIRST FLOOR
SPACE PLAN SIX

SHEET NO.

SP.6A

OFFICE
CONFERENCE
COPY/MAIL
LOBBY
OPEN OFFICE
COFFEE
WOMEN
MEN
TELC.
STOR.
JAN.
VEST.
INVENTORY
ELEC.
BREAK-OUT
BOARD ROOM
CONF.
SYSTEM TESTING/ SYSTEM ASSEMBLY
FURNACE
PARTIAL FIRST FLOOR SPACE PLAN SEX

APM DESIGN, INC.

ION AMERICA

ION AMERICA

PARTIAL FIRST FLOOR SPACE PLAN SEX

SP.6B

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (the “First Amendment”) is entered into as of this 22nd day of April, 2005 by and between The Realty Associates Fund III, L.P., a Delaware limited partnership (“Landlord”), and Ion America Corporation, a Delaware corporation (“Tenant”), with reference to the following recitals.

RECITALS:

A. Landlord and Tenant have entered into a Standard Industrial Lease (the “Lease”) for that certain premises commonly known 1252 Orleans Drive, Sunnyvale, California.

B. Landlord and Tenant wish to amend the Lease on the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Ownership of FF&E. Section 2.2(b)(ii) of the Work Letter Agreement attached to the Lease as Exhibit E is hereby amended by adding the following to the end of Section 2.2(b)(ii):

“Notwithstanding anything to the contrary in the Lease and this Work Letter Agreement, the following items purchased by Tenant (whether or not purchased with funds from the Tenant Improvement Allowance pursuant to the terms of this Work Letter Agreement) shall be and remain the property of Tenant during the term of this Lease and after, and Tenant shall have the right to remove such items from the Premises at any time during the term of this Lease: (i) the FF&E purchased by Tenant pursuant to this section 2.2(b)(ii), (ii) the Generator acquired pursuant to paragraph 8 of Exhibit F of the Lease, and (iii) any other furniture, fixtures or equipment used for Tenant’s business and permitted to be acquired under the terms of this Work Letter Agreement with any portion of the Tenant Improvement Allowance (whether under section 2.2(b)(ii) or otherwise).”

2. Conflict. If there is a conflict between the terms and conditions of this First Amendment and the terms and conditions of the Lease, the terms and conditions of this First Amendment shall control. Except as modified by this First Amendment, the terms and conditions of the Lease shall remain in full force and effect. Capitalized terms included in this First Amendment shall have the same meaning as capitalized terms in the Lease unless otherwise defined herein.

3. Authority. The persons executing this First Amendment on behalf of the parties hereto represent and warrant that they have the authority to execute this First Amendment on behalf of said parties and that said parties have authority to enter into this First Amendment.

4. Counterparts. This First Amendment may be executed in counterparts. Each counterpart shall be deemed an original, and all counterparts shall be deemed the same instrument with the same effect as if all parties hereto had signed the same signature page.

IN WITNESS WHEREOF, the parties hereby execute this First Amendment as of the date first written above.

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LANDLORD

The Realty Associates Fund III, L.P., a Delaware limited partnership

By:	Realty Associates Fund III GP Limited Partnership, a Delaware limited partnership, its general partner

	By:	Realty Associates Fund III LLC, a Delaware limited liability company, its sole general partner

		By:	Realty Associates Fund III Trust, a Massachusetts business trust, sole Member

			By:	/s/ Scott W. Amling
				(Officer)	Scott W. Amling
Regional Director

By:	Realty Associates Fund III Texas Corporation, a Texas corporation, general partner

	By:	/s/ Scott W. Amling
(Officer) Scott W. Amling
Regional Director

TENANT Ion America Corporation, a Delaware corporation

By:	/s/ Rick Foreman

Rick Foreman
(print name)

Its:	Vice President, Finance & Admin
(print title)

By:	/s/ John Finn

John Finn
(print name)

Its:	Vice President, Technology Development
(print title)

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SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (the “Amendment”) is dated as of January 12, 2010, for reference purposes only, and is made between OAW Orleans 1252, LLC, a Delaware limited liability company (“Landlord”) as successor to The Realty Associates Fund III, L.P., a Delaware limited partnership and Bloom Energy Corporation, a Delaware corporation (“Tenant”), formerly known as Ion America Corporation, with reference to the following facts and circumstances, which are conclusively agreed between the parties:

A. Landlord and Tenant are parties to a lease dated for reference purposes as of April 5, 2005, as amended by a First Amendment to Lease dated as of April 22, 2005 (referred to herein collectively as the “Lease”), under which Landlord has leased to Tenant improved space comprising approximately 50,000 square feet, located at 1252 Orleans, Sunnyvale, California (the “Premises”). Landlord has succeeded to the interest of The Realty Associates Fund III, L.P., a Delaware limited partnership, and Tenant has attorned to and accepted OAW Orleans 1252, LLC, a Delaware limited liability company as the Landlord and owner of the Property. All capitalized words having an assigned meaning in the Lease shall continue to have such meaning in this Amendment unless explicitly modified.

B. The Lease currently expires on December 31, 2010. Landlord and Tenant wish to extend the Term of the Lease for an additional period of five (5) years, and to make other agreements modifying the Lease terms.

C. Landlord and Tenant have agreed to amend and change the Lease, and wish to document said amendments.

Now, therefore, in consideration of all of the foregoing facts and circumstances, and for good and valuable consideration, the receipt of which is acknowledged by each party, Landlord and Tenant agree to and do amend the Lease as follows:

1. Extension of Lease Term

The Lease Term is hereby extended for an additional five (5) years (the “Extended Term”). The Extended Term shall commence on January 1, 2011 and expire (unless sooner terminated under the provisions of the Lease) on December 31, 2015.

Second Amendment To Lease	Page 1

2. Base Rent Modified for Final Year of Existing Term; Base Rent Set for Extended Term.

The Monthly Base Rent for the period from January 1, 2010 through December 31, 2010 as set forth in Section 1.9 of the Lease is amended as follows: The amount set forth in the table below is substituted for and shall be the only binding statement of the Monthly Base Rent for such period. In addition, for the sixty (60) months of the Extended Term, Tenant shall pay Monthly Base Rent during the Extended Term as set forth in the following table.

Start Period		End Period	Per SF	SF Area	Monthly Base Rent
01/01/10	to	12/31/10	$1.00	50,000	$50,000.00
01/01/11	to	12/31/11	$1.05	50,000	$52,500.00
01/01/12	to	12/31/12	$1.15	50,000	$57,500.00
01/01/13	to	12/31/13	$1.20	50,000	$60,000.00
01/01/14	to	12/31/14	$1.25	50,000	$62,500.00
01/01/15	to	12/31/15	$1.30	50,000	$65,000.00

3. Continued Right to Extend Term of Lease Further

Tenant shall continue to have the Option to Extend set forth in Section 1 of Exhibit F, Addendum to Standard Industrial Lease. The extension option shall apply at the close of the Extended Term created hereby.

4. Non-Disturbance Agreement

Within 10 business days of execution of this Amendment, Tenant, Landlord, and Landlord’s lender will execute and deliver to Tenant a Subordination, Non-Disturbance, and Attornment Agreement (“SNDA”) in favor of Tenant on Landlord’s lender’s standard form, as attached hereto as Exhibit “A”

5. Tenant’s Right of First Offer for Additional Space

The Right of Offer set forth in Section 7 of Exhibit F to the Lease shall be replaced by the following provision, and shall be of no further force or effect.

A. Grant and Right of First Offer: Landlord hereby grants Tenant a right of first offer (the “ROFO”) to lease all or any part of the “First Offer Space”, which consists

Second Amendment To Lease	Page 2

of the Building located adjacent to the Premises and commonly known as 1306-1310 Orleans Drive, Sunnyvale, CA (“ROFO Property”), which is currently leased by Accuray, Inc., subject to any existing extension or renewal rights of Accuray, Inc., on the terms and provisions contained in this Paragraph. The ROFO Property is owned by OAW Orleans 1310, LLC, a Delaware limited liability company (the “ROFO Property Owner”). Concurrently with execution hereof, Landlord will obtain and provide the written agreement of the ROFO Property Owner to the provisions of this Section 5, to extend so long as the ROFO Property Owner is the owner of the ROFO Property.

B. Effective Period: The ROFO shall be available to Tenant if all or any part of the First Offer Space becomes available for lease at any time during remainder of the existing term of the Lease and the Extended Term (“Effective Period”).

C. Notice and Offer: If Landlord proposes to lease all or part of the First Offer Space at any time during the Effective Period, Landlord shall notify Tenant in writing (the “ROFO Notice”) of the availability of such space. The portion of the First Offer Space which Landlord proposes to lease is referred to herein as the “Offered Space.” Tenant shall have five (5) business days (the “Offer Period”) from the ROFO Notice within which to notify Landlord of its intent to lease the Offered Space.

D. Agreement: Tenant has ten (10) business days from Landlord’s giving the ROFO Notice to reach an agreement with Landlord in regard to the leasing of the Offered Space. If no such agreement is reached in that time, Landlord is free to deal with the Offered Space at its sole discretion thereafter, without further offering to Tenant. Neither Landlord nor Tenant shall be bound to agree to or accept any terms and conditions for such lease except those which each party, in its sole discretion, wishes to agree to. No agreement for the lease of Offered Space shall be binding unless and until a full and formal Lease, prepared and reviewed by Landlord’s counsel, has been executed by both Landlord and Tenant.

E. Non-Assignability; Termination: The right granted to Tenant in this Paragraph is personal to Tenant, and may not be assigned by Tenant to any third party (except for an Affiliate, as defined in Section 16.8 of the Lease), either alone or in conjunction with an assignment of this Lease or a sublease of all or any part of the Premises, and either voluntarily or by operation of law. The rights granted to Tenant under this paragraph shall terminate upon the earliest of the following to occur: (i) the expiration or earlier termination of the Lease; (ii) any assignment by Tenant of its interest in this Lease (except an assignment to an Affiliate); (iii) any subletting by Tenant of substantially all of the Premises for substantially all of the remainder of the Lease Term; (iv) the termination of this ROFO by default as set forth in Subparagraph F below, or (v) as to any Offered Space, when Tenant has had the above granted right to make an offer and either failed to make an offer or Landlord did not accept the offer.

Second Amendment To Lease	Page 3

Once Landlord has given a single ROFO Notice on particular Offered Space, Landlord shall have no further duties in regard to that space for the remaining term of the Lease and any extensions.

F. Termination By Default: The rights of Tenant under this Paragraph to notice or negotiation shall not be effective at any time when Tenant is in default under a financial or material provision of this Lease beyond any applicable cure period provided in this Lease.

G. Termination by Sale: Landlord shall have the right to sell the Premises, and the ROFO Property Owner shall have the right to sell the ROFO Property at any time. If the ROFO Property Owner sells or transfers the ROFO Property or Landlord sells or transfers the Premises, the ROFO and other terms and provisions set forth in Section 5.A. to 5.F. shall be of no further force or effect and Tenant shall have no further right of offer to lease space in the ROFO Property. In both above cases, “transfer” includes an involuntary transfer of the Premises. Further, the ROFO shall not bind any receiver who takes possession and control of the Premises or the ROFO Property.

6. Continuing Obligation

Except as expressly set forth in this Amendment, all terms and conditions of the Lease remain in full force and effect, and all terms and conditions of the Lease are incorporated herein as though set forth at length. However, any and all provisions set forth in the Lease pursuant to which the Landlord was to construct any improvements to the Premises or to grant any free rent or rent concessions, are hereby deleted. Tenant agrees to accept the Premises “AS-IS”, with all faults as of the first day of the Extended Term.

7. Effect of Amendment

This Amendment modifies the Lease. In the event of any conflict or discrepancy between the Lease and/or any other previous documents between the parties and the provisions of this Amendment, then the provisions of this Amendment shall control. Except as modified herein, the Lease shall remain in full force and effect.

8. Authority

Each individual executing this Amendment on behalf of Tenant represents and warrants that he or she is duly authorized to and does execute and deliver this Amendment pursuant to express authority from Tenant pursuant to and in accordance with the By-Laws and the other organic documents of the corporation.

Second Amendment To Lease	Page 4

9. Brokerage Commissions

Landlord will pay Jones Lang LaSalle a commission on this transaction pursuant to the separate written agreement between Landlord and said broker. Other than this relationship, neither party has been represented by a real estate broker in regard to the transaction represented by this Amendment, and no brokerage commissions or finder’s fees are due in regard to the transaction. Tenant will hold Landlord harmless and indemnify Landlord against any claim, loss, or damage, including reasonable attorney’s fees, in regard to a brokerage commission or finder’s fee claim by a broker or finder under contract with or working with Tenant. Landlord will hold Tenant harmless and indemnify Tenant against any claim, loss, or damage, including reasonable attorney’s fees, in regard to a brokerage commission or finder’s fee claim by a broker or finder under contract with or working with Landlord.

10. Entire Agreement

The Lease, as modified by this Amendment, constitutes and contains the entire agreement between the parties in regard to the real property leased pursuant to the Lease, and there are no binding agreements or representations between the parties except as expressed herein. Tenant and Landlord each acknowledge that neither Landlord nor nor Tenant, nor Landlord’s Agents nor Tenant’s agents have made any legally binding representations or warranties as to any matter except for such matters which are expressly set forth herein, including any representations or warranties relating to the condition of the Premises or the improvements thereto or the suitability of the Premises or the Project for Tenant’s business.

11. Confidentiality

Landlord and Tenant agree that all matters relating to the terms and provisions of the Lease and this Amendment shall be, and will remain, confidential and private between them, and that such matters will not be disclosed except under the following circumstances: To their attorneys or financial advisors in confidence; to their respective accountants and/or tax preparers in confidence as necessary for tax filings; in any public disclosure that may be required in connection with any public stock offering; or in confidence to bona-fide third parties as part of such third parties’ normal due diligence procedures in connection with a potential financing or acquisition transaction. The parties will instruct and require their respective brokers to keep the terms and provisions hereof in confidence.

Second Amendment To Lease	Page 5

LANDLORD

OAW Orleans 1252, LLC, a Delaware limited liability company

By:	OAW Orleans, LLC, a Delaware limited liability company

By:	OA Orleans Investor, LLC, a Delaware limited liability company, its Manager

By: Orchard AEW Fund I, LLC, a Delaware limited liability company, its Manager

By:	Orchard A Investor, LLC, a California limited liability company, its Operating Member

By:	/s/ Michael J. Biggar
Michael J. Biggar, Manager

Dated:	January 12, 2010

TENANT

Bloom Energy Corporation, a Delaware corporation

By:	/s/ KR Sridhar
KR Sridhar, Chief Executive Officer

By:	/s/ William Kurtz
William Kurtz, Chief Financial Officer

Dated:	January 12, 2010

Second Amendment To Lease	Page 6 of 6

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Third Amendment”) is made as of April 30, 2015, by and between 1252 AND 1310 ORLEANS INVESTORS, LLC, a Delaware limited liability company (“Landlord”), and BLOOM ENERGY CORPORATION, a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are now parties to that certain Standard Industrial Lease dated as of April 5, 2005, as amended by that certain First Amendment to Lease dated as of April 22, 2005, and as further amended by that certain Second Amendment to Lease dated as of January 12, 2010 (“Second Amendment”) (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises consisting of approximately 50,000 rentable square feet (“Premises”) in a building located at 1252 Orleans, Sunnyvale, California. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. The Lease Term is scheduled to expire on December 31, 2015.

C. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, extend the term of the Lease through December 31, 2020 (“Third Amendment Expiration Date”).

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Term. The term of the Lease is hereby extended through the Third Amendment Expiration Date. Except as otherwise expressly provided in this Third Amendment, Tenant’s occupancy of the Premises through the Third Amendment Expiration Date shall be on an “as-is” basis and Landlord shall have no obligation to make any alterations to the Premises. Notwithstanding anything to the contrary contained in the Lease, Tenant shall have no right to extend the term of the Lease beyond the Third Amendment Expiration Date.

2.	Monthly Base Rent. Tenant shall continue to pay Monthly Base Rent as set forth in the Lease through December 31, 2015. Commencing on January 1, 2016, Tenant shall pay a Monthly Base Rent (in addition to any additional amounts due under the Lease) in the amount of $2.10 per rentable square foot of the Premises per month on a triple net basis. Monthly Base Rent shall be increased on January 1, 2017, and on each subsequent January 1st during the term (each, an “Adjustment Date”) by multiplying the Monthly Base Rent payable immediately before such Adjustment Date by 3% and adding the resulting amount to the Monthly Base Rent payable immediately before such Adjustment Date.

Period	Base Rent per square foot per month	Base Rent per month
Months 1-12	$2.10 NNN	$105,000.00
Months 13-24	$2.16 NNN	$108,150.00
Months 25-36	$2.23 NNN	$111,394.50
Months 37-48	$2.29 NNN	$114,736.34
Months 49-60	$2.36 NNN	$118,178.43

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3.	Tenant Improvement Allowance. After the mutual execution and delivery of this Third Amendment by the parties, Landlord shall make available to Tenant a tenant improvement allowance of up to $6.50 per rentable square foot of the Premises, or $325,000 in the aggregate (the “TI Allowance”) for the design, construction and/or installation of cosmetic improvements to the Premises desired by and performed by Tenant and which improvements shall be of a fixed and permanent nature, and shall be constructed pursuant to space plans mutually approved by Landlord and Tenant (the “Tenant Improvements”). The TI Allowance shall be available only for the design, construction and/or installation of the Tenant Improvements. Tenant acknowledges that upon the expiration of the term of the Lease, the Tenant Improvements shall become the property of Landlord and may not at any time be removed by Tenant. The TI Allowance shall not be used to purchase any furniture, personal property or other non-Building system materials or equipment. Except for the TI Allowance, Tenant shall be solely responsible for all of the costs of the Tenant Improvements. The Tenant Improvements shall be treated as Alterations and shall be undertaken pursuant to Section 13 of the original Lease; provided, however, that in no event shall any portion of the Tenant Improvements constitute Permitted Alterations. Notwithstanding anything to the contrary contained in the Lease, Landlord shall receive a construction management fee in connection with the Tenant Improvements in the amount equal to 3% of the cost of the Tenant Improvements, which Fee shall be payable out of the TI Allowance and subject to the cap provided for in Section 13.1 of the original Lease. The contractor(s) for the Tenant Improvements shall be selected by Tenant, subject to Landlord’s approval, which approval shall not be unreasonably withheld. The Landlord hereby consents and approves the use of McLarney Construction for Tenant Improvements. Prior to the commencement of construction of the Tenant Improvements, Tenant shall deliver to Landlord a copy of its contract(s) with Tenant’s contractor(s), and certificates of insurance from any contractor(s) performing any part of the Tenant Improvements evidencing industry standard commercial general liability, automotive liability, “builder’s risk”, and workers’ compensation insurance. Tenant shall cause its contractor(s) to provide a certificate of insurance naming Landlord and Landlord’s lender (if any) as additional insureds for the contractor(s)’ liability coverages required above.

During the course of design and construction of the Tenant Improvements, Landlord shall reimburse Tenant for the cost of the Tenant Improvements once a month against a draw request in Landlord’s standard form, containing evidence of payment of the applicable costs and such certifications, lien waivers (including a conditional lien release for each progress payment and unconditional lien releases for the prior month’s progress payments), inspection reports and other matters as Landlord customarily and reasonably obtains, to the extent of Landlord’s approval thereof for payment, no later than 30 days following receipt of such draw request. Upon completion of the Tenant Improvements (and prior to any final disbursement of the Improvements Allowance), Tenant shall deliver to Landlord the following items: (i) sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant Improvements and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for the Tenant Improvements. The TI Allowance shall only be available for use by Tenant for the construction of the Tenant Improvements until the date that is 12 months after the mutual execution and delivery of this Third Amendment by the parties, and any portion of the TI Allowance which has not been disbursed by Landlord on or before such date shall be forfeited and shall not be available for use by Tenant.

4.	Right of First Offer. As of the date of this Third Amendment, Section 5 of the Second Amendment is hereby null and void and of no further force or effect, and Tenant shall have no right to expand the Premises.

5.	Disclosure. For purposes of Section 1938 of the California Civil Code, as of the date of this Third Amendment, Tenant acknowledges having been advised by Landlord that the Project has not been inspected by a certified access specialist.

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6.	OFAC. Tenant, and all beneficial owners of Tenant, are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the Term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

7.	Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (“Broker”) in connection with the transaction reflected in this Third Amendment and that no Broker brought about this transaction, other than CBRE and Jones Lang LaSalle. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker, other than CBRE and Jones Lang LaSalle, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

8.	Miscellaneous.

a. This Third Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Third Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b. This Third Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

c. This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Third Amendment attached thereto.

d. Signatures of this Third Amendment transmitted via electronic mail (*.pdf or similar file types) shall be valid and effective to bind the party so signing. Tenant agrees to promptly deliver to Landlord an execution original to this Third Amendment with its actual signature, but a failure by Tenant to do so shall not affect the enforceability of this Third Amendment, it being expressly agreed that each party to this Third Amendment shall be bound by its own electronically mailed signature in all instances and shall accept the electronically mailed signature of the other party to this Third Amendment.

e. Except as amended and/or modified by this Third Amendment, the Lease is hereby ratified and confirmed and all other terms and provisions of the Lease shall remain in full force and effect, unaltered and unchanged by this Third Amendment. In the event of any conflict between the terms and provisions of this Third Amendment and the terms and provisions of the Lease, the terms and provisions of this Third Amendment shall prevail. Whether or not specifically amended by this Third Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Third Amendment.

[Signatures are on the next page]

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IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day and year first above written.

LANDLORD:	1252 AND 1310 ORLEANS INVESTORS, LLC,
a Delaware limited liability company

	By:	CBRE Global Investors Creative Office Investments, LLC, a Delaware limited liability company Its Member

By:
		Name:	Brian Ma
		Title:	Authorized Signatory

TENANT:	BLOOM ENERGY CORPORATION,
a Delaware corporation

By:
	Its:	CFO

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Please note that the terms “Seller” and “Buyer” are defined by the CA Civil Code to include a lessor and lessee, respectively.

This form must be delivered before or concurrently with the signing of the purchase and sale contract (or lease). In lieu of this form, such confirmation may also be set forth in the purchase and sale contract (or lease).

REPRESENTATION CONFIRMATION

Date:	April 27, 2015
Seller/Lessor:	1252 and 1310 Orleans Investors, LLC
Buyer/Lessee:	Bloom Energy Corporation
Property Name:
Street Address, City, State:	1252 Orleans Drive, Sunnyvale, CA 94089
Further described as:	±50,000 rentable square feet

A real estate agent, either acting directly or through one or more associate licensees, can legally be the agent of both the Seller and the Buyer in a transaction, but only with the knowledge and consent of both the Seller and the Buyer. In a dual agency situation, the agent has the following affirmative obligations to both the Seller and the Buyer:

(a)	A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either the Seller or the Buyer.

(b)	Other duties to the Seller and the Buyer as stated above in their respective sections.

In representing both Seller and Buyer, the agent may not, without the express permission of the respective party, disclose to the other party that the Seller will accept a price less than the listing price or that the Buyer will pay a price greater than the price offered. The above duties of the agent in a real estate transaction do not relieve a Seller or Buyer from the responsibility to protect his or her own interests. You should carefully read all agreements to assure that they adequately express your understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional. Throughout your real property transaction you may receive more than one disclosure form, depending upon the number of agents assisting in the transaction. The law requires each agent with whom you have more than a casual relationship to present you with this disclosure form. You should read its contents each time it is presented to you, considering the relationship between you and the real estate agent in your specific transaction

Jeff Houston / CBRE	is the Agent of (check one)
Name of Listing Agent

the seller exclusively; or ☐ both the buyer and seller.

Steve Levere, Jones Lang LaSalle /s/ Steve Levere	is the Agent of (check one)
Name of Selling Agent (Procuring Broker) if not the same as the Listing Agent the buyer exclusively; or ☐ the seller exclusively; or ☐ both the buyer and seller.

SELLER/LESSOR		BUYER/LESSEE

BY:	/s/ Brian Ma	BY:	/s/ Randy Furr

PRINT NAME:	Brian Ma	PRINT NAME:	Randy Furr

TITLE:	CBRE, Global Investments, Director	TITLE:	CFO

September 2014

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (this “Fourth Amendment”) is made as of December 7, 2015, by and between 1252 AND 1310 ORLEANS INVESTORS, LLC, a Delaware limited liability company (“Landlord”), and BLOOM ENERGY CORPORATION, a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are now parties to that certain Standard Industrial Lease dated as of April 5, 2005, as amended by that certain First Amendment to Lease dated as of April 22, 2005, as further amended by that certain Second Amendment to Lease dated as of January 12, 2010, and as further amended by that certain Third Amendment to Lease dated as of April 30, 2015 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises consisting of approximately 50,000 rentable square feet (“Premises”) in a building located at 1252 Orleans, Sunnyvale, California. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. The Term is scheduled to expire on December 31, 2020.

C. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, allow Tenant to terminate the Term as of December 31, 2018.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Termination Right. Tenant shall have the one-time right, subject to the provisions of this Section 1, to terminate the Term of the Lease (“Termination Right”) with respect to the entire Premises only effective as of December 31, 2018 (the “Early Termination Date”), by delivery to Landlord of prior written notice of such election to terminate the Term of the Lease (the “Termination Notice”) on or before June 30, 2018. If Tenant timely and properly exercises the Termination Right, (a) Tenant shall continue to pay Base Rent, Operating Expenses and all other amounts due under the Lease through the Early Termination Date, (b) Tenant shall vacate the Premises and deliver possession thereof to Landlord in the condition required by the terms of the Lease on or before the Early Termination Date, and (c) Tenant shall have no further obligations under the Lease except for those accruing prior to the Early Termination Date and those which, pursuant to the terms of the Lease, survive the expiration or early termination of the Lease. If Tenant does not deliver to the Termination Notice to Landlord within the time period provided in this paragraph, Tenant shall be deemed to have waived its Termination Right and the provisions of this Section 1 shall have no further force or effect.

2.	Disclosure. For purposes of Section 1938 of the California Civil Code, as of the date of this Fourth Amendment, Tenant acknowledges having been advised by Landlord that the Project has not been inspected by a certified access specialist.

3.	OFAC. Tenant, and all beneficial owners of Tenant, are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the Term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

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4.	Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (“Broker”) in connection with the transaction reflected in this Fourth Amendment and that no Broker brought about this transaction, other than CBRE and Jones Lang LaSalle. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker, other than CBRE and Jones Lang LaSalle, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

5.	Miscellaneous.

a. This Fourth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Fourth Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b. This Fourth Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

c. This Fourth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Fourth Amendment attached thereto.

d. Signatures of this Fourth Amendment transmitted via electronic mail (*.pdf or similar file types) shall be valid and effective to bind the party so signing. Tenant agrees to promptly deliver to Landlord an execution original to this Fourth Amendment with its actual signature, but a failure by Tenant to do so shall not affect the enforceability of this Fourth Amendment, it being expressly agreed that each party to this Fourth Amendment shall be bound by its own electronically mailed signature in all instances and shall accept the electronically mailed signature of the other party to this Fourth Amendment.

e. Except as amended and/or modified by this Fourth Amendment, the Lease is hereby ratified and confirmed and all other terms and provisions of the Lease shall remain in full force and effect, unaltered and unchanged by this Fourth Amendment. In the event of any conflict between the terms and provisions of this Fourth Amendment and the terms and provisions of the Lease, the terms and provisions of this Fourth Amendment shall prevail. Whether or not specifically amended by this Fourth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Fourth Amendment.

[Signatures are on the next page]

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IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the day and year first above written.

LANDLORD:	1252 AND 1310 ORLEANS INVESTORS, LLC,
a Delaware limited liability company

	By:	CBRE Global Investors Creative Office Investments, LLC, a Delaware limited liability company Its Member

	By:	/s/ Derek Landry
TENANT:	Name:	Derek Landry
	Title:	Authorized Signatory
a Delaware corporation

	By:	/s/ Randy Furr
	Its:	CFO, Randy Furr

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